Execution Version

Birkenstock Group B.V. & Co. KG,
as Issuer

The Guarantors named herein

Senior Notes

__________________

SENIOR NOTES INDENTURE

Dated as of June 19, 2026
__________________

GLAS Trust Company LLC,
as Trustee

and

GLAS Trust Company LLC,
as Principal Paying Agent, Transfer Agent and Registrar

______________________________________________________________________________

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE 1

Section 1.01 Definitions 1

Section 1.02 Other Definitions 56

Section 1.03 Rules of Construction 57

ARTICLE 2 THE NOTES 58

Section 2.01 Form and Dating 58

Section 2.02 Execution and Authentication 60

Section 2.03 Registrar and Paying Agent 61

Section 2.04 Paying Agent to Hold Money 62

Section 2.05 Holder Lists 62

Section 2.06 Transfer and Exchange 63

Section 2.07 Replacement Notes 74

Section 2.08 Outstanding Notes 74

Section 2.09 Acts by Holders 75

Section 2.10 Temporary Notes 75

Section 2.11 Cancellation 75

Section 2.12 Defaulted Interest 76

Section 2.13 Additional Amounts 76

Section 2.14 Currency Indemnity and Calculation of

Euro-Denominated Restrictions 79

Section 2.15 Agents 80

ARTICLE 3 REDEMPTION AND PREPAYMENT 81

Section 3.01 Notices to Trustee 81

Section 3.02 Selection of Notes to Be Redeemed or Purchased 82

Section 3.03 Notice of Redemption 82

Section 3.04 Effect of Notice of Redemption 83

Section 3.05 Deposit of Redemption or Purchase Price 84

Section 3.06 Notes Redeemed or Purchased in Part 85

Section 3.07 Mandatory Redemption or Sinking Fund 85

Section 3.08 Redemption for Taxation Reasons 85

ARTICLE 4 COVENANTS 86

Section 4.01 Payment of Notes 86

Section 4.02 Reports 87

Section 4.03 Compliance Certificates 89

Section 4.04 Suspension of Guarantees on Achievement of

Investment Grade Status 89

Section 4.05 Limitation on Liens 90

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Section 4.06 Change of Control 90

Section 4.07 Limitation on Guarantees of Indebtedness 92

Section 4.08 Financial and Other Calculations 93

ARTICLE 5 SUCCESSORS 98

Section 5.01 Merger and Consolidation 98

ARTICLE 6 DEFAULTS AND REMEDIES 100

Section 6.01 Events of Default 100

Section 6.02 Acceleration 102

Section 6.03 Other Remedies 104

Section 6.04 Waiver of Past Defaults 104

Section 6.05 Control by Majority 105

Section 6.06 Limitation on Suits 105

Section 6.07 Rights of Holders to Receive Payment 106

Section 6.08 Collection Suit by Trustee 106

Section 6.09 Trustee May File Proofs of Claim 106

Section 6.10 Priorities 107

Section 6.11 Undertaking for Costs 107

Section 6.12 Stay, Extension and Usury Laws 107

Section 6.13 Enforcement by Holders 108

ARTICLE 7 THE TRUSTEE AND AGENTS 108

Section 7.01 Duties of Trustee 108

Section 7.02 Rights of Trustee 109

Section 7.03 Individual Rights of Trustee and Agents 112

Section 7.04 Trustee’s Disclaimer 112

Section 7.05 Notice of Defaults 113

Section 7.06 Compensation and Indemnity 113

Section 7.07 Replacement of Trustee 114

Section 7.08 Successor Trustee or Agent by Merger, Etc 115

Section 7.09 Eligibility; Disqualification 115

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE 115

Section 8.01 Option to Effect Legal Defeasance or

Covenant Defeasance 115

Section 8.02 Legal Defeasance and Discharge 115

Section 8.03 Covenant Defeasance 116

Section 8.04 Conditions to Legal Defeasance or Covenant

Defeasance 117

Section 8.05 Deposited Money and Government Securities to

be Held in Trust; Other Miscellaneous Provisions 117

Section 8.06 Repayment to the Issuer 118

Section 8.07 Reinstatement 118

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ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER 119

Section 9.01 Without Consent of Holders. 119

Section 9.02 With Consent of Holders 120

Section 9.03 Revocation and Effect of Consents 122

Section 9.04 Notation on or Exchange of Notes 122

Section 9.05 Trustee to Sign Amendments, etc 123

ARTICLE 10 SATISFACTION AND DISCHARGE 123

Section 10.01 Satisfaction and Discharge 123

Section 10.02 Application of Trust Money 125

ARTICLE 11 GUARANTEES 125

Section 11.01 Guarantees 125

Section 11.02 Limitation on Liability 126

Section 11.03 Limitations Applicable to Certain Guarantors 127

Section 11.04 Successors and Assigns 135

Section 11.05 No Waiver 136

Section 11.06 Modification 136

Section 11.07 Execution of Supplemental Indenture for Future

Guarantors 136

Section 11.08 No Notation Required 136

Section 11.09 Release of Note Guarantees 137

ARTICLE 12 [Reserved] 138

ARTICLE 13 [Reserved] 138

ARTICLE 14 MISCELLANEOUS 138

Section 14.01 Notices 138

Section 14.02 Communications 139

Section 14.03 Certificate and Opinion as to Conditions Precedent. 140

Section 14.04 Statements Required in Certificate or Opinion 140

Section 14.05 Rules by Trustee and Agents 140

Section 14.06 No Personal Liability of Directors, Managers,

Officers, Employees and Stockholders 140

Section 14.07 Governing Law 140

Section 14.08 No Adverse Interpretation of Other Agreements 141

Section 14.09 Successors 141

Section 14.10 Severability 141

Section 14.11 Counterpart Originals 141

Section 14.12 Table of Contents, Headings, etc 141

Section 14.13 Submission to Jurisdiction; Appointment of Agent 141

Section 14.14 Power of Attorney 142

Section 14.15 Prescription 142

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Section 14.16 USA Patriot Act. 142

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EXHIBITS

Exhibit A FORM OF NOTE

Exhibit B FORM OF CERTIFICATE OF TRANSFER

Exhibit C FORM OF CERTIFICATE OF EXCHANGE

Exhibit D FORM OF SUPPLEMENTAL INDENTURE

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THIS SENIOR NOTES INDENTURE (this “Indenture”), dated as of June 19, 2026, among Birkenstock Group B.V. & Co. KG, a limited liability partnership (Kommanditgesellschaft) organized under the laws of Germany, with business address at Burg Ockenfels, 53545 Linz am Rhein, Germany, and registered with the commercial register of the local court (Amtsgericht) of Montabaur under registration number HRA 22603 (the “Issuer”), the Guarantors named herein, GLAS Trust Company LLC, as trustee (in such capacity, the “Trustee”), paying agent (in such capacity, the “Principal Paying Agent”), transfer agent (in such capacity, the “Transfer Agent”) and as registrar (in such capacity, the “Registrar”).

Each party agrees as follows for the benefit of each other and for the other parties and for the equal and ratable benefit of the Holders of the Issuer’s euro-denominated 4.500% Senior Notes due 2033 (the “Notes”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01
Definitions
“144A Global Note” means a 144A Global Note that will be issued in an initial amount equal to the aggregate principal amount of the Notes initially resold in reliance on Rule 144A, substantially in the form of Exhibit A hereto, and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 and Section 2.06.
“Acceptable Bank” means:
(a)
a bank or financial institution which has a long term unsecured credit rating of at least BBB by S&P or Fitch or at least Baa3 by Moody's or a comparable rating from an internationally recognized credit rating agency, or any bank or financial institution which (having previously satisfied such requirement) ceases to satisfy the foregoing ratings requirement for a period of not more than three months;
(b)
any finance party under the Term and Revolving Facilities Agreement or any Affiliate of a finance party under the Term and Revolving Facilities Agreement;
(c)
any other bank or financial institution on the approved list under the Term and Revolving Facilities Agreement or which otherwise provides banking services to the Group and is notified in writing to the SFA Agent on or before the Issue Date; and
(d)
any other bank or financial institution approved by the SFA Agent (acting reasonably) or providing banking services to a business or entity acquired by a member of the Group, provided that such services are terminated and moved to a bank or financial institution falling under another limb of this definition within six months of completion of the relevant acquisition.
“Acceptable Nation” means Australia, Canada, any member state of the EU, Japan, Switzerland, the UK, the US, or any other state, country or sub-division of a country which has a rating for its short-term unsecured and noncredit-enhanced debt obligations of

A-1 or higher by S&P or F1 or higher by Fitch or P-1 or higher by Moody’s or by an instrumentality or agency of any such government having an equivalent credit rating.
“Accounting Principles” means, in respect of any member of any Financial Reporting Group, at its election, IFRS, International Financial Reporting Standards (formerly International Accounting Standards) endorsed from time to time by the International Accounting Standards Board (or any variation thereof), or generally accepted accounting principles in its jurisdiction of incorporation, in each case to the extent applicable to the relevant financial statements and as applied by such Financial Reporting Entity or that member of the Financial Reporting Group from time to time.
“Accounting Reference Date” means September 30, or otherwise, the accounting reference date of the relevant Financial Reporting Entity.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, co-Registrar, Transfer Agent, Paying Agent or additional paying agent.
“Agreed Security Principles” means the agreed security principles appended to the Term and Revolving Facilities Agreement, as applied mutatis mutandis with respect to the Notes in good faith by the Issuer.
“Applicable Metric” means any Incurrence-based permission, test, basket or threshold in any Note Document (including any financial definition or component thereof and any test, basket or threshold or permission based on the calculation of Consolidated EBITDA, LTM EBITDA, or any Default, Event of Default or other relevant breach of this Indenture).
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary with respect thereto that apply to such transfer or exchange.
“Applicable Reporting Date” means, as at any date of determination, at the Parent Guarantor’s or the Issuer’s election (which election the Parent Guarantor or the Issuer may revoke and re-make at any time and from time to time):
(e)
the last day of the most recent fiscal quarter in respect of which a report or financial statements have been delivered pursuant to Section 4.02(a)(1) or Section 4.02(a)(2) with such Applicable Metric determined by reference to such report or financial statements, whichever is more recent; or
(f)
the last day of the most recently completed Relevant Period for which the Group has sufficient available information to be able to determine such Applicable Metric, with such Applicable Metric determined by reference to such available information.

“Applicable Test Date” means the Applicable Transaction Date or, at the Parent Guarantor’s or the Issuer’s election (which election the Parent Guarantor or the Issuer may revoke and re-make at any time and from time to time), the Applicable Reporting Date prior to any Applicable Transaction Date.
“Applicable Transaction” means any investment, acquisition, disposition, sale, merger, joint venture, consolidation or other business combination transaction, Incurrence, Change of Control Trigger Event, assumption, commitment, issuance, repayment, repurchase or refinancing of Indebtedness (including for the avoidance of doubt an additional facility under the Term and Revolving Facilities Agreement), Disqualified Stock or Preferred Stock and the use of proceeds thereof, any creation of a Lien or any other transaction for which an Applicable Metric falls to be determined; provided that, if any such transaction (the “first transaction”) is being effected in connection with another such transaction (the “second transaction”), the second transaction shall also be an Applicable Transaction with respect to the first transaction.
“Applicable Transaction Date” means, in relation to any Applicable Transaction, at the Parent Guarantor’s or the Issuer’s election (which election the Parent Guarantor or the Issuer may revoke and re-make at any time and from time to time):
(g)
the date of any letter, definitive agreement, instrument, put option, scheme of arrangement or similar arrangement in relation to such Applicable Transaction (unilateral, conditional or otherwise);
(h)
the date that any commitment, offer, announcement, communication or declaration (unilateral, conditional, or otherwise) with respect to such Applicable Transaction is made or received;
(i)
the date that any notice, which may be revocable or conditional, of any repayment, repurchase or refinancing of any relevant Indebtedness is given to the holders of such Indebtedness;
(j)
the date of consummation, Incurrence, payment or receipt of payment in respect of the Applicable Transaction;
(k)
any other date determined in accordance with this Indenture; or
(l)
any other date relevant to the Applicable Transaction determined by the Parent Guarantor or the Issuer in good faith.
“Associate” means (i) any person engaged in a Similar Business of which the Parent Guarantor or the Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Parent Guarantor or any Subsidiary.
“Authority” means The International Stock Exchange Authority Limited.
“Bankruptcy Law” means, in respect of any person, the law of any applicable jurisdiction accepting jurisdiction in respect of the bankruptcy, insolvency, receivership, winding up, liquidation or relief of debtors in respect of such person and, in respect of any Guarantor incorporated in Luxembourg, the laws of the Grand Duchy of Luxembourg relating to the state of cessation de paiements or the loss of commercial creditworthiness (ébranlement de credit), the opening of bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), moratorium or reprieve from payment (sursis de paiement), general settlement with creditors, judicial reorganisation (réorganisation judiciaire), reorganisation by amicable agreement (réorganisation par accord amiable) or similar laws affecting the rights of creditors generally.
“Board of Directors” means:
(m)
with respect to the Parent Guarantor or any company or corporation, the board of directors or managers, as applicable, of that company or corporation, or any duly authorized committee thereof;
(n)
with respect to any limited liability company, the sole member, sole manager, board of managers or other governing body, as applicable, of that limited liability company, or any duly authorized committee thereof;
(o)
with respect to the Issuer, or any partnership, the board of directors or other governing body of the general partner of that partnership or any duly authorized committee thereof, except if a manager or a board of managers have been appointed in accordance with the constitutional documents of such partnership, in which case clause (a) above shall apply; and
(p)
with respect to any other person, the board or any duly authorized committee of that person serving a similar function.

Whenever any provision of this Indenture requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors or equivalent (excluding employee representatives, if any) on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting (or equivalent) or as a formal board approval (or equivalent)). The obligations of the “Board of Directors” under this Indenture may be exercised by the Board of Directors of the Issuer, the Parent Guarantor or any Financial Reporting Entity, including, in each case, its successors and assigns.

“Birkenstock Group” means ListCo and its Subsidiaries.
“Birkenstock US” means Birkenstock US BidCo, Inc., a corporation under the laws of the state of Delaware.
“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in (i) Frankfurt am Main, Germany, (ii) Luxembourg, Grand Duchy of Luxembourg, (iii) London, United Kingdom or (iv) New York City, New York, United States are authorized or required by law to close.
“Capital Stock” of any person means any and all shares of, rights to purchase or acquire, warrants, options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of such person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of the Accounting Principles. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of the Accounting Principles, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Cash Equivalent Investments” means, at any time when held by a member of the Group, any Cash Equivalents, Temporary Cash Investments or Investment Grade Securities and (without double counting):
(q)
debt securities or other investments in marketable debt obligations issued or guaranteed by an Acceptable Nation or any agency thereof and having not more than one year to final maturity;
(r)
certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;
(s)
any investment in marketable debt obligations issued or guaranteed by any government of any Acceptable Nation, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;
(t)
commercial paper not convertible or exchangeable to any other security:
(i)
for which a recognized trading market exists;
(ii)
which matures within one year after the relevant date of calculation; and
(iii)
which has a credit rating of either “A-1” or higher by S&P or “F1” or higher by Fitch or “P-1” or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its short term unsecured and non-credit enhanced debt obligations, an equivalent rating;
(u)
bills of exchange issued in any Acceptable Nation or, in each case, any agency thereof and eligible for rediscount at the relevant central bank and accepted by a bank (or their dematerialized equivalent);
(v)
any investment which:
(i)
is an investment in money market funds:
(A)
with a credit rating of either “A-1” or higher by S&P or “F1” or higher by Fitch or “P-1” or higher by Moody’s; or
(B)
which invests substantially all their assets in securities of the types described in clauses (a) to (e) above;

(ii)
is any other money market investment (including repurchase agreements) and substantially all of the assets or collateral in respect of that investment have a credit rating of either “A-1” or higher by S&P or “F1” or higher by Fitch or “P-1” or higher by Moody’s; or
(iii)
can be turned into cash on not more than 30 days’ notice,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than a Permitted Lien).

“Cash Equivalents” means:
(w)
Australian dollars, Canadian dollars, euros, Japanese yen, Swiss francs, UK pounds sterling, U.S. dollars or any national currency of any member state of the EU or any other foreign currency held by the Parent Guarantor, the Issuer and the Subsidiaries in the ordinary course of business;
(x)
securities or other direct obligations issued or directly and fully Guaranteed or insured by the government of Australia, Canada, Japan, Norway, Switzerland, the UK or the US, the EU or any member state of the EU on the Issue Date or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), with maturities of 24 months or less from the date of acquisition;
(y)
certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company:
(i)
whose commercial paper is rated at least “A‑1” or the equivalent thereof by S&P or at least “F1” or the equivalent thereof by Fitch or at least “P‑1” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization); or
(ii)
(in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of €250 million;
(z)
repurchase obligations for underlying securities of the types described in clauses (b), (c) and (g) of this definition entered into with any bank meeting the qualifications specified in clause (c) above;
(aa)
securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any person referenced in clause (c) above;
(bb)
commercial paper and variable or fixed rate notes issued by a bank meeting the qualifications specified in clause (c) above (or by the Parent Entity thereof) maturing within one year after the date of creation thereof or any commercial paper and variable or fixed rate note issued by, or guaranteed by a corporation rated at least “A‑1” or higher by S&P or at least “F1” or the equivalent thereof by Fitch or “P‑1” or higher by Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization selected by the Parent Guarantor or the Issuer) maturing within one year after the date of creation thereof; and
(cc)
interests in any investment company, money market, enhanced high yield fund or other investment fund which invests 90% or more of its assets in instruments of the types specified in clauses (a) through (f) above;
“Cash Management Services” means any of the following: automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services, daylight or overnight draft facilities and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course of business.
“Change of Control” means:
(1)
the Parent Guarantor becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, being or becoming the “beneficial owner” (as defined in Rule 13d‑3 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor other than in connection with any transaction or series of transactions in which the Parent Guarantor shall become the Wholly Owned Subsidiary of a Parent Entity so long as no Person or group, as noted above, other than a Permitted Holder, holds more than 50% of the total voting power of the Voting Stock of such Parent Entity; or
(2)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to a Person, other than a Subsidiary or one or more Permitted Holders.

Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control solely as a result of the Parent Guarantor becoming a direct or indirect Wholly Owned Subsidiary of a Parent Holding Company if (A) the direct or indirect holders of the Voting Stock of such Parent Guarantor immediately following that transaction are substantially the same as the holders of the Parent Guarantor’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; (b) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner; and (c) a Permitted Transaction under paragraph (a) or (d) thereof shall not constitute a Change of Control.

“Change of Control Trigger Event” means the occurrence of both a Change of Control and a Rating Decline.
“Clearstream” means Clearstream Banking S.A. or any successor thereof.
“Common Depositary” means, with respect to any Global Note representing the Notes, an entity appointed as common depositary by Euroclear and Clearstream, their nominees and their respective successors.
“Consolidated Depreciation and Amortization Expense” means with respect to any person for any period, the total amount of depreciation and amortization expense, including amortization or write‑off of:
(dd)
intangibles and non‑cash organization costs;
(ee)
deferred financing fees or costs; and
(ff)
capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such person and the Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with the Accounting Principles and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any person for any period, the Consolidated Net Income of such person for such period:
(gg)
increased (without duplication) by:
(i)
provision for taxes based on income or profits, revenue or capital, including federal, state, provincial, territorial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes of such person paid or accrued during such period, including any penalties and interest relating to any tax examinations (including any additions to such taxes, and any penalties and interest with respect thereto), deducted (and not added back) in computing Consolidated Net Income; plus
(ii)
Fixed Charges of such person for such period, including:
(A)
net losses on any Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk;
(B)
bank fees and other financing fees; and
(C)
costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(A) through (a)(I) thereof,

in each case to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii)
Consolidated Depreciation and Amortization Expense of such person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(iv)
any:
(A)
Transaction Expenses; and
(B)
any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated Equity Offering (including any expense relating to enhanced accounting functions or other transactions costs associated with becoming a public company), permitted investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), in each case including such fees, expenses or charges (including rating agency fees and related expenses) related to the Term Facilities, the RCF, any Notes, any other Credit Facility, any Receivables Facility, any Securitization Facility, any other Indebtedness not prohibited by this Indenture or any Equity Offering and any amendment, waiver or other modification of any of the foregoing, in each case, whether or not consummated, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(v)
the amount of any:
(A)
restructuring charge, accrual or reserve (and adjustments to existing reserves), transaction or integration cost or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Issue Date, including those related to any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), operational and technology systems development and establishment costs, future lease commitments and costs related to the opening, pre-opening, abandonment, disposal, discontinuation and closure and/or consolidation of facilities and to exiting lines of business and consulting fees incurred with any of the foregoing; and

(B)
fees, costs and expenses associated with acquisition related litigation and settlements thereof; plus
(vi)
any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting; provided that if any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period then the cash payment in such future period shall be subtracted from Consolidated EBITDA when paid or other items classified by the Parent Guarantor as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus
(vii)
the amount of board of director fees, management, monitoring, advisory, consulting, refinancing, subsequent transaction, advisory and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to any member of the Board of Directors of the Parent Guarantor, any Permitted Holder or any Affiliate of a Permitted Holder; plus
(viii)
the “run rate” adjustment required to give effect to synergies, cost savings, operating expense reductions, restructuring charges, operating cost improvements, operating improvements, revenue increases, revenue enhancements or other adjustments, similar initiatives or effects of synergies (together, being “Synergies”) that have been realized (in full or in part) for some, but not all, of such period and that are related to any acquisition (including under a letter of intent), disposition, divestiture, restructuring, new or revised contract, information and technology systems establishment, modernization or modification or the implementation of any operating improvements, efficiency or cost savings initiative or any other adjustments or similar initiatives, as applicable, as if such Synergies had been realized from the first day of such period and during the entirety of such period (which adjustments, without double-counting may be incremental to pro forma adjustments made pursuant to Section 4.08); net of the amount of actual benefits realized during such period from such actions; plus
(ix)
the pro forma adjustment (whether on a “run rate” basis or otherwise) for Synergies that are expected (in good faith) to be realized as a result of actions taken or committed or expected to be taken in relation to any acquisition (including under a letter of intent), disposition, divestiture, restructuring, new or revised contract, information and technology systems establishment, modernization or modification or the implementation of an operating improvements, efficiency or cost savings initiative or any other adjustments or similar initiative (for the avoidance of doubt, whether or not any action has been taken in relation to the same), calculated on a pro forma basis as if such Synergies had been realized from the first day of such period and during the entirety of such period (which adjustments, without double-counting, may be incremental to pro forma adjustments made pursuant to Section 4.08); plus
(x)
the amount of loss or discount on sale of Securitization Assets, Receivables Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing or Receivables Facility; plus
(xi)
any costs or expense incurred by the Parent Guarantor or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Parent Guarantor or Net Cash Proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Parent Guarantor; plus
(xii)
cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; plus
(xiii)
any net loss included in the Consolidated Net Income attributable to non-controlling interests; plus
(xiv)
realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Parent Guarantor and its Subsidiaries; plus
(xv)
net realized losses from Hedging Obligations or embedded derivatives; plus
(xvi)
the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary and any costs and expenses (including all legal, accounting and other professional fees and expenses) related thereto; plus
(xvii)
with respect to any joint venture, an amount equal to the proportion of those items described in sub-clauses (i) and (iii) above relating to such joint venture corresponding to the Parent Guarantor’s and its Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary) to the extent the same was deducted (and not added back) in calculating Consolidated Net Income; plus
(xviii)
earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus

(xix)
any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost), and any other items of a similar nature; plus
(xx)
the amount of expenses relating to payments made to option holders of the Parent Guarantor or any Parent Entity in connection with, or as a result of, any distribution being made to equity holders of such person or its Parent Entities, which payments are being made to compensate such option holders as though they were equity holders at the time of, and entitled to share in, such distribution; plus
(xxi)
to the extent not already otherwise included herein, adjustments and add-backs (including anticipated synergies) for costs or expenses (or, in each case, similar items) made in calculating “Adjusted EBITDA” (or any similar or equivalent term) included in the Offering Memorandum and other adjustments of a similar nature to the foregoing and/or any base case model or quality of earnings report related to a Permitted Acquisition (including any annexures to such report) prepared by an independent third party; plus
(xxii)
the amount of incremental contract value of the Group that the Parent Guarantor or the Issuer in good faith reasonably believes would have been realized or achieved as Consolidated EBITDA contribution from (x) increased pricing or volume initiatives and/or (y) the entry into binding and effective new agreements with new customers or, if generating incremental contract value, new agreements (or amendments to existing agreements) with existing customers (collectively, “New Contracts”) during such period had such New Contracts been effective as of the beginning of such period (including, without limitation, 100% of such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as Consolidated EBITDA contribution during such period) as long as such incremental contract value is reasonably identifiable and factually supportable; provided that such incremental contract value shall be calculated on a pro forma basis as though the full “run rate” effect of such incremental contract value had been realized as Consolidated EBITDA contributed on the first day of such period; provided that any amounts calculated pursuant to this clause (xxii) shall not exceed an amount equal to 10% of Consolidated EBITDA for the relevant period after giving effect to all other adjustments permitted by this definition of “Consolidated EBITDA”; plus
(xxiii)
earn out obligations Incurred in connection with any acquisition or other investment permitted under this Indenture and paid or accrued during such period; plus
(xxiv)
losses, charges and expenses related to the pre-opening and opening of new facilities, and start-up period prior to opening, that are operated, or to be operated, by the Parent Guarantor, the Issuer or any Subsidiary; plus
(xxv)
any other items classified by the Parent Guarantor or the Issuer as extraordinary, one-off, one-time, exceptional, unusual or nonrecurring items decreasing Consolidated Net Income of such person for such period; and
(hh)
decreased (without duplication) by non-cash gains increasing Consolidated Net Income of such person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period.
“Consolidated Interest Expense” means, with respect to any person for any period, without duplication, the sum of:
(ii)
consolidated interest expense of such person and its Subsidiaries for such period (in each case, determined on the basis of the Accounting Principles), to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, including:
(i)
amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par;
(ii)
all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances;
(iii)
non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Hedging Obligations or other derivative instruments pursuant to the Accounting Principles);
(iv)
the interest component of Capitalized Lease Obligations;
(v)
net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness; and
(vi)
interest actually paid by the Parent Guarantor or any Subsidiary under any guarantee of Indebtedness or other obligation of any other person,

and excluding:

(A)
Securitization Fees;
(B)
interest and other fees in respect of Receivables Facilities;
(C)
penalties and interest relating to taxes;
(D)
any additional cash interest owing pursuant to any registration rights agreement;

(E)
accretion or accrual of discounted liabilities other than Indebtedness;
(F)
any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting in connection with the Transaction or any acquisition;
(G)
amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated Hedging Obligations and other commissions, financing fees and expenses and original issue discount with respect to any Indebtedness, the Incurrence of which is permitted by this Indenture and, adjusted to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program;
(H)
any expensing of bridge, commitment and other financing fees; and
(I)
interest with respect to Indebtedness of any parent of such person appearing upon the balance sheet of such person solely by reason of push-down accounting under the Accounting Principles; plus
(jj)
consolidated interest expense of any Parent Entity to the extent such interest expense was funded with the proceeds of dividends, distributions or other payments to any Parent Entity; plus
(kk)
consolidated capitalized interest of such person and its Subsidiaries for such period, whether paid or accrued (but excluding any interest capitalized, accrued, accreted or paid in respect of Subordinated Shareholder Funding); less
(ll)
interest income for such period,

provided that, for purposes of this definition interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with the Accounting Principles.

“Consolidated Net Income” means, with respect to any person for any period, the net income (loss) of such person and its Subsidiaries that are Subsidiaries for such period determined on a consolidated basis on the basis of the Accounting Principles; provided that there will not be included in such Consolidated Net Income:
(mm)
any net income (loss) of any person if such person is not a Subsidiary (including any net income (loss) from Investments recorded in such person under the equity method of accounting), except that the Parent Guarantor’s equity in the net income of any such person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalent Investments actually distributed or that (as reasonably determined by an Officer of the Issuer or the Parent Guarantor) could have been distributed by such person during such period to the Parent Guarantor or a Subsidiary as a dividend or other distribution or return on investment;
(nn)
any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized upon the sale or other disposition of any asset (including pursuant to any Sale and Leaseback Transaction) or disposed or discontinued operations of the Parent Guarantor or any Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Parent Guarantor or the Issuer);
(oo)
any extraordinary, exceptional, one-off, one-time, unusual or nonrecurring gain, loss, charge or expense, including Transaction Expenses or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense or relocation costs, one-time compensation charges, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions and the build-out, renovation and expansion of facilities), systems development and establishment costs, accruals or reserves (including restructuring and integration costs related to acquisitions after the Issue Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, transition costs, losses related to closure/consolidation or disruption of facilities, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel and facilities (to the extent such disruption of facilities, temporary decreases in work volume and/or underutilized personnel and facilities are the result of an extraordinary, exceptional, one-off, one-time, unusual or nonrecurring event or circumstance), internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), litigation, contract terminations and professional and consulting fees incurred with any of the foregoing;
(pp)
the cumulative effect of a change in law, regulation or accounting principles;
(qq)
any:
(i)
non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation; and
(ii)
income (loss) attributable to deferred compensation plans or trusts;
(rr)
all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;
(ss)
any unrealized gains or losses in respect of any Hedging Obligations or other financial instruments or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations;
(tt)
any fees, charges and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, reorganization, restructuring, disposition of assets or securities, issuance or repayment or redemption of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful;
(uu)
any unrealized or realized foreign currency translation increases or decreases or transaction gains or losses in respect of Indebtedness of any person denominated in a currency other than the functional currency of such person, and any unrealized foreign currency transaction gains or losses in respect of Indebtedness or other obligations of the Parent Guarantor or any Subsidiary owing to the Parent Guarantor or any Subsidiary and any unrealized or realized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(vv)
any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with the Accounting Principles;
(ww)
any recapitalization accounting or purchase accounting effects, including, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by the Accounting Principles and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Guarantor and the Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);
(xx)
any impairment charge, write-off or write-down, including impairment charges, write-offs or write-downs related to intangible assets, long-lived assets, goodwill, investments in debt or equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and the amortization of intangibles arising pursuant to the Accounting Principles;
(yy)
any effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments;
(zz)
accruals and reserves that are established or adjusted (including any adjustment of estimated pay-outs on existing earn-outs) that are so required to be established as a result of the Transaction in accordance with the Accounting Principles, or changes as a result of adoption or modification of accounting policies;

(aaa)
any costs associated with the Transaction;
(bbb)
any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transaction, or the release of any valuation allowances related to such item;
(ccc)
any:
(i)
payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments, to the extent expensed; and
(ii)
effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates);
(ddd)
any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations; and
(eee)
the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding, provided that, in addition, to the extent not already included in the Consolidated Net Income of such person and its Subsidiaries that are Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include:
(A)
any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is:
(1)
not denied by the applicable payor in writing within 180 days; and
(2)
in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days); and
(B)
to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Parent Guarantor or the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is:
(1)
not denied by the applicable carrier in writing within 180 days; and

(2)
in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption.
“Contingent Obligations” means, with respect to any person, any obligation of such person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other person (the “primary obligor”), including any obligation of such person, whether or not contingent:
(fff)
to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(ggg)
to advance or supply funds:
(i)
for the purchase or payment of any such primary obligation; or
(ii)
to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(iii)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Controlled Investment Affiliate” means, as to any person, any other person, which directly or indirectly is in control of, is controlled by, or is under common control with such person and is organized by such person (or any person controlling such person) primarily for making direct or indirect equity or debt investments in the Parent Guarantor and/or other companies.
“Credit Facility” means, with respect to the Parent Guarantor or any of its Subsidiaries (including the Issuer), one or more debt facilities, indentures, instruments or other arrangements (including the Existing Facilities or commercial paper facilities and overdraft facilities) with banks, other financial institutions, funds, governmental or quasi-governmental agencies or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the Existing Facilities or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Parent Guarantor as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
“Debt Pushdown” means the novation, transfer or push down of all or part of the rights and obligations of a borrower of the Existing Facilities to another member of the Group in accordance with the provisions of the Term and Revolving Facilities Agreement.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached hereto.
“Depositary” means, with respect to any Global Note representing the Notes, Euroclear and Clearstream, including, in each case, any successor thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Disqualified Stock” means, with respect to any person, any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(hhh)
matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or
(iii)
is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of:

(i)
the Stated Maturity of the Notes; or
(ii)
the date on which there are no Notes outstanding;

provided that:

(A)
only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and
(B)
any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent Guarantor to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock.

provided, further, that if such Capital Stock is issued to any future, current or former employee, director, officer, contractor or consultant (or their respective Controlled Investment Affiliates (excluding the Permitted Holders (but not excluding any future, current or former employee, director, officer, contractor or consultant) or Immediate Family Members), of the Parent Guarantor, any of its Subsidiaries, any Parent Entity or any other entity in which the Parent Guarantor or a Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Controlled Investment Affiliates or Immediate Family Members)) of the Parent Guarantor or its Subsidiaries or by any such plan to such employees (or their respective Controlled Investment Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory, contractual or regulatory obligations.

“dollar,” “U.S. dollar,” or “$” means the lawful currency of the United States of America.
“Equity Offering” means:
(jjj)
a sale of Capital Stock of the Parent Guarantor (other than Disqualified Stock and other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions); or
(kkk)
the sale of Capital Stock or other securities by any person, the proceeds of which are contributed to the equity of the Parent Guarantor or any of its Subsidiaries by any Parent Entity in any form other than indebtedness.
“EUR Term Loan” means the Euro-denominated term loan facility in the original aggregate principal amount of €375.0 million under the Term and Revolving Facilities Agreement.
“Escrowed Proceeds” means the proceeds from the offering or Incurrence of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events, provided that the term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“euro” or “€” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Euroclear” means Euroclear Bank SA/NV, as currently in effect, or any successor securities clearing agency.
“Euro Equivalent” means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Issuer or the Trustee, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Parent Guarantor or the Issuer) on the date of such determination.
“European Government Obligations” means any security denominated in euro that is (1) a direct obligation of any country that is a member of the European Monetary Union and whose long‑term debt is rated “A‑1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another Nationally Recognized Statistical Rating Organization on the date of this Indenture, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally Guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.
“European Union” or “EU” means the European Union.
“Exchange” means The International Stock Exchange.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Existing Facilities” means the RCF and the Term Facilities, collectively.
“Existing Intercreditor Agreement” means the intercreditor agreement entered into on April 28, 2021 by and among, inter alios, the Issuer, the Parent Guarantor, the original debtors therein, Goldman Sachs Bank USA as the security agent and certain lenders as original lenders under the Term and Revolving Facilities Agreement (as amended and restated from time to time), to be terminated in connection with the Offering and the Term and Revolving Facilities Agreement Amendments.
“Existing Notes” means the €430.0 million in aggregate principal amount of 5.25% Senior Notes due 2029 issued by Birkenstock Financing on April 29, 2021 under the Existing Notes Indenture.
“Existing Notes Indenture” means the indenture dated as of April 29, 2021, among, inter alios, Birkenstock Financing as issuer, ListCo as parent, GLAS Trust Company LLC as trustee, Goldman Sachs Bank USA as security agent and GLAS Trust Company as Principal Paying Agent, Transfer Agent and Registrar, as amended, restated, supplemented or otherwise modified from time to time, governing the Existing Notes.
“fair market value” wherever such term is used (except as otherwise specifically provided in this Indenture), may be conclusively established by means of an Officer’s

Certificate or a resolution of the Board of Directors of the Parent Guarantor or the Issuer setting out such fair market value as determined by such Officer or Board of Directors in good faith.
“Finance Documents” has the meaning given to such term in the Term and Revolving Facilities Agreement.
“Financial Reporting Group” means the applicable Financial Reporting Entity and each of its Subsidiaries from time to time.
“Financial Year” means each annual accounting period of the relevant Financial Reporting Entity ending on the Accounting Reference Date in each year.
“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Fixed Charges” means, with respect to any person for any period, the sum of:
(lll)
Consolidated Interest Expense of such person for such period;
(mmm)
all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such person during such period; and
(nnn)
all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the 144A Global Notes and the Regulation S Global Notes.
“Group” means the Parent Guarantor and its Subsidiaries, collectively.
“Group Initiative” means any action or step (including any restructuring, reorganization, new or revised contract, information and technology systems establishment, modernization or modification or the implementation of an operating improvement initiative, efficiency initiative, cost savings initiative, opening and/ or development of any facility, site or operation, capacity increases, capacity utilization or any other adjustments or similar initiative) taken, committed or expected (unilaterally, conditionally or otherwise) to be taken by the Group.
“Guarantee” means, any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person, including any such obligation, direct or indirect, contingent or otherwise, of such person:
(ooo)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(ppp)
entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “Guarantee” will not include:

(i)
endorsements for collection or deposit in the ordinary course of business; and
(ii)
standard contractual indemnities or product warranties provided in the ordinary course of business,

and provided, further, that the amount of any Guarantee shall be deemed to be the lower of:

(A)
an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made; and
(B)
the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Limitations” means, in respect of any Guarantor and any payments such Guarantor is required to make in its capacity as a guarantor or as the provider of an indemnity or as debtor of costs or disbursements or with respect to any other payment obligation under this Indenture or any other Note Document, the limitations and restrictions applicable to such entity pursuant to the guarantee provisions of this Indenture and any relevant wording in any supplemental indenture applicable to such additional Guarantor.
“Guarantor” means the Parent Guarantor and any Subsidiary that provides a Note Guarantee in accordance with the provisions of this Indenture and its successors and assigns, in each case, until such Note Guarantee is released in accordance with the terms of this Indenture.
“Hedging Obligations” means, with respect to any person, the obligations of such person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate hedge agreement, commodity cap agreement, commodity collar agreement, commodity purchase agreement, commodity futures or forward agreement, commodity option agreement, commodities derivative agreement, foreign exchange contracts, currency swap agreement, currency futures agreement, currency option agreement, currency derivatives or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.
“Holder” means each Person in whose name the Notes are registered on the registrar’s books, which shall initially be the respective nominee of the Relevant Clearing System, as applicable.
“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) (“IFRS”) endorsed by the European Union or any variation thereof with which the Financial Reporting Entity or the Subsidiaries are, or may be, required to comply, as in effect on the Issue Date, provided that:
(qqq)
except as otherwise set forth in this Indenture, all ratios and calculations based on IFRS contained in this Indenture shall be computed in accordance with IFRS as in effect on the Issue Date;
(rrr)
at any time after the Issue Date, the Parent Guarantor or the Issuer may elect to establish that IFRS shall mean IFRS as in effect on or prior to the date of such election; provided, further, that any such election, once made, shall be irrevocable;
(sss)
at any time after the Issue Date, the Parent Guarantor or the Issuer may elect to apply other Accounting Principles in lieu of IFRS and, upon any such election, references herein to IFRS shall thereafter be construed to mean such other Accounting Principles (except as otherwise provided in this Indenture), including as to the ability of the Parent Guarantor or the Issuer to make an election pursuant to clause (b) above, provided, further, that any calculation or determination in this Indenture that requires the application of IFRS for periods that include financial quarters ended prior to the Financial Reporting Entity’s election to apply such other Accounting Principles shall remain as previously calculated or determined in accordance with IFRS; and
(ttt)
notwithstanding any of the foregoing or any other provision of this Indenture: (a) in relation to the making of any determination or calculation under this Indenture, the Parent Guarantor or the Issuer may elect, from time to time, either (i) to apply IFRS 16 (Leases) or (ii) to apply IAS 17 (Leases) (or, in either case, the equivalent measure under U.S. GAAP) to the making of such determination or calculation (provided that for the avoidance of doubt, in connection with any determination hereunder which is based upon the calculation of more than one component, all such components shall be calculated on a consistent basis, applying the same accounting standard); and (b) any adverse impact (from the perspective of the Parent Guarantor or the Issuer) directly or indirectly relating to or resulting from the implementation of IFRS 15 (Revenue from Contracts with Customers) and any successor standard thereto (or any equivalent measure under U.S. GAAP) shall be disregarded with respect to all ratios, calculations and determinations based upon IFRS to be calculated or made, as the case may be, pursuant to this Indenture.
“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.
“Indebtedness” means, with respect to any person on any date of determination (without duplication):
(uuu)
the principal of indebtedness of such person for borrowed money;
(vvv)
the principal of obligations of such person evidenced by bonds, debentures, notes or other similar instruments;
(www)
all reimbursement obligations of such person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);
(xxx)
the principal component of all obligations of such person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligation, including accrued expenses owed, to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;
(yyy)
the principal component of all obligations, or liquidation preference, of such person with respect to any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);
(zzz)
the principal component of all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness will be the lesser of (x) the fair market value of such asset at such date of determination (as determined in good faith by the Parent Guarantor or the Issuer) and (y) the amount of such Indebtedness of such other persons;
(aaaa)
Guarantees by such person of the principal component of Indebtedness of the type referred to in clauses (a), (b), (c) and (d) above and clause (h) below of other persons to the extent Guaranteed by such person; and

(bbbb)
to the extent not otherwise included in this definition, net obligations of such person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such person at the termination of such agreement or arrangement), with respect to clauses (a), (b) and (d) above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such person prepared in accordance with the Accounting Principles.

The amount of any Indebtedness outstanding as of any date shall be (A) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (B) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)
Contingent Obligations Incurred in the ordinary course of business;
(ii)
all contingent liabilities under a guarantee, indemnity, bond, standby or documentary letter of credit or other similar instruments unless and until a valid demand for reimbursement has been made under such instrument and remains unpaid for 30 days;
(iii)
Cash Management Services;
(iv)
any prepayments of deposits received from clients or customers in the ordinary course of business;
(v)
obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business;
(vi)
in connection with the purchase by the Parent Guarantor or any Subsidiary of any business or any other Permitted Acquisition, any post-closing payment adjustments to which the seller or investor may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;
(vii)
for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(viii)
obligations under or in respect of Qualified Securitization Financings or Receivables Facilities;
(ix)
Indebtedness of any Parent Entity appearing on the balance sheet of the Parent Guarantor solely by reason of push down accounting under the Accounting Principles;
(x)
Capital Stock (other than Disqualified Stock of the Parent Guarantor and Preferred Stock of a Subsidiary);
(xi)
amounts owed to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, that complies with Article 5;
(xii)
Subordinated Shareholder Funding;
(xiii)
any joint and several liability or any netting or set-off arrangement arising in each case by operation of law as a result of the existence or establishment of a fiscal unity between the Parent Guarantor and its Subsidiaries solely for corporate income tax or value added tax purposes in any jurisdiction of which the Parent Guarantor or a Subsidiary is or becomes a member;
(xiv)
liabilities in relation to the minority interests line in the balance sheet of any member of the Group;
(xv)
Capitalized Lease Obligations; and
(xvi)
any leasing liabilities.
“Independent Debt Fund” means any trust, fund or other entity (including funds managed or advised by the Initial Investors and their Affiliates) which has been established primarily for the purpose of purchasing or investing in loans or debt securities (but which has not been formed specifically with a view to investing in the Notes) and which is managed independently from all other trusts, funds or other entities managed or controlled by an Investor or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies (and, for the avoidance of doubt, but without limitation, an entity trust or fund shall be treated as being managed independently from all other trusts, funds, or other entities managed or controlled by an Investor or any of its Affiliates, if it has a different general partner (or equivalent)).
“Initial Investors” means:
(cccc)
one or more funds, limited partnerships, co-investment vehicles and/or other similar vehicles entities or accounts entities managed by or otherwise advised by any of or collectively BK LC Lux SCA, BK LC Lux MidCo S.à r.l., Financière Agache S.A., Catterton Management Company, L.L.C., LC9

International AIV, LP, L Catterton Europe IV, SLP, L Catterton Asia 3 Pte. Ltd, and/or any of their respective “associates” (as defined in the Companies Act 2006) or Related Funds and/or any of their respective successors; and
(dddd)
Christian Birkenstock and any investment vehicles controlled by him, including CB Verwaltungs GmbH and CB Beteiligungs GmbH & Co. KG, together with any of its successors, Affiliates, Related Funds or direct or indirect Subsidiaries, in each case, other than any portfolio operating companies and their subsidiary undertakings.

“Initial Notes” means the €900.0 million 4.500% Senior Notes due 2033 issued by the Issuer on the Issue Date.
“Investment” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the form of advances, loans or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, managers, officers or employees of any person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of the Accounting Principles; provided that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Parent Guarantor or any Subsidiary issues, sells or otherwise disposes of any Capital Stock of a person that is a Subsidiary such that, after giving effect thereto, such person is no longer a Subsidiary, any Investment by the Parent Guarantor or any Subsidiary in such person remaining after giving effect thereto will be deemed to be a new Investment at such time.
“Investment Grade Securities” means:
(eeee)
securities issued or directly and fully Guaranteed or insured by Australia, the Canadian government, the EU or a member state of the EU, Japan, Norway, Switzerland, the UK, the US government or, in each case, any agency or instrumentality thereof (other than Cash Equivalent Investments);
(ffff)
debt securities or debt instruments with a rating of “A-” or higher from S&P or Fitch or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Parent Guarantor and its Subsidiaries; and
(gggg)
Investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b), above which fund may also hold cash and Cash Equivalent Investments pending investment or distribution.

“Investment Grade Status” shall occur when the Notes receive two of the following:
(hhhh)
a rating of “BBB-” or higher from S&P;
(iiii)
a rating of “Baa3” or higher from Moody’s; or
(jjjj)
a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by such rating organization or, if no rating of S&P, Moody’s or Fitch then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Investors” means the Initial Investors and any other person holding (directly or indirectly) any issued share capital of the Parent Guarantor from time to time.
“Issue Date” means June 19, 2026.
“Issuer” has the meaning assigned to it in the preamble to this Indenture, and any and all successors thereto.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.
“ListCo” means Birkenstock Holding plc, a public limited company existing under the laws of Jersey with registered address at 47 Esplanade, St. Helier, JE1 0BD, Jersey and registered with the Jersey Financial Services Commission with registration number 148522 (or any successor entity).
“LTM EBITDA” means on any day, Consolidated EBITDA of the Group (or, at the election of the Parent Guarantor or the Issuer, the Birkenstock Group or the Financial Reporting Group) for the Relevant Period ending on the Applicable Reporting Date; provided that in the event any indebtedness, loan, investment, disposal, guarantee, payment or other transaction is committed, incurred or made by any member of the Group based on the amount of LTM EBITDA as determined for a given Applicable Test Date, that indebtedness, loan, investment, disposal, guarantee, payment or other transaction shall not constitute, or be deemed to constitute, or result in, a breach of any provision of this Indenture if there is a change in the amount of LTM EBITDA for any Relevant Period ending subsequent to such Applicable Test Date.
“Management Stockholders” means the members of management of the Parent Guarantor (or any Parent Entity) or its Subsidiaries who are holders of Capital Stock of the Parent Guarantor or of any Parent Entity on the Issue Date.
“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Act.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or Subordinated Shareholder Funding, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Parent Guarantor or the Issuer and after taking into account any available tax credit or deductions and any tax sharing agreements, and including distributions for Related Taxes and Permitted Tax Distributions).
“Net Short” means a Holder or a beneficial owner of any Notes (or any affiliate of such Person (provided that for purposes of this paragraph, affiliates shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Holders or beneficial owner and such Person and such Person is managed having independent fiduciary duties to the investors or other equityholders of such Person) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Notes. For purposes of determining whether a Holder has a “net short position” on any date of determination: (i) derivative contracts with respect to the Notes and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in euro, (ii) notional amounts in other currencies shall be converted to the Euro Equivalent thereof by such Holder or beneficial owner in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Issuer or the Guarantors or any instrument issued or guaranteed by any of the Issuer or the Guarantors shall not be deemed to create a short position with respect to the Notes or any Note Guarantee, so long as (x) such index is not created, designed, administered or requested by such Holder or beneficial owner or its respective Affiliates and (y) the Issuer or the Guarantors and any instrument issued or guaranteed by any of the Issuer or the Guarantors, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Notes or the Note Guarantees if such Holder or beneficial owner is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Notes or the Note Guarantees are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Notes or the Note Guarantees would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Issuer or the Guarantors (or any of its or their respective successors) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Notes and/or the Note Guarantees if such transactions are functionally equivalent to a transaction that offers the Holder or beneficial owner or its affiliates protection against a decline in the value of the Notes or the Note Guarantees, or as to the credit quality of any of the Issuer or the Guarantors other than, in each case, as part of an index so long as (x)

such index is not created, designed, administered or requested by such Holder or beneficial owner and (y) the Issuer or the Guarantor and any instrument issued or guaranteed by any of the Issuer or the Guarantors, collectively, shall represent less than 5% of the components of such index. Notwithstanding the foregoing, no Holder or beneficial owner of Notes that is a regulated bank shall be deemed “Net Short” for any purpose under this Indenture.
“Note Documents” means the Notes (including Additional Notes) and this Indenture (including the Note Guarantees).
“Note Guarantee” means the joint and several guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Notes” means the Initial Notes and any Additional Notes that are actually issued under this Indenture. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, interest (including Post‑Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post‑Petition Interest or fees is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the offering memorandum, dated as of June 16, 2026, relating to the offering of the Notes.
“Officer” means, with respect to any Person:
(kkkk)
the chairman of the Board of Directors, the CEO, the president, the CFO, any vice president, the treasurer, any director, authorized signatory, managing director or the company secretary (or, in each case, any person holding a similar or equivalent role):
(i)
of such Person; and/or
(ii)
if such person is owned or managed or represented by a single entity, of such entity; and/or
(llll)
any other individual designated as an “Officer” or an “authorized signatory” with respect to such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.
“Opinion of Counsel” means a written opinion (which may be subject to customary assumptions and exclusions) from legal counsel that is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Parent Guarantor or its Subsidiaries.
“Parent Entity” means any direct or indirect parent of the Parent Guarantor.

“Parent Guarantor” means Birkenstock Limited Partner S.à r.l. (formerly, BK LC Lux SPV S.à r.l.), a société à responsabilité limitée incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B252419.
“Parent Holding Company” means, in relation to any Person, any other Person of which it is a Subsidiary.
“Participant” means with respect to any Depositary, a Person who is a participant of or has an account with such Depositary.
“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.
“Permitted Acquisition” means any acquisition that is not prohibited by this Indenture.
“Permitted Change of Control” means any Change of Control that does not constitute a Change of Control Trigger Event
“Permitted Holders” means, collectively:
(mmmm)
the Initial Investors;
(nnnn)
any one or more persons, together with such persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control offer is made in accordance with the requirements of this Indenture;
(oooo)
the Management Stockholders;
(pppp)
any person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of ListCo, acting in such capacity;
(qqqq)
any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, no person other than persons referred to in clauses (a) to (d) above collectively, has beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any Parent Entity held by such group;
(rrrr)
any Person or group whose acquisition of beneficial ownership (i) results in a Permitted Change of Control or (ii) constitutes a Change of Control in respect of which a Change of Control Offer is made or waived in accordance with the requirements of this Indenture, in each case, will thereafter, together with its Affiliates, constitute an additional Permitted Holder; and
(ssss)
any Related Person of any of the persons referred to in clauses (a), (b), (c) and (f) above.

“Permitted Liens” means, with respect to any person:
(tttt)
Liens on assets or property of a Subsidiary that is not a Guarantor securing Indebtedness and other Obligations of any Subsidiary that is not a Guarantor in an aggregate principal amount not exceeding the greater of (x) €75 million and (y) an amount equal to 5% of the aggregate principal amount of Indebtedness for borrowed money of the Birkenstock Group, excluding any Indebtedness of the Birkenstock Group under or with respect to Cash Management Services, intra-group Indebtedness, Hedging Obligations, Capitalized Lease Obligations, leasing liabilities, Receivables Facilities or Securitization Facilities;
(uuuu)
pledges, deposits or Liens under workmen’s compensation laws, old-age-part-time arrangements, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) or pension related liabilities and obligations, or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds (including pledges, deposits or Liens under any indemnities, undertakings, guarantees, counter guarantees or indemnities and contractual obligations provided in connection with such surety, stay, indemnity, judgment, customs, appeal or performance bonds), guarantees of government contracts, return-of-money bonds, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of (or obligations of credit insurers with respect thereof) rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;
(vvvv)
Liens with respect to outstanding motor vehicle fines and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;
(wwww)
Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than 30 days from the date on which the Parent Guarantor becomes aware such amounts are overdue or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to the Accounting Principles (or other applicable accounting principles) have been made in respect thereof;
(xxxx)
encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Parent Guarantor and its Subsidiaries or to the ownership of their properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Parent Guarantor and its Subsidiaries, including (i) ground leases entered into by the Parent Guarantor or any of its Subsidiaries in connection with any development, construction, operation or improvement of assets on any real property owned by the Parent Guarantor or any of its Subsidiaries (and any Liens created by the lessee in connection with any such ground lease, including easements and rights of way, or on any of its assets located on the real property subject to such ground lease) and (ii) leases, licenses, subleases and sublicenses in respect of real property to any trading counterparty to which the Parent Guarantor or any of its Subsidiaries provides services on such real property;
(yyyy)
Liens:
(i)
on assets, capital stock or property of the Parent Guarantor or any Subsidiary securing Hedging Obligations or Cash Management Services permitted under this Indenture;
(ii)
that are statutory, common law or contractual rights of set-off (including, for the avoidance of doubt, Liens arising under the German general terms and conditions of banks or saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) or, any non-German equivalent thereof), or, in the case of sub-clauses (A) or (B) below, other bankers’ Liens:
(A)
relating to treasury, depository and Cash Management Services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness;
(B)
relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Guarantor or any Subsidiary of the Parent Guarantor; or
(C)
relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any Subsidiary in the ordinary course of business;
(iii)
on cash accounts securing Indebtedness Incurred with financial institutions under (A) letters of credit, bankers' acceptances, warehouse receipts, guarantees, discounted bills of exchange or the discounting or factoring of receivables for credit management of bad debt purposes or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and other Obligations permitted to be Incurred under this Indenture with financial institutions; and (B) the financing of insurance premiums, take-or-pay obligations contained in supply arrangements, any customary treasury, depositary, cash management, credit card processing, automatic clearinghouse arrangements, overdraft protections, credit or debit card, purchase card, electronic funds transfer, the collection of checks and direct debits, cash pooling or netting or setting off arrangements, operating facilities or similar arrangements Incurred in the ordinary course of business (and in the case of operating facilities consistent with past practice in scope and nature);
(iv)
encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and, in each case, not for speculative purposes;
(v)
of a collection bank arising under Section 4-210 of the UCC (or a similar statutory provision in another applicable jurisdiction) on items in the course of collection;
(vi)
in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts; and/or
(vii)
arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness (including Liens of members of the Group under the German general terms and conditions of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) or any non-German equivalent thereof);
(zzzz)
leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;
(aaaaa)
Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default so long as:
(i)
any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated;
(ii)
the period within which such proceedings may be initiated has not expired; or
(iii)
no more than 60 days have passed after (A) such judgment, decree, order or award has become final or (B) such period within which such proceedings may be initiated has expired;

(bbbbb)
Liens:
(i)
on assets or property of the Parent Guarantor or any Subsidiary for the purpose of securing (x) Purchase Money Obligations, or (y) Capitalized Lease Obligations, or securing the payment of all or a part of the purchase price of, or securing Indebtedness or other Obligations Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business, provided that:
(A)
the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture; and
(B)
in the case of sub-clause (y), any such Liens may not extend to any assets or property of the Parent Guarantor or any Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions and/or fixtures to such assets and property, including any real property on which such improvements or construction relates; and
(ii)
any interest or title of a lessor under any Capitalized Lease Obligations or operating lease;
(ccccc)
Liens perfected or evidenced by UCC financing statement filings, including precautionary UCC financing statements (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Parent Guarantor and its Subsidiaries in the ordinary course of business;
(ddddd)
Liens existing on, or provided for or required to be granted under written agreements existing on, the Issue Date (other than Liens securing the Existing Facilities);
(eeeee)
Liens on property, other assets or shares of stock of a person at the time such person becomes a Subsidiary (or at the time the Parent Guarantor or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Parent Guarantor or any Subsidiary); provided that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;
(fffff)
Liens on assets or property of the Parent Guarantor or any Subsidiary securing Indebtedness or other Obligations of the Parent Guarantor or such Subsidiary owing to the Parent Guarantor or another Subsidiary, or Liens in favor of the Parent Guarantor or any Subsidiary;
(ggggg)
Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured (other than Liens securing the Existing Facilities), and permitted to be secured under this Indenture (other than with respect to Liens Incurred under clause (aa) of this definition of “Permitted Liens”); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness or other Obligations being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;
(hhhhh)
Liens constituting:
(i)
mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Parent Guarantor or any Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto; and
(ii)
any condemnation or eminent domain proceedings affecting any real property;
(iiiii)
any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture, associate or similar arrangement (i) pursuant to any joint venture or similar agreement or arrangement (including articles, by-laws and other governing documents of such entity) or (ii) securing obligations of joint ventures, Associates or similar entities or arrangements;
(jjjjj)
Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
(kkkkk)
Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods or receivables resulting from the sale of goods entered into in the ordinary course of business;
(lllll)
Liens securing:
(i)
any (A) operational Guarantees granted in the ordinary course of business; and (B) Guarantees granted to third parties or otherwise permitted under any third party financing existing on, or provided for or required to be granted under written agreements existing on, the Issue Date;
(ii)
Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes as determined in good faith by the Parent Guarantor or the Issuer);

(iii)
Indebtedness represented by: (A) (x) Purchase Money Obligations, or (y) Capitalized Lease Obligations, mortgage financings, or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Similar Business or Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, construction, installation or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any person owning such assets, and any Indebtedness which refinances, replaces or refunds such Indebtedness Incurred in the ordinary course of business (provided that, in each case, the Indebtedness exists on the date of such purchase, lease, rental, construction, design, installation or improvement or is created within two hundred and seventy (270) days thereafter); or (B) arising out of Sale and Leaseback Transactions;
(iv)
Indebtedness Incurred pursuant to factoring financings, securitizations, receivables financings or similar arrangements, in each case, that are: (A) not recourse to the Parent Guarantor and its Subsidiaries other than a Securitization Subsidiary (except to the extent customary in the good faith determination of the Parent Guarantor for such type of arrangement and except for Standard Securitization Undertakings); or (B) outstanding or available for Incurrence as of the Issue Date;
(v)
Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that (A) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (B) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

provided that: (i) in the case of paragraph (s)(iii)(A)(y) above, such Liens extend only to the assets, property, plant or equipment purchased, leased, rented, designed, expanded, constructed, installed, replaced, repaired or improved (as applicable) (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof); provided further that individual financings of assets provided by one lender or group of lenders may be cross-collateralized to other financings of assets by such lender or group of lenders; and (ii) in the case of paragraph (s)(v) above, only if such Liens are limited to the extent of such property or assets financed;

(mmmmm)
Liens:
(i)
in respect of any credit support in favor of any provider of credit insurance relating to the Parent Guarantor and/or any Subsidiary; and
(ii)
any security granted over the marketable securities portfolio described in clause (g) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;
(nnnnn)
Liens on:

(i)
goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Parent Guarantor or any Subsidiary or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; and
(ii)
specific items of inventory of other goods and proceeds of any person securing such person’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;
(ooooo)
Liens on equipment of the Parent Guarantor or any Subsidiary and located on the premises of any client or supplier in the ordinary course of business;
(ppppp)
Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture;
(qqqqq)
Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;
(rrrrr)
Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Indenture;
(sssss)
Liens:
(i)
on cash advances in favor of the seller of any property to be acquired in an Investment to be applied against the purchase price for such Investment; and
(ii)
consisting of an agreement to sell any property in an asset sale, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;
(ttttt)
Liens on property and assets of the Parent Guarantor and its Subsidiaries securing Indebtedness and other Obligations of the Parent Guarantor and its Subsidiaries in an aggregate principal amount not to exceed the greater of (x) €205 million and (y) an amount equal to 30% of LTM EBITDA at the time Incurred;
(uuuuu)
Liens deemed to exist in connection with Investments in repurchase agreements, provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(vvvvv)
Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility;
(wwwww)
Settlement Liens;

(xxxxx)
rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;
(yyyyy)
the rights reserved to or vested in any person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by the Parent Guarantor or any Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(zzzzz)
restrictive covenants affecting the use to which real property may be put;
(aaaaaa)
Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of the Parent Guarantor or any of its Subsidiaries;
(bbbbbb)
Liens arising or incurred in connection with any Permitted Tax Restructuring or the Transaction;
(cccccc)
Liens required to be granted under mandatory law in favor of creditors as a consequence of a merger or conversion permitted under this Indenture due to §§22, 204 German Transformation Act (Umwandlungsgesetz—UmwG);
(dddddd)
Liens on Escrowed Proceeds including for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case, to the extent such cash or government securities are held in an escrow account or similar arrangement, including in each case any interest or premium thereon;
(eeeeee)
Liens arising in connection with any joint and several liability and any netting or set-off arrangement arising in each case by operation of law as a result of the existence or establishment of a fiscal unity between the Parent Guarantor and its Subsidiaries solely for corporate income tax or value added tax purposes in any jurisdiction of which the Parent Guarantor or a Subsidiary is or becomes a member;
(ffffff)
standard terms relating to banker’s Liens or similar general terms and conditions of banks with whom the Parent Guarantor or a Subsidiary maintains a banking relationship in the ordinary course of business, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution;
(gggggg)
Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, or liens over cash accounts and receivables securing cash pooling or cash management arrangements;
(hhhhhh)
(i) Liens created for the benefit of or to secure, directly or indirectly, the Notes and the Existing Facilities, (ii) Liens in respect of property and assets securing

Indebtedness if the recovery in respect of such Liens is subject to loss-sharing as among the Holders and the creditors of such Indebtedness, (iii) Liens securing Indebtedness to the extent the Agreed Security Principles permit such Lien to be granted to such Indebtedness without being granted to the Notes or would not permit such Lien to be granted to the Notes and (iv) Liens on rights under any proceeds loan that are assigned to the third party creditors of the Indebtedness Incurred by the Parent Guarantor or any Subsidiary to finance such proceeds loan and incurred in compliance with this Indenture and securing that Indebtedness;
(iiiiii)
Liens created or subsisting in order to secure any pension liabilities or partial retirement liabilities or any liabilities arising in connection with any pension insurance plan;
(jjjjjj)
any extension, renewal or replacement, in whole or in part, of any Lien described in this definition of Permitted Lien, provided that any such extension, renewal or replacement shall not extend in any material respect to any additional property or assets;
(kkkkkk)
any Lien pursuant to or in connection with Section 8a of the German Old-Age Part Time Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV);
(llllll)
any Lien or other security interest or right of set-off in favor of Dutch banks arising under (x) articles 24 or 25, respectively, of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or (y) any other applicable banking terms and conditions;
(mmmmmm)
any Lien not securing Indebtedness
(nnnnnn)
any
(i)
operational Liens granted in the ordinary course of business; and
(ii)
Liens granted to third parties or otherwise permitted under any third party financing existing on, or provided for or required to be granted under written agreements existing on, the Issue Date;
(oooooo)
any Lien on assets or property of a Subsidiary of the Parent Guarantor securing Indebtedness Incurred to finance the purchase, construction or improvement of assets in the aggregate principal amount not exceeding the greater of (x) €170 million and (y) an amount equal to 25% of LTM EBITDA at any time, provided that the relevant creditor’s recourse must be limited to the particular asset being financed; and
(pppppp)
any Lien securing Indebtedness Incurred under any Third Party Credit Facility (“Third Party Financing Limit Indebtedness”), provided that:
(i)
the aggregate principal amount of each Third Party Credit Facility secured by such individual Lien does not exceed the greater of (x) €205 million and (y) an amount equal to 30% of LTM EBITDA at any time; and
(ii)
when aggregated with all other Third Party Financing Limit Indebtedness secured by Liens Incurred pursuant to this paragraph (ww), such Indebtedness does not exceed the greater of (x) €335 million and (y) an amount equal to 50% of LTM EBITDA at any time, except where Indebtedness Incurred under this Indenture is directly secured equally and rateably with the Liens securing Third Party Financing Limit Indebtedness for so long as such Third Party Financing Limit Indebtedness is so secured.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of Incurrence or at a later date), the Parent Guarantor or the Issuer in their sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Permitted Reorganization” means any amalgamation, demerger, merger, voluntary liquidation, consolidation, reorganization, winding up or corporate reconstruction involving the Parent Guarantor, or any of its Subsidiaries (a “Reorganization”) that is made on a solvent basis; provided that any payments or assets distributed in connection with such Reorganization remain within the Parent Guarantor, the Issuer and their Subsidiaries.
“Permitted Tax Distribution” means if and for so long as the Parent Guarantor or the Issuer is a member of a fiscal unity, (whether resulting from a domination and profit or loss pooling agreement or otherwise) or a group filing a consolidated or combined tax return with any Parent Entity, any dividends, intercompany loans, other intercompany balances or other distributions: (i) to fund any income Taxes for which such Parent Entity is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Parent Guarantor and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Parent Guarantor and its Subsidiaries had paid Tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Parent Guarantor and its Subsidiaries; and/or (ii) required to be made to comply with any obligations under the tax receivable agreement between, among others, ListCo and BK LC Lux Midco S.à r.l. (as amended from time to time).
“Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization entered into prior to, on or after the date hereof so long as such Permitted Tax Restructuring is not materially adverse to the Holders, individually or in the aggregate (as determined by the Parent Guarantor or the Issuer in good faith).
“Permitted Transaction” means:
(qqqqqq)
any step, circumstance, payment, event, reorganization or transaction contemplated by or relating to the Transaction Documents or otherwise described in the Offering Memorandum and any intermediate steps or actions necessary to implement the steps, circumstances, payments or transactions described in each such document;
(rrrrrr)
any step, circumstance, event or transaction as part of the Debt Pushdown and any intermediate steps or actions necessary to implement the Debt Pushdown;
(ssssss)
a Permitted Reorganization;
(tttttt)
any step, circumstance, payment or transaction contemplated by or relating to the Transaction (and related Transaction Documents) and any intermediate steps or actions necessary to implement the steps, circumstances, payments, transactions or set-off described in each Transaction Document;
(uuuuuu)
any step, circumstance or transaction which is mandatorily required by law (including arising under an order of attachment or injunction or similar legal process);
(vvvvvv)
any conversion of a loan, credit or any other indebtedness outstanding into distributable reserves, share capital, share premium or other equity interests of any member of the Group or any other capitalization, forgiveness, waiver, release or other discharge of any loan, credit or other indebtedness of any member of the Group, in each case on a cashless basis;
(wwwwww)
any repurchase of shares in any person upon the exercise of warrants, options or other securities convertible into or exchangeable for shares, if such shares represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for shares as part of a cashless exercise;
(xxxxxx)
any transfer of the shares in, or issue of shares by, a member of the Group or any step, action or transaction including share issue or acquisition or consumption of debt, for the purpose of creating the group structure for effecting the Transaction as described in the Offering Memorandum, including inserting any Parent Holding Company or incorporating or inserting any Subsidiary in connection therewith, provided that after completion of such steps no Change of Control shall have occurred;
(yyyyyy)
any closure of bank accounts in the ordinary course of business; and
(zzzzzz)
any intermediate steps or actions necessary to implement steps, circumstances, payments or transactions permitted by this Indenture.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock”, as applied to the Capital Stock of any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.
“Principal Paying Agent” has the meaning assigned to it in the preamble to this Indenture or any successor or replacement principal paying agent acting in such capacity.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any person owning such property or assets, or otherwise.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Securitization Financing” means any Securitization Facility that meets the following conditions:
(aaaaaaa)
the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent Guarantor and its Subsidiaries;
(bbbbbbb)
all sales of Securitization Assets and related assets by the Parent Guarantor or any Subsidiary to the Securitization Subsidiary or any other person are made for fair consideration (as determined in good faith by the Parent Guarantor); and
(ccccccc)
the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Parent Guarantor) and may include Standard Securitization Undertakings.
“Quarter Date” means each of March 31, June 30, September 30 and December 31 or such other dates which correspond to the quarter end dates within the Financial Year.
“Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Notes available, a Nationally Recognized Statistical Rating Organization selected by the Issuer which shall be substituted for Moody’s, Fitch or S&P, as the case may be, with respect to the Notes.
“Rating Date” means the earlier of (1) the consummation of a Change of Control, and (2) public announcement of the occurrence of a Change of Control or of the intention of the Issuer to effect a Change of Control.
“Rating Decline” means the decrease in the rating of the Notes by two or more Rating Agencies by one or more gradations (excluding gradations within rating categories, i.e., negative or positive) from its rating on the Rating Date, or the withdrawal of a rating of the Notes by two or more Rating Agencies, in each case on, or within 60 days after, the Rating

Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided further, that no Rating Decline shall occur if following such decrease in rating, the Notes are rated Investment Grade Status by at least two Rating Agencies. If no Rating Agency announces an action with regard to its rating of the Notes after the occurrence of a Change of Control, the Issuer shall request each Rating Agency to confirm its rating of the Notes before the end of such 60-day period.
“RCF” means the Euro-denominated multicurrency revolving credit facility in the aggregate principal amount of €225.0 million under the Term and Revolving Facilities Agreement.
“Receivables Assets” means:
(ddddddd)
any accounts receivable owed to the Parent Guarantor or a Subsidiary subject to a Receivables Facility and the proceeds thereof; and
(eeeeeee)
all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non‑recourse accounts receivable factoring arrangement, and which are sold, conveyed, assigned or otherwise transferred or pledged by the Parent Guarantor or such Subsidiary (as applicable) in a transaction or series of transactions in connection with a Receivables Facility.

“Receivables Facility” means an arrangement between the Parent Guarantor or a Subsidiary and a counterparty pursuant to which:
(fffffff)
the Parent Guarantor or such Subsidiary, as applicable, sells (directly or indirectly) accounts receivable owing by customers, together with Receivables Assets related thereto;
(ggggggg)
the obligations of the Parent Guarantor or such Subsidiary, as applicable, thereunder are non‑recourse (except for Securitization Repurchase Obligations) to the Parent Guarantor, the Issuer and such Subsidiary; and
(hhhhhhh)
the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Parent Guarantor or the Issuer) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.
“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Parent Guarantor that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of the Parent Guarantor or another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided that:
(iiiiiii)
such Refinancing Indebtedness:
(i)
has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced; and
(ii)
to the extent refinancing Subordinated Indebtedness, Disqualified Stock or Preferred Stock, is Subordinated Indebtedness, Disqualified Stock or Preferred Stock, respectively, and, in the case of Subordinated Indebtedness, is subordinated to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;
(jjjjjjj)
such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus the aggregate amount of accrued and unpaid interest and any fees and expenses (including original issue discount, upfront fees or similar fees), including any premium and defeasance costs, indemnity fees, discounts, premiums and other costs and expenses Incurred or payable in connection with such refinancing) under the Indebtedness being Refinanced; and
(kkkkkkk)
Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.
“Registrar” means any Person authorized by the Issuer to which Notes may be presented for registration and transfer.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note that will be issued in an initial amount equal to the principal amount of the Notes, as applicable, initially resold in reliance on Regulation S, substantially in the form of Exhibit A hereto, and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 and Section 2.06.
“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Related Person” with respect to any Permitted Holder, means:
(lllllll)
any controlling equity holder or Subsidiary of such person;
(mmmmmmm)
in the case of an individual, any spouse, former spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, former spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof;
(nnnnnnn)
any trust, corporation, partnership or other person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiary, stockholders, partners or owners thereof, or persons beneficially holding in the aggregate a majority (or more) controlling interest therein; and
(ooooooo)
any investment fund or vehicle managed, sponsored or advised by such person or any successor thereto, or by any Affiliate of such person or any such successor.
“Related Taxes” means any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes and other fees and expenses (other than (x) Taxes measured by income and (y) withholding Taxes), required to be paid (provided that such Taxes are in fact paid) by any Parent Entity by virtue of its:
(ppppppp)
being organized or otherwise being established or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries) or otherwise maintain its existence or good standing under applicable law;
(qqqqqqq)
being a holding company parent, directly or indirectly, of the Parent Guarantor or any Subsidiaries of the Parent Guarantor;
(rrrrrrr)
issuing or holding Subordinated Shareholder Funding;
(sssssss)
receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Issuer or any Subsidiaries of the Parent Guarantor, or
(ttttttt)
having made any Permitted Tax Distribution.
“Relevant Clearing System” means Euroclear and/or Clearstream, as applicable.
“Relevant Period” means:
(uuuuuuu)
if ending on the last day of a fiscal quarter, each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter; or
(vvvvvvv)
if ending on the last day of a calendar month or any other date not being the last day of a fiscal quarter, the period of 12 consecutive months ending on the last day of a calendar month or such other appropriate date, which in each case for the avoidance of doubt may include periods prior to the Issue Date as described in Section 4.08.

“Responsible Officer” means, when used with respect to the Trustee, any director, associate director or assistant secretary within the debt and agency services department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Definitive Registered Note” means a Definitive Registered Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restructuring Costs” means costs or expenses relating to employee relocation, retraining, severance and termination, business interruption, reorganization and other restructuring or cost cutting measures, the rationalization, re-branding, start-up, reduction or elimination of product lines, assets or businesses, the consolidation, relocation or closure of retail, administrative or production locations and other similar items (for the avoidance of doubt, excluding any related capital expenditure).
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 902” means Rule 902 promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Parent Guarantor or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Parent Guarantor or such Subsidiary to a third person in contemplation of such leasing.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Securitization Asset” means:
(wwwwwww)
any accounts receivable, mortgage receivables, loan receivables, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof; and

(xxxxxxx)
all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.
“Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Parent Guarantor or any of its Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other person.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets or Receivables Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means any Subsidiary of the Parent Guarantor in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another person formed for this purpose.
“Security” means a mortgage, charge, pledge, lien, security assignment, security transfer of title or other security interest having a similar effect.
“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper‑based or electronic payment, transfer, or charge transaction for which a person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.
“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a person in consideration for a Settlement made or arranged, or to be made or arranged, by such person or an Affiliate of such person.
“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.
“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.
“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a person in consideration for a Settlement made or arranged, or to be made or arranged, by such person.
“SFA Agent” means the agent under the Term and Revolving Facilities Agreement.
“Share Repurchases” has the meaning given to it in the Offering Memorandum.
“Significant Subsidiary” means (a) while it is a borrower of any of the Existing Facilities, the Issuer and Birkenstock US; and (b) any Subsidiary or group of Subsidiaries (taken together) whose proportionate share of Consolidated EBITDA exceeds 10% of the Consolidated EBITDA by reference to the latest Annual Financial Statements, provided that a determination by the Parent Guarantor that a Subsidiary (or group of Subsidiaries (taken together)) is or is not a Significant Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.
“Similar Business” means (a) any businesses, services or activities engaged in by the Parent Guarantor or any of its Subsidiaries or any Associates (including, for the avoidance of doubt, the Group) on the Issue Date and (b) any businesses, services and activities engaged in by the Parent Guarantor or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Sponsor Related Funds” means funds, limited partners or other investment vehicles advised by the Initial Investors or their Affiliates or other entities associated with the Initial Investors.
“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Parent Guarantor or any Subsidiary of the Parent Guarantor which the Parent Guarantor or the Issuer has determined in good faith to be customary in a Securitization Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non‑credit related recourse accounts receivable factoring arrangement.
“Stated Maturity” means, with respect to any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any Contingent Obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment or security to the Notes pursuant to a written agreement.

No Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior basis or on different assets, or due to the fact that holders (or an agent, trustee or representative thereof) of any Indebtedness have entered into intercreditor or similar arrangements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of the application of “waterfall” or similar payment ordering provisions affecting tranches of Indebtedness.
“Subordinated Shareholder Funding” means, collectively, any funds provided to the Parent Guarantor by any Parent Entity, any Affiliate of any Parent Entity or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided that such Subordinated Shareholder Funding:
(yyyyyyy)
does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the date that is six months after the Stated Maturity of the Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Parent Guarantor or any funding meeting the requirements of this definition) or the making of any such payment prior to the date that is six months after the Stated Maturity of the Notes is restricted by an intercreditor agreement;
(zzzzzzz)
does not require, prior to the date that is six months after the Stated Maturity of the Notes, payment of cash interest, cash withholding amounts or other cash gross‑ups, or any similar cash amounts or the making of any such payment prior to the date that is six months after the Stated Maturity of the Notes is restricted by an intercreditor agreement;
(aaaaaaaa)
contains no change of control, asset sale or similar provisions and does not accelerate and has no right to declare a Default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the date that is six months after the Stated Maturity of the Notes or the payment of any amount as a result of any such action or provision or the exercise of any rights or enforcement action, in each case, prior to the date that is six months after the Stated Maturity of the Notes is restricted by an intercreditor agreement;
(bbbbbbbb)
does not provide for or require any security interest or encumbrance over any asset of the Parent Guarantor or any of its Subsidiaries;
(cccccccc)
pursuant to its terms or to an intercreditor agreement, is fully subordinated and junior in right of payment to the Notes and any Note Guarantee pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding;
(dddddddd)
is not Guaranteed by any Subsidiary of the Parent Guarantor;
(eeeeeeee)
contains restrictions on transfer to a person who is not a Parent Entity, any Affiliate of any Parent Entity, any holder of Capital Stock of a Parent Entity or any Affiliate of a Parent Entity or any Permitted Holder or any Affiliate thereof; provided that any transfer of Subordinated Shareholder Funding to any of the foregoing persons shall not be deemed to be materially adverse to the interests of the Holders; and
(ffffffff)
does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or any Note Guarantee thereof or compliance by the Issuer or any Guarantor with its obligations under the Notes, any Note Guarantee or this Indenture.
“Subsidiary” means, in relation to any person, any entity which is controlled directly or indirectly by that Person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and control for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Indenture or to determine the composition of a majority of the Board of Directors (or like board) of such entity, in each case, whether by virtue of ownership of share capital, contract or otherwise.
“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of the Parent Guarantor.
“Tax” means any present and future tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by any government or other taxing authority, and “Taxes” shall be construed accordingly.
“Temporary Cash Investments” means any of the following:
(gggggggg)
any Investment in:
(i)
direct obligations of, or obligations Guaranteed by, (A) the US or Canada, (B) any EU member state, (C) the UK, (D) Australia, Japan, Norway or Switzerland, (E) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Parent Guarantor or a Subsidiary in that country with such funds or (F) any agency or instrumentality of any such country or member state; or
(ii)
direct obligations of any country recognized by the US rated at least “A” by S&P or Fitch or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);
(hhhhhhhh)
overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by:
(i)
any lender under the Term and Revolving Facility Agreement;

(ii)
any institution authorized to operate as a bank in any of the countries or member states referred to in sub-clause (a)(i) above; or
(iii)
any bank or trust company organized under the laws of any such country or member state or any political subdivision thereof, in each case, having capital and surplus aggregating in excess of €250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least “A” by S&P or Fitch or “A-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;
(iiiiiiii)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) or (b) above entered into with a person meeting the qualifications described in clause (b) above;
(jjjjjjjj)
Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a person (other than the Parent Guarantor or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “F2” (or higher) according to Fitch or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);
(kkkkkkkk)
Investments in securities maturing not more than one year after the date of acquisition issued or fully Guaranteed by Australia, Canada, any European Union member state, Japan, Norway, Switzerland, the UK, any state, commonwealth or territory of the US, or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state of any of the foregoing, and rated at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);
(llllllll)
bills of exchange issued in Australia, Canada, a member state of the European Union, Japan, Norway, Switzerland, the UK or the US eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);
(mmmmmmmm)
any money market deposit accounts issued or offered by a commercial bank organized under the laws of a country that is a member of the Organization for Economic Co-operation and Development, in each case, having capital and surplus in excess of €250 million (or the foreign currency equivalent thereof) or whose long term debt is rated at least “A” by S&P or Fitch or “A2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P, Fitch or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(nnnnnnnn)
Investment funds investing 90% of their assets in securities of the type described in clauses (a) through (g) above (which funds may also hold reasonable amounts of cash pending investment or distribution); and
(oooooooo)
investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the US Investment Company Act of 1940, as amended.
“Term and Revolving Facilities Agreement” means the term and revolving facilities agreement entered into by the Parent Guarantor, as company, the Issuer and Birkenstock US, as borrowers, the other loan parties thereto, Goldman Sachs Bank USA, as agent and security agent, and the lenders party thereto on May 28, 2024, as amended, supplemented and restated from time to time (including pursuant to the Term and Revolving Facilities Agreement Amendments).
“Term and Revolving Facilities Agreement Amendments” means the amendments to the Term and Revolving Facilities Agreement to be implemented conditional on the completion of the Offering and subject to the issuance of the Notes, which are expected to include the release of all liens and security interests securing the obligations under the Existing Facilities.
“Term Facilities” means the EUR Term Loan and the USD Term Loan, and any other term facilities made available under the Term and Revolving Facilities Agreement.
“Third Party Credit Facility” means any Credit Facility entered into by any member of the Group with any person which is not another member of the Group.
“Transaction” means any transactions directly or indirectly related to (in each case, including any financing or refinancing thereof) (i) the issuance of the Notes and the Note Guarantees and the entry into this Indenture, (ii) the entry into and/or utilization of the Existing Facilities; (iii) the redemption of the Existing Notes; (iv) any Share Repurchases or, to the extent Share Repurchases are commercially unreasonable or not otherwise feasible or preferable, the refinancing of other existing indebtedness of Group companies and general corporate purposes, in each case as described in the Offering Memorandum; (v) the Term and Revolving Facilities Agreement Amendments (including the termination of the Existing Intercreditor Agreement); (vi) any other transactions contemplated by the Transaction Documents or described in the Offering Memorandum; (vii) other associated transactions taken in relation to or incidental to any of the foregoing; and (viii) the payment or incurrence of any fees, expenses, taxes or charges associated with any of the foregoing.
“Transaction Documents” means the Note Documents and the Finance Documents.
“Transaction Expenses” means any fees or expenses incurred or paid by the Parent Guarantor or any Subsidiary in connection with the Transaction.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” has the meaning assigned to it in the preamble to this Indenture or any successor or replacement Trustee acting in such capacity.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent’s security interest in any item or portion of any collateral securing the Notes is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“United Kingdom” and “UK” means the United Kingdom of Great Britain and Northern Ireland.
“United States” and “U.S.” means the United States of America.
“USD Term Loan” means the USD-denominated term loan facility in the original aggregate principal amount of $280.0 million under the Term and Revolving Facilities Agreement.
“U.S. Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Unrestricted Definitive Registered Note” means one or more Definitive Registered Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A attached hereto that bears the applicable Global Note Legend and that has the “Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary therefor or its nominee, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.
“U.S. GAAP” means generally accepted accounting principles in the United States of America.
“Voting Stock” of a person means all classes of Capital Stock of such person then outstanding and normally entitled to vote in the election of directors or managers.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
(pppppppp)
the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by
(qqqqqqqq)
the sum of all such payments.
“Wholly Owned Subsidiary” means a Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Parent Guarantor or another Wholly Owned Subsidiary) is owned by the Parent Guarantor or another Wholly Owned Subsidiary.

Section 1.02
Other Definitions.

Term	Defined in Section
“Additional Amounts”	2.13
“Additional Notes”	2.01(c)
“Applicable Law”	14.16
“Applicable Premium”	Exhibit A
“Applicable Premium Deficit”	8.04(a)
“Authentication Agent”	2.02
“Authentication Order”	2.02
“Authority”	2.03
“Bund Rate”	Exhibit A
“Change in Tax Law”	3.08(2)
“Change of Control Offer”	4.06(a)
“Change of Control Payment”	4.06(b)(1)
“Change of Control Payment Date”	4.06(b)(2)
“Code”	2.13(7)
“Covenant Defeasance”	8.03
“cross-acceleration provision”	6.01(a)(4)(B)
“defeasance trust”	8.04(a)
“Directing Holder”	6.02
“Event of Default”	6.01(a)
“Executed Documentation”	1.03(p)
“Financial Reporting Entity”	4.02(g)
“Forward-Looking Group Initiative Synergies”	4.08(c)
“Forward-Looking Purchase Synergies”	4.08(a)
“Forward-Looking Sale Synergies”	4.08(b)
“Forward-Looking Synergies”	4.08(c)
“grower permission”	4.08(s)
“guarantee default provisions”	6.01(a)(6)
“Guaranteed Obligations”	11.01
“Increased Amount”	4.05(b)
“Indenture”	preamble
“Initial Default”	6.04(b)
“Initial Lien”	4.05(a)
“Interest Payment Date”	Exhibit A
“Legal Defeasance”	8.02
“Noteholder Direction”	6.02
“numerical permission”	4.08(s)
“Paying Agent”	2.03
“payment default”	6.01(a)(4)(A)
“Payor”	2.13
“Position Representation”	6.02
“Purchase”	4.08(a)
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	2.13(2)
“Reporting Subsidiary”	4.02(g)
“Required Currency”	2.14(a)

“Sale”	4.08(b)
“Tax Redemption Date”	3.08
“Transfer Agent”	2.03
“Verification Covenant”	6.02

Section 1.03
Rules of Construction.

Unless the context otherwise requires:

(a)
a term has the meaning assigned to it;
(b)
an accounting term not otherwise defined has the meaning assigned to it in accordance with the Accounting Principles;
(c)
“or” is not exclusive;
(d)
“including” means including without limitation;
(e)
words in the singular include the plural, and in the plural include the singular;
(f)
“will” shall be interpreted to express a command;
(g)
references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
(h)
references to any person “acting reasonably” and correlative expressions shall be construed to mean “acting reasonably in the interests of the Holders and having regard to the duties of the Trustee to the Holders”;
(i)
references to (i) any matter being “permitted” under this Indenture or any other Notes Document or other agreement shall include references to such matters not being prohibited or otherwise being approved under this Indenture or such other Notes Document and (ii) any transaction being in the “ordinary course of business” of a member of the Group shall be construed to include any transaction that is consistent with industry practice in the industries in which the Group operates or consistent with past practice of any member of the Group or the Birkenstock Group;
(j)
all references to the principal, premium, interest or any other amount payable pursuant to this Indenture shall be deemed also to refer to any Additional Amounts which may be payable hereunder in respect of payments of principal, premium, interest and any other amounts payable pursuant to this Indenture or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture and express reference to the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made;
(k)
this Indenture is not qualified under, does not incorporate by reference and does not include, and is not subject to, any of the provisions of the Trust Indenture Act, including Section 316(b) thereof; and

(l)
facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture and all other related documents or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee and Agents act on any Executed Documentation sent by electronic transmission, neither the Trustee nor the Agents will be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and Agents shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee and Agents acting on unauthorized instructions and the risk of interception and misuse by third parties.
ARTICLE 2

THE NOTES
Section 2.01
Form and Dating.
(a)
General. The Notes and the Trustee’s certificates of authentication will be substantially in the form of Exhibit A hereto (except as provided in Section 2.06(f)(1)(B)). The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Notes will initially be represented by the Global Notes. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)
Global Notes. Notes issued as Global Notes shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the

“Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached thereto), except as provided in Section 2.06(f)(1)(B). Notes issued in definitive form as Definitive Registered Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Increases, Decreases or Exchanges of Interests in the Global Note” attached thereto), except as provided in Section 2.06(f)(1)(B). Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes, duly executed by the Issuer, and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each Global Note shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Principal Paying Agent therefor, at the direction of the Trustee, in accordance with Section 2.06 hereof.
(c)
Additional Notes. This Indenture is unlimited in aggregate principal amount. The Issuer may issue additional Notes from time to time under this Indenture in accordance with the terms hereof, including Section 2.01 and Section 2.02.
(A)
Any series of Additional Notes issued hereunder shall have substantially identical terms and conditions to the relevant series of Notes, as applicable, originally issued, except in respect of any of the following terms, which shall be set forth in an Officer’s Certificate or, at the election of the Issuer, a supplemental indenture, delivered to the Trustee:
(i)
whether such Additional Notes shall be issued as part of a new or existing series of Notes or the title of such Additional Notes (which shall distinguish the Additional Notes of the series from Notes of any other series);
(ii)
the aggregate principal amount of such Additional Notes;
(iii)
the date or dates on which such Additional Notes will be issued and will mature;
(iv)
the rate or rates (which may be fixed or floating) at which such Additional Notes shall bear interest and, if applicable, the interest rate basis, formula or other method of determining such interest rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable and the basis upon which such interest will be calculated;
(v)
the currency or currencies in which such Additional Notes shall be denominated and the currency in which cash or government obligations in connection with such series of Additional

Notes may be payable and any conforming changes required for Additional Notes of such currency;
(vi)
the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part;
(vii)
if other than in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof, the denominations in which such Additional Notes shall be issued and redeemed;
(viii)
the ISIN, Common Code, or other securities identification numbers with respect to such Additional Notes;
(ix)
to reflect a change in tax law since the date of this Indenture in a Relevant Taxing Jurisdiction; and
(x)
any relevant limitation language with respect to Note Guarantees.
(B)
Such Additional Notes will be treated, along with all other Notes, as a single class for the purposes of this Indenture with respect to waivers, amendments and all other matters which are not specifically distinguished for such series in such Officer’s Certificate or supplemental indenture (as applicable); provided that any Additional Notes that are not fungible with the applicable series of Notes for U.S. federal income tax purposes shall have a separate ISIN, Common Code or other securities identification number from such Notes.
(d)
Applicable Depositary Procedures. With respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary will be applicable to such transfer or exchange.
Section 2.02
Execution and Authentication.

An Officer must sign the Notes for the Issuer by manual, electronic or facsimile signature.

If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual, electronic or facsimile signature of the Trustee (or an Authentication Agent). The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee, or relevant Authentication Agent shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and make available for delivery the Initial Notes. Upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes for original issue, or Definitive Registered Notes issued pursuant to Section 2.06 hereof, in an aggregate principal amount specified in such Authentication Order. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which Notes are to be authenticated. In addition, such Authentication Order shall include (a) a statement that the Person signing the Authentication Order have (i) read and understood the provisions of this Indenture relevant to the statements in the Authentication Order and (ii) made such examination or investigation as is necessary to enable them to make such statements and (b) a brief statement as to the nature and scope of the examination or investigation on which the statements set forth in the Authentication Order are based.

The Trustee may appoint an authentication agent acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authentication agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agents. Such authentication agent shall have the same rights as the Trustee in any dealings hereunder with the Issuer or with any of the Issuer’s Affiliates. The Trustee hereby appoints GLAS Trust Company LLC, as authentication agent for the Notes (the “Authentication Agent”) and GLAS Trust Company LLC hereby accepts such appointment and the Issuer hereby confirms that such appointment is acceptable to it.

Section 2.03
Registrar and Paying Agent.

The Issuer shall maintain offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”) and one or more offices or agencies where the Issuer has authorized such office or agency to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer (each, a “Paying Agent”). The Issuer will also maintain one or more transfer agents (the “Transfer Agent”). The Registrar will maintain a register reflecting ownership of the Notes. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer will notify the Trustee in writing of the name and address of any Paying Agent or Registrar not a party to this Indenture. The Issuer or any of the Issuer’s Subsidiaries, acting as agent of the Issuer solely for this purpose, may act as Paying Agent or Registrar in respect of the Notes.

The Issuer initially appoints GLAS Trust Company LLC to act as Principal Paying Agent, Transfer Agent and Registrar. GLAS Trust Company LLC hereby accepts such appointment.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent after reasonable notice from the Trustee, the Trustee may appoint a suitably qualified and reputable party to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes, provided that it segregates and holds in a separate trust fund for the benefit of the Holders all money held by it as paying agent.

Upon written notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent for the Notes without prior notice to the Holders of such Notes. However, for so long as the Notes are listed on the Official List of the Exchange, and if and to the extent that the rules of The International Stock Exchange Authority Limited (the “Authority”) so require, the Issuer will notify the Authority of any change of Paying Agent, Registrar or Transfer Agent in accordance with Section 14.01 and, in the case of Definitive Registered

Notes, in addition to such publication and posting, mail such notice by first-class mail to each Holder’s registered address, as it appears on the register for the Notes, with a copy to the Trustee.

Section 2.04
Paying Agent to Hold Money.

No later than 10:00 a.m. (GMT), on each due date of the principal of, interest and premium (if any) on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and premium (if any) when so becoming due and subject to receipt of such monies, the Paying Agent shall make payment on the Notes in accordance with this Indenture. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee or such entity designated by the Trustee for this purpose and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee. The Issuer shall no later than 2:00 p.m. (GMT) on the Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms via fax or tested SWIFT MT100 message to the Paying Agent the payment instructions relating to such payment.

Section 2.05
Holder Lists.

The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Neither the Trustee, the Agents nor any of their agents will have any responsibility or be liable for any aspect of the records in relation to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.06
Transfer and Exchange.
(a)
Transfer and Exchange of Global Notes.
(1)
A Global Note may not be transferred except as a whole by the applicable Depositary to a Common Depositary or a nominee of such Common Depositary, by a Common Depositary or a nominee of such Depositary to such Depositary or to another nominee or Common Depositary of such Depositary, or by such Common Depositary or Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Registered Notes if:
(A)
Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days; or
(B)
the owner of a Book‑Entry interest requests such exchange in writing delivered through Euroclear or Clearstream, following an Event of

Default under this Indenture and enforcement action is being taken in respect thereof under this Indenture.

Upon the occurrence of any of the events listed in Section 2.06(a)(1)(A) or Section 2.06(a)(1)(B), the Issuer shall execute, and the Trustee or the Authentication Agents, shall, upon receipt of an Authentication Order, authenticate and deliver Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the applicable Global Note tendered in exchange therefor. The Issuer will, at the cost of the Issuer (but against such indemnity as the Registrar or any relevant Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such exchange), cause sufficient Definitive Registered Notes to be executed and delivered to the Trustee for authentication and the Registrar for registration of the exchange and dispatch to the relevant Holders within 30 days of the relevant event. The Trustee or the Registrar shall, at the cost of the Issuer, deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Definitive Registered Notes issued in exchange for beneficial interests in Global Notes pursuant to this Section 2.06(a) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (e) hereof.

(b)
Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with this Section 2.06(b), as well as one or more of the other following subparagraphs of this Section 2.06, as applicable.
(1)
Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)
All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both (i) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee or the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)
Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)
if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)
if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(4)
Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)
if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)
if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee, or the Authentication Agent, shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)
Transfer or Exchange of Beneficial Interests for Definitive Registered Notes. If any one of the events listed in Section 2.06(a)(1) has occurred or the Issuer has elected pursuant to Section 2.06(a) to cause the issuance of Definitive Registered Notes, transfers or exchanges of beneficial interests in a Global Note for a Definitive Registered Note shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this Section 2.06(c).
(1)
Beneficial Interests in Restricted Global Notes to Restricted Definitive Registered Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Registered Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note, then, upon receipt by the Registrar of the following documentation:
(A)
if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)
if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)
if such beneficial interest is being transferred outside the United States in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)
if such beneficial interest is being transferred to the Issuer or any of the Issuer’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof;

the Principal Paying Agent or the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee, or the Authentication Agent, shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Registered Note in the appropriate principal amount. Any Restricted Definitive Registered Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Principal Paying Agent or the Registrar shall deliver such Restricted Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Registered Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)
Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Registered Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Registered Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note only if:
(A)
if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;
(B)
if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or
(C)
the Registrar receives the following:
(i)
if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(ii)
if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)
Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Registered Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Registered Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Principal Paying Agent or the Registrar will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and, upon receipt of an Authentication Order, the Trustee, or the Authentication Agent, will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Registered Note in the appropriate principal amount. Any Unrestricted Definitive Registered Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depositary and the Participant or Indirect Participant. The Principal Paying Agent or the Registrar will deliver such Unrestricted Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Registered Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
(d)
Transfer and Exchange of Definitive Registered Notes for Beneficial Interests.
(1)
Restricted Definitive Registered Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Registered Note proposes to exchange such Restricted Definitive Registered Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)
if the Holder of such Restricted Definitive Registered Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)
if such Restricted Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)
if such Restricted Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)
if such Restricted Definitive Registered Note is being transferred to the Issuer or any of the Issuer’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof;

the Trustee or the Registrar will cancel the Restricted Definitive Registered Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) or (D) above, the appropriate Regulation S Global Note.

(2)
Restricted Definitive Registered Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Registered Note may exchange such Restricted Definitive Registered Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Registered Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only:
(A)
if such Restricted Definitive Registered Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;
(B)
if such Restricted Definitive Registered Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or
(C)
the Registrar receives the following:
(i)
if the Holder of such Restricted Definitive Registered Note proposes to exchange such Restricted Definitive Registered Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(ii)
if the Holder of such Restricted Definitive Registered Note proposes to transfer such Restricted Definitive Registered Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee or the Registrar will cancel the Definitive Registered Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)
Unrestricted Definitive Registered Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Registered Note may exchange such Unrestricted Definitive Registered Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Registered Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee or the Registrar will cancel the applicable Unrestricted Definitive Registered Note and increase or cause to be increased the aggregate principal amount of the relevant Unrestricted Global Note.

If any such exchange or transfer from an Unrestricted Definitive Registered Note to a beneficial interest is effected pursuant to this subparagraph (3) at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee, or the Authentication Agent, will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Registered Notes so transferred.

(e)
Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes. Upon request by a Holder of Definitive Registered Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Registered Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)
Restricted Definitive Registered Notes to Restricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note if the Registrar receives the following:
(A)
if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)
if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)
if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.
(2)
Restricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be exchanged by the Holder thereof for an Unrestricted Definitive Registered Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note if the Registrar receives the following:
(A)
if the Holder of such Restricted Definitive Registered Note proposes to exchange such Restricted Definitive Registered Note for an Unrestricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)
if the Holder of such Restricted Definitive Registered Note proposes to transfer such Restricted Definitive Registered Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Registered Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)
Unrestricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. A Holder of Unrestricted Definitive Registered Notes may transfer such Unrestricted Definitive Registered Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Registered Notes pursuant to the instructions from the Holder thereof.
(f)
Legends. The following legends will appear on the face of all Global Notes and Definitive Registered Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)
Private Placement Legend.
(A)
Except as permitted by subparagraph (B) below, each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

[THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF SUCH SECURITIES, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF SECURITIES SOLD TO NON-U.S. PERSONS IN ACCORDANCE WITH REGULATION S: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND

THE DATE ON WHICH SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENTS OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

(B)
Notwithstanding the foregoing, any Global Note or Definitive Registered Note issued pursuant to Section 2.06(b)(4), Section 2.06(c)(2), Section 2.06(c)(3), Section 2.06(d)(2), Section 2.06(d)(3), Section 2.06(e)(2) or Section 2.06(e)(3) (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)
Global Note Legend. Each Global Note will bear a legend in substantially the following form:

[THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED

PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (WHICH SHALL INITIALLY BE BANQUE INTERNATIONALE à LUXEMBOURG S.A.) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY OR ITS NOMINEE, HAS AN INTEREST HEREIN.]

(3)
Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Principal Paying Agent or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Principal Paying Agent or by the Depositary at the direction of the Trustee to reflect such increase.

(g)
General Provisions Relating to Transfers and Exchanges.
(1)
To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee or the Authentication Agent will authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order or at the Registrar’s request.
(2)
No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 3.07, Section 4.06 and Section 9.05 hereof).
(3)
The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)
All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes will be the valid obligations of the Issuer and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.
(5)
Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest, premium and Additional Amounts, if any on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(6)
The Trustee or the Authentication Agent will authenticate Global Notes and Definitive Registered Notes in accordance with the provisions of Section 2.02 hereof.
(7)
All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07
Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, or the applicable Authentication Agent, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee, any Agent, or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the relevant Agent, and the Issuer to protect the Issuer, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer, the Trustee and any Agent may charge the relevant Holder for its expenses in replacing a Note.

If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee, and any Agent in connection therewith.

Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08
Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee or the Authentication Agent except for those canceled by the Trustee, Paying Agent or Registrar, those delivered to them for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of paragraph 5(c) of the Global Notes as applicable.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the entire principal amount and premium, if any, of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent receives in accordance with the times set forth in Section 2.04 of this Indenture, on each redemption date or maturity date, money sufficient to pay all principal and interest and premium, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing as the case may be, and the Paying Agent is not, as advised to it in writing by the Issuer or, as the case may be, the Registrar, prohibited as advised to it in writing by the Issuer from paying such amount to the relevant Holders on that date pursuant to the terms of this Indenture, then on and after that date such series of Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09
Acts by Holders.

A Note does not cease to be outstanding because the Issuer, an Affiliate of the Issuer, or any fund or other entity controlled, managed or advised by any direct or indirect shareholder of the Issuer (or, in each case, any successor thereof) holds the Note; provided that, in determining whether the holders of the requisite majority of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, an Affiliate of the Issuer, or any fund or other entity controlled, managed by or advised by any direct or indirect shareholder of the Issuer (or, in each case, any successor thereof) shall be disregarded and deemed not to be outstanding if a Responsible Officer of the Trustee has received written notice of such ownership at least two Business Days prior to the date of such determination; provided that this sentence shall not apply to any Sponsor Related Fund that receives an allocation of the Notes in the initial syndication thereof. Prior to the receipt of such notice, the Trustee shall be entitled to assume that none of the Notes are owned by the Issuer, an Affiliate of the Issuer, or any fund or other entity controlled, managed by or advised by any direct or indirect shareholder of the Issuer (or, in each case, any successor thereof). For the avoidance of doubt, provision of such notice shall not be an obligation of the Issuer. For the avoidance of doubt, no Independent Debt Fund shall be considered to be a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 2.10
Temporary Notes.

Until certificates representing the Notes are ready for delivery, the Issuer may prepare and the Trustee, or the Authentication Agents, upon receipt of an Authentication Order, will authenticate, temporary Notes. Temporary Notes will be substantially in the form of Definitive Registered Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee, or the relevant Authentication Agent, will authenticate Definitive Registered Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11
Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a subsidiary of the Issuer) and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirements of the Exchange Act) in its customary manner unless the Issuer directs the Trustee to deliver canceled Notes to the Issuer following a written request from that Issuer. No Issuer may issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12
Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date in a manner satisfactory to the Trustee; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Issuer (or, upon the written request of such Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, if the Issuer pays the defaulted interest prior to the date that is 30 days after the date of default in payment of interest, no special record date will be set and payment will be made to the Holders as of the original record date.

Section 2.13
Additional Amounts.

All payments made by or on behalf of the Issuer or any Guarantor (including any successor entity) (each, a “Payor”) in respect of the Notes or with respect to any Note Guarantee, as applicable, will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law or by the relevant taxing authority’s interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)
any jurisdiction from or through which payment on any such Note or Note Guarantee is made by any Payor or by the Paying Agent on behalf of any Payor, or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the Paying Agent); or
(2)
any other jurisdiction in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and this clause (2), a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by any Payor or by the Paying Agent on behalf of any Payor, with respect to any Note or any Note Guarantee, including (without limitation) payments of principal, redemption price, interest or premium, if any, such Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received by each Holder in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts which would have been received by each Holder in respect of such payments on any such Note or Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(3)
any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, possessor of power over the relevant Holder or other beneficial owner, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company, corporation or otherwise not the beneficial owner) and the Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in or having a place of management present in, or being physically present in, the Relevant Taxing Jurisdiction) (including, but not limited to the notes being held in a depository of a German branch of a German or non-German bank or financial services or German securities institution or the proceeds being paid by such an institution in an over-the-counter transaction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note, this Indenture or a Note Guarantee;
(4)
any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a reasonable written request of the Payor addressed to the Holder or beneficial owner, after reasonable notice (at least 30 days before the payment from which any such withholding or deduction is required would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a law, statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, all or part of such Tax, but, in each case, only to the extent the Holder or beneficial owner is legally entitled to do so;
(5)
any Taxes, to the extent such Taxes are imposed as a result of the presentation of the Note for payment (where Notes are in the form of Definitive Registered Notes and presentation is required) more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);
(6)
any Taxes that are payable by any person acting as a custodian bank or collecting agent on behalf of a Holder;
(7)
any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the Notes or with respect to any Note Guarantee;
(8)
any estate, inheritance, gift, sales, transfer, capital gains, excise taxes, personal property or similar tax, assessment or other governmental charge;
(9)
any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or similar law or regulation implementing an intergovernmental agreement relating thereto;
(10)
any U.S. federal back-up withholding tax under section 3406 of the Code; or
(11)
any combination of the items (1) through (8) above.

In addition, no Additional Amounts shall be paid with respect to a Holder who is a fiduciary or a partnership or any Person other than the beneficial owner of the Notes, to the extent that the beneficiary or settler with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settler, member or beneficial owner held such Notes directly.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law.

The Payor will use reasonable efforts to provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, or if such tax receipts are not available, certified copies of such other reasonable evidence as is available of such payments as soon as reasonably practicable to the Trustee (with a copy to the Paying Agent). Such copies shall be made available to the Holders upon reasonable written request and will be made available at the offices of the Paying Agent.

If any Payor is obligated to pay Additional Amounts with respect to any payment made on any Note or any Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee and the Paying Agent an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee and the Paying Agent shall be entitled to conclusively rely on such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever in this Indenture or the Notes there is mentioned, in any context:

(12)
the payment of principal;
(13)
redemption prices or purchase prices in connection with a redemption or purchase of the Notes;
(14)
interest; or
(15)
any other amount payable on or with respect to any of the Notes or any Note Guarantee,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay each applicable Holder for any present or future stamp, issue, registration, court or documentary taxes, or similar charges or levies (including any related interest or penalties with respect thereto) or any other excise, property or similar taxes or similar charges or levies (including any related interest or penalties with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration, enforcement of, or receipt of payments with respect to any Notes, any Note Guarantee, this Indenture, or any other document or instrument in relation thereto (in each case, (i) other than in connection with a transfer after the offering of the Initial Notes and limited solely to the extent of such taxes or similar charges or levies that arise from the receipt of any payments of principal or interest on the Notes, and (ii) limited to any such taxes or similar charges or levies that are not excluded under clauses (1) through (4) and (6) through (8) (save that in respect of clause (6), this proviso shall not apply in connection with transfer, personal property or similar Taxes)).

The foregoing obligations in this Section 2.13 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to the Notes (or any

Note Guarantee) is made by or on behalf of such successor Payor, or any political subdivision or taxing authority or agency thereof or therein.

Section 2.14
Currency Indemnity and Calculation of Euro-Denominated Restrictions
(a)
Euro is the required currency (the “Required Currency”) of account and payment for all sums payable by the Issuer and the Guarantors, if any, under or in connection with the Notes and the Note Guarantees thereof, if any, including damages. Any amount received or recovered in a currency other than the applicable Required Currency, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Guarantor or otherwise by any Holder, any Paying Agent or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or a Guarantor will only constitute a discharge to the Issuer or such Guarantor, as applicable, to the extent of the amount of the applicable Required Currency which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
(b)
If the amount of the applicable Required Currency is less than the amount of the Required Currency expressed to be due to the recipient, any Paying Agent or the Trustee under any Note, the Issuer and the Guarantors will indemnify them against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuer and the Guarantors will indemnify the recipient, any Paying Agent or the Trustee on a joint and several basis against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or any Paying Agent or the Trustee to certify in a manner reasonably satisfactory to the Issuer (indicating the sources of information used) the loss it Incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note, any Paying Agent or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any Note Guarantee, or to the Trustee.
(c)
Except as otherwise specifically set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the Euro Equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is Incurred or made, as the case may be.
Section 2.15
Agents.
(a)
Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.
(b)
Agents of Trustee. The Issuer and the Agents acknowledge and agree that in the event of an Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuer and need have no concern for the interests of the Holders.

(c)
Moneys Held. Moneys held by Agents need not be segregated from other funds except to the extent required by law. The Agents hold all funds as banker subject to the terms of this Indenture and as a result, such money will not be held in accordance with the rules established by the UK Financial Conduct Authority in the UK Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.
(d)
Publication of Notices. Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Issuer will have been met upon delivery of the notice to Euroclear or Clearstream, as applicable.
(e)
Authorized Signatories. The Issuer shall provide the Agents with a certified list of authorized signatories within a reasonable time following a request for such list by an Agent.
(f)
Relationships with Third Parties. The Agents shall act solely as agents of the Issuer and shall have no fiduciary or other obligation towards, or have any relationship of agency or trust, for or with any person other than the Issuer, except as expressly stated elsewhere in this Indenture.
(g)
Instructions. In the event that instructions given to any Agent are not reasonably clear or are conflicting or equivocal, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly and in any event within two Business Days upon receipt by such Agent of such instructions. If an Agent has sought clarification or resolution in accordance with this Section 2.15, then such Agent shall be entitled to take no action until such clarification is provided to its reasonable satisfaction, and shall not incur any liability for not taking any action pending receipt of such clarification or resolution.
(h)
Mechanical Nature. The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents.
(i)
No Payment. No Agent shall be required to make any payment of the principal, premium or interest or other amount payable pursuant to this Indenture unless and until it has received the full amount to be paid in accordance with the terms of this Indenture. To the extent that an Agent has made such payment with the prior written consent of the Issuer and for which it did not receive the full amount, the Issuer will reimburse the Agent the full amount of any shortfall.
(j)
Resignation of Agents. Any Agent may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and Issuer. The Trustee or Issuer may remove any Agent at any time by giving 30 days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within 30 days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee, may appoint a successor agent on the Issuer’s behalf or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06.
ARTICLE 3

REDEMPTION AND PREPAYMENT
Section 3.01
Notices to Trustee.

If the Issuer elects to redeem any series of Notes pursuant to the applicable optional redemption provisions contained in paragraph 5(c) of the Global Notes, it shall notify, five Business Days before the publication of the notice of such redemption (unless a shorter period is satisfactory to the Trustee, the Registrar and the Paying Agent), the Trustee, the Registrar and the Paying Agent of the redemption date and the principal amount of Notes to be redeemed and the section of the Note pursuant to which the redemption will occur.

The Issuer must furnish to the Trustee (with a copy to the Paying Agent), at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a)
the clause of this Indenture pursuant to which the redemption shall occur;
(b)
the record date for the redemption and the redemption date;
(c)
the principal amount of Notes to be redeemed; and
(d)
the redemption price.
Section 3.02
Selection of Notes to Be Redeemed or Purchased.

In the event that any Global Note (or any portion thereof) is redeemed, Euroclear and/or Clearstream, as applicable, will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by them in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by Euroclear and Clearstream, as applicable, in connection with the redemption of such Global Note (or any portion thereof).

Under the existing practices of Euroclear and Clearstream, if fewer than all of the Notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants’ accounts on a pro rata basis (such as by way of a pool factor), by lot or on such other basis as they deem fair and appropriate and in accordance with their applicable procedures (unless otherwise required by law or applicable stock exchange rules); provided, however, that no Book-Entry Interest of less than €100,000 principal amount may be redeemed in part. If the Notes are not held through Euroclear or Clearstream, the Notes will be selected on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no such partial redemption shall reduce the outstanding principal amount of any Notes below €100,000. The Trustee, the Paying Agent and the Registrar shall not be liable for selections made under this Section 3.02.

The Trustee or the Registrar will promptly notify the Issuer of, in the case of any Notes selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased, to the extent such information is provided by the Relevant Clearing System to the Trustee or the Registrar in the case of any Global Notes. Notes and portions of Notes selected will be in minimum amounts of €100,000 and integral multiples of €1,000 in excess thereof, except that if all the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of €1,000 (in excess of €100,000) shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03
Notice of Redemption.

Except as otherwise provided herein, at least 10 days but not more than 60 days before the redemption date, the Issuer shall transmit a notice of redemption in accordance with Section 14.01 and as provided below to each Holder whose Notes are to be redeemed, at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of Euroclear and Clearstream, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 10 hereof. For Notes which are represented by Global Notes held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream, as applicable, for communication to entitled account holders in substitution for the aforesaid mailing. If and for so long as any Notes are listed on the Official List of the Exchange and if and to the extent the rules of the Exchange so require, the Issuer will notify the Exchange of any such notice to the Holders of the relevant Notes and, in connection with any redemption, the Issuer will notify the Exchange of any change in the principal amount of Notes outstanding.

The notice will identify the Notes to be redeemed and will state:

(a)
the record date for the redemption and the redemption date;
(b)
the redemption price, and, if applicable, the appropriate calculation of such redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid to the redemption date;
(c)
if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, such portion of the Notes will be cancelled (in the case of Global Notes) or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note (in the case of Definitive Registered Notes);
(d)
the name and address of the applicable Paying Agent;
(e)
that Notes called for redemption must be surrendered to the applicable Paying Agent to collect the redemption price;
(f)
that, unless the Issuer defaults in making such redemption payment or the applicable Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(g)
the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)
the ISIN or Common Code, as applicable, if any, printed on the Notes being redeemed; and
(i)
that no representation is made as to the correctness or accuracy of the ISIN or Common Code, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Paying Agent or Registrar shall give the notice of redemption in the Issuer’s name and at its expense. In such event, the Issuer shall provide the Trustee and the Paying Agent or Registrar with the information required and within the time periods specified by this Section.

To the extent that the mandatory rules and procedures of the Depositary conflict with this Indenture, any notice will be deemed to satisfy this Indenture if it complies with the mandatory rules and procedures of the Depositary.

Section 3.04
Effect of Notice of Redemption.

Notice of any redemption of the Notes may, at the Issuer’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or repurchase date may be delayed until such time (provided, however, that, in any case, such redemption date shall be no more than 60 days from the date on which such notice is first given except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to the provisions thereof), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption or purchase date, or by the redemption or purchase date as so delayed, or that such notice may be rescinded at any time in the Issuer’s sole discretion if the Issuer determines that any or all of such conditions will not be satisfied or waived. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The Issuer may redeem Notes pursuant to one or more of the relevant provisions in this Indenture, and, subject to the requirements of the Relevant Clearing System, a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have the same or different redemption dates.

If the optional redemption date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of the Relevant Clearing System, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

Section 3.05
Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. (GMT) on the relevant redemption or purchase date, the Issuer will deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, and Additional Amounts, if any, on all Notes to be redeemed or purchased on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. The Paying Agent will promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, and Additional Amounts, if any, on, all Notes to be redeemed or purchased. Neither the Trustee nor any Agent shall be required to pay out any money without first having been placed in funds.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase unless the Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06
Notes Redeemed or Purchased in Part.

Subject to the terms hereof, upon surrender of a Note that is redeemed in part, the Issuer shall execute and upon receipt of an Authentication Order, the Trustee, or the Authentication Agent, shall authenticate for the Holder (at the Issuer’s expense), (a) in the case of a Definitive Registered Note, a new Definitive Registered Note in principal amount equal to the unredeemed portion of the original Note upon cancellation of the original Definitive Registered Note and (b) in the case of a Global Note, the Registrar shall make an appropriate notation on such Global Note (or otherwise in accordance with the applicable procedures of the Relevant Clearing System) to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.07
Mandatory Redemption or Sinking Fund.

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes prior to their maturity, except in connection with offers to purchase pursuant to Section 4.06.

Section 3.08
Redemption for Taxation Reasons.

The Issuer may redeem the Notes in whole, but not in part, at any time at its discretion upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to but excluding the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer determines in good faith that, as a result of:

(1)
any change in, or amendment to, the law or treaties (or any regulations, official guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or
(2)
any amendment to, introduction of, or change in an official application, administration or interpretation of such laws, treaties, regulations, official guidance or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published practice) (each of the foregoing in clause (1) and this clause (2), a “Change in Tax Law”), a Payor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts (or increased Additional Amounts) with respect to the Notes, and such obligation cannot be avoided by taking reasonable measures available to the Payor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable). Such Change in Tax Law must be formally announced and become effective on or after the Issue Date (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date).

Notice of redemption for taxation reasons will be published in accordance with the procedures described in Section 3.03. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the relevant Payor taking reasonable measures available to it (but in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor who can make such payment without the obligation to pay Additional Amounts) and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld, conditioned or delayed) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. The foregoing provisions will survive any termination, defeasance or discharge of this Indenture.

ARTICLE 4

COVENANTS

For the avoidance of doubt, the consummation of the Transaction shall not be prohibited by this Article 4 or Article 5.

Section 4.01
Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the applicable Paying Agent holds, prior to 10:00 a.m. (GMT) on each such date (or such other time as the Issuer and the Paying Agent may mutually agree from time to time, but always subject to actual receipt), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium and Additional Amounts, if any, and interest then due and is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at a rate that is 1% higher than the then-applicable interest rate on the Notes to the extent lawful. The Issuer will pay interest on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02
Reports.
(a)
So long as any Notes are outstanding, the Issuer will furnish to the Trustee the following reports following the Issue Date:
(1)
within 120 days (or if such day is not a Business Day, on the next succeeding Business Day) after the end of each fiscal year of the Financial Reporting Entity, annual reports containing: (i) the audited consolidated balance sheet of the Financial Reporting Entity as at the end of the most recent fiscal year and audited consolidated income statements and statements of cash flow of the Financial Reporting Entity for the most recent fiscal year, including appropriate footnotes to such financial statements, for and as at the end of such fiscal years and the report of the independent auditors on the financial statements; (ii) an operating and financial review of the audited financial statements, including a discussion of the consolidated financial condition, results of operations, EBITDA and material changes in liquidity and capital resources of the Financial Reporting Entity; (iii) unaudited pro forma income statement and balance sheet information of the Financial Reporting Entity, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates (unless such pro forma information has been provided in a previous report pursuant to Section 4.02(a)(2) or Section 4.02(a)(3); provided that such pro forma financial information will be provided only to the extent reasonably available and without unreasonable expense, in which case the Financial Reporting Entity will provide, in the case of a material acquisition, acquired company financials; (iv) a brief description of the business, management and shareholders of the Financial Reporting

Entity, all material affiliate transactions and a description of all material debt instruments and (v) a summary description of any material changes to material risk factors and material recent developments; provided that the information described in clauses (iv) and (v) may be provided in the footnotes to the audited financial statements; provided, further, that only one annual report shall be required to be delivered in any 12-month period;
(2)
within 90 days (or if such day is not a Business Day, on the next succeeding Business Day) after the end of each of the first three fiscal quarters in each fiscal year of the Financial Reporting Entity, commencing with the quarter ending after the Issue Date, quarterly financial statements containing the following information: (i) the Financial Reporting Entity’s unaudited condensed consolidated balance sheet as at the end of such quarter and unaudited condensed consolidated statements of income and cash flow for the most recent quarter year to date period ending on the unaudited condensed balance sheet date and the comparable prior period, together with condensed footnote disclosure; (ii) an operating and financial review of the unaudited financial statements, including a discussion of the consolidated financial condition and results of operations, and (iii) material recent developments; provided that the information described in clause (iii) may be provided in the footnotes to the unaudited financial statements; and
(3)
promptly after the occurrence of a material event that the Financial Reporting Entity announces publicly or any acquisition, disposition or restructuring, merger or similar transaction that is material to the Parent Guarantor and its Subsidiaries, taken as a whole, or a change in a senior executive officer of ListCo or a change in auditors of ListCo, a report containing a description of such event.
(b)
In addition, the Issuer shall furnish to the Holders and to prospective investors, upon the request of such parties, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are not freely transferable under the Exchange Act by persons who are not “affiliates” under the Securities Act.
(c)
All financial statement information (excluding, for the avoidance of doubt, the calculations made under any incurrence covenant, which shall be prepared in accordance with the terms of this Indenture) shall be on a basis consistent with IFRS as in effect on the date of such report or financial statement (or otherwise on the basis of IFRS as then in effect) and on a consistent basis for the periods presented, except as may otherwise be described in such information; provided, however, that the reports set forth in Section 4.02(a)(1) and Section 4.02(a)(2) above may, in the event of a change in IFRS, present earlier periods on a basis that applied to such periods. No report need include separate financial statements for the Parent Guarantor or any Subsidiaries of the Parent Guarantor or any disclosure with respect to the results of operations or any other financial or statistical disclosure. In addition, the reports set forth above will not be required to contain any reconciliation to U.S. GAAP.
(d)
For so long as a Financial Reporting Entity continues to file the reports required by Section 13(a) or 15(d) of the Exchange Act with the SEC, the Issuer will make available to the Trustee such annual reports, information, documents and other reports that such Financial Reporting Entity is required to file with the SEC pursuant to such Section 13(a) or 15(d), or the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if such Financial Reporting Entity has filed or furnished such reports with the SEC and such reports are publicly available. Upon complying with the foregoing requirement, the Issuer will be deemed to have complied with the provisions contained in this covenant.
(e)
All reports provided pursuant to this Section 4.02 shall be in English, or with a certified English translation.
(f)
Subject to compliance with Section 4.02(g), for so long as the equity securities of any Financial Reporting Entity remain listed on the New York Stock Exchange (or become listed on one or more of the equivalent regulated markets of the London Stock Exchange, the Frankfurt Stock Exchange, the Irish Stock Exchange or the Luxembourg Stock Exchange) and such Financial Reporting Entity is subject to the admission and disclosure standards applicable to issuers of equity securities admitted to trading on the New York Stock Exchange (or the equivalent standards applicable to issuers of equity securities admitted to trading on one or more of the equivalent regulated markets of the Frankfurt Stock Exchange, the London Stock Exchange, the Irish Stock Exchange or the Luxembourg Stock Exchange), for so long as the Issuer makes available to the Trustee such annual reports, information, documents and other reports that such Financial Reporting Entity is, or would be, required to file with the New York Stock Exchange (or one or more of the equivalent regulated markets of the London Stock Exchange, the Frankfurt Stock Exchange, the Irish Stock Exchange or the Luxembourg Stock Exchange) pursuant to such admission and disclosure standards (or the applicable standards of one or more of the equivalent regulated markets of the London Stock Exchange, the Frankfurt Stock Exchange, the Irish Stock Exchange or the Luxembourg Stock Exchange, as applicable) or such annual reports, information, documents and other reports are publicly available (and provided that such requirements require any Financial Reporting Entity to prepare and file annual reports, information, documents and other reports with the New York Stock Exchange, or one or more of the equivalent regulated markets of the London Stock Exchange, the Frankfurt Stock Exchange, the Irish Stock Exchange or the Luxembourg Stock Exchange, as applicable), the Issuer will be deemed to have complied with the provisions contained in this Section 4.02.
(g)
As used in this Section 4.02, “Financial Reporting Entity” means each of ListCo, the Parent Guarantor, the Issuer, any direct or indirect Parent Entity of the Parent Guarantor, any Reporting Subsidiary and any SFA Reporting Entity; “Reporting Subsidiary” means a direct or indirect Subsidiary of the Parent Guarantor or the Issuer that represents substantially all the assets of Parent Guarantor and its Subsidiaries; and “SFA Reporting Entity” means any Person in respect of which financial statements or reports are provided to the agent under the Term and Revolving Facilities Agreement in compliance with the information undertakings thereunder.
(h)
For purposes of this Section 4.02 and any determination or calculation to be made under this Indenture, the Parent Guarantor may use financial statements of any Financial Reporting Entity (or a predecessor thereof) for reporting or making calculations under this Indenture.
Section 4.03
Compliance Certificates.
(a)
The Issuer shall deliver to the Trustee, no later than the last date on which the Issuer may deliver the report pursuant to Section 4.02(a)(1), an Officer’s Certificate indicating whether the signers thereof know of any Default that has occurred during the previous year, and is continuing.

(b)
The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that are continuing of which it is aware the occurrence of which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.
Section 4.04
Suspension of Guarantees on Achievement of Investment Grade Status.
(a)
Following the first day:
(1)
a series of Notes has achieved Investment Grade Status; and
(2)
no Default or Event of Default has occurred and is continuing under this Indenture,

(the occurrence of such events, a “Suspension Event” and the date thereof being referred to as the “Suspension Date”), then, beginning on the Suspension Date until the date (the “Reversion Date”) on which the Notes no longer have an Investment Grade Status or a Rating Agency withdraws its Investment Grade Status or downgrades the rating assigned to the relevant series of Notes below an Investment Grade Status (in each case, to the extent given an Investment Grade Status by such Rating Agency), the Note Guarantees will be suspended.

(b)
The Trustee shall be notified of a Suspension Event and a Reversion Date; provided that no such notification shall be a condition for the Suspension Event to be effective. The Trustee shall have no duty to (i) monitor the ratings of the Notes, (ii) ascertain whether a Suspension Event or Reversion Date have occurred, or (iii) notify the Holders of any of the foregoing.
Section 4.05
Limitation on Liens.
(a)
The Parent Guarantor will not, and the Parent Guarantor will not permit any Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien upon any of its property or assets (including Capital Stock of a Subsidiary of the Parent Guarantor), whether owned on the Issue Date or acquired after that date, or any interest therein or any income or profits therefrom, which Lien is securing any Indebtedness (such Lien, the “Initial Lien”), except:
(1)
Permitted Liens; or
(2)
Liens on property or assets that are not Permitted Liens if obligations under this Indenture are directly secured equally and rateably with, or prior to, in the case of Liens with respect to Subordinated Indebtedness, the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured.
(b)
With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
(c)
Any Lien created for the benefit of the Holders pursuant to this Section 4.05 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.
Section 4.06
Change of Control
(a)
If a Change of Control Trigger Event occurs, unless (i) a third party makes a Change of Control Offer or (ii) the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes as described in paragraph 5 of the Global Notes, the Issuer will make an offer to purchase all of the Notes (provided that Notes of €100,000 or less in principal amount may only be redeemed in whole and not in part) pursuant to the offer described in Section 4.06(b) (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the date of repurchase.
(b)
Within 60 days following any Change of Control Trigger Event, the Issuer will deliver or cause to be delivered a notice of such Change of Control Offer electronically in accordance with the applicable procedures of the Relevant Clearing Systems or by first‑class mail, with a copy to the Trustee, to each Holder at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of the Relevant Clearing Systems:
(1)
stating that a Change of Control Trigger Event has occurred or may occur and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”);
(2)
stating the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed or delivered pursuant to the procedures set forth in Section 3.03) (the “Change of Control Payment Date”);
(3)
describing the circumstances and relevant facts regarding the transaction or transactions that constitute the Change of Control Trigger Event;
(4)
stating that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date unless the Change of Control Payment is not paid, and that any Note or part thereof not tendered will continue to accrue interest;
(5)
describing the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased; and
(6)
if such notice is mailed prior to the occurrence of a Change of Control Trigger Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Trigger Event.

(c)
On the Change of Control Payment Date, if the Change of Control Trigger Event shall have occurred, the Issuer will, to the extent lawful:
(1)
accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)
deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and
(3)
deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer in the Change of Control Offer.
(d)
If any Definitive Registered Notes have been issued, the applicable Paying Agent will promptly mail (or cause to be delivered) to each Holder of Definitive Registered Notes properly tendered the Change of Control Payment for such Notes, and the Trustee or an authentication agent appointed by the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder of Definitive Registered Notes a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount that is at least €100,000 or an integral multiple of €1,000 in excess thereof.
(e)
The provisions of this Section 4.06 will be applicable whether or not any other provisions of this Indenture are applicable.
(f)
The Issuer will not be required to make a Change of Control Offer following a Change of Control Trigger Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all outstanding Notes has been given pursuant to paragraph 5 of the Global Notes unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied.
(g)
Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Trigger Event, conditional upon such Change of Control Trigger Event.
(h)
To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e‑1 under the Exchange Act, conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. The Issuer may rely on any no‑action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.
(i)
If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules of the Authority so require, the Issuer will notify the Authority of any Change of Control Offer.

Section 4.07
Limitation on Guarantees of Indebtedness.
(a)
Subject to and in accordance with the Agreed Security Principles and the Guarantee Limitations, the Parent Guarantor shall not permit any Subsidiary, other than the Issuer, a Guarantor or a Securitization Subsidiary, to Guarantee the payment of any syndicated Credit Facility of the Issuer or any Guarantor in an aggregate principal amount in excess of the greater of (x) €170 million and (y) 25% of LTM EBITDA at such time, unless:
(1)
such Subsidiary is or becomes a Guarantor within 60 days after the guarantee of such Indebtedness; and
(2)
if applicable, executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee by such Subsidiary, which will be pari passu with such Subsidiary’s Guarantee of such other Indebtedness, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such Guarantee by such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes.
(b)
Notwithstanding Section 4.07(a), no Subsidiary shall be obligated to become a Guarantor to the extent and for so long as the Incurrence of such Note Guarantee is contrary to the Agreed Security Principles or the Guarantee Limitations or could give rise to or result in:
(1)
any breach or violation of statutory limitations, corporate benefit, financial assistance, fraudulent preference, thin capitalization rules, capital maintenance rules, liquidity impairment rules, guidance and coordination rules, retention of title claims or the laws, rules or regulations (or analogous restriction) of any applicable jurisdiction;
(2)
any risk or liability for the officers, directors, managers or (except in the case of a Subsidiary that is a partnership) shareholders of such Subsidiary (or, in the case of a Subsidiary that is a partnership, directors, managers or shareholders of the partners of such partnership); or
(3)
any cost, expense, liability or obligation (including with respect to any Taxes) other than reasonable out of pocket expenses.
(c)
At the option of the Parent Guarantor or the Issuer, any Note Guarantee may contain limitations on Guarantor liability to the extent reasonably necessary to recognize certain defenses generally available to guarantors (including the Guarantee Limitations and those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance, liquidity impairment or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law (including any usury laws).
(d)
The Parent Guarantor or the Issuer may elect, in their sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60-day period described in this Section 4.07. This Section 4.07 shall not be applicable to any guarantee of any

Subsidiary that existed at the time such Person became a Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.
(e)
Future Note Guarantees granted pursuant to this provision shall be released as set forth in Section 11.09. A Note Guarantee of a future Guarantor may also be released at the option of the Parent Guarantor or the Issuer if, at the date of such release, there is no Indebtedness of such Guarantor outstanding which was Incurred after the Issue Date and which could not have been Incurred in compliance with this Indenture as at the date of such release if such Guarantor were not designated as a Guarantor as at that date. The Trustee shall take all necessary actions reasonably requested by, and at the cost of, the Issuer to effectuate any release of a Note Guarantee in accordance with these provisions, subject to Article 7 of this Indenture.
Section 4.08
Financial and Other Calculations
(a)
For the purpose of calculating any Applicable Metric (including the financial definitions or components thereof) in the Note Documents, including when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to any relevant Purchase (as defined below)), the Parent Guarantor or the Issuer may: (a) if during such period any member of the Group (by merger or otherwise) has made or committed (unilaterally, conditionally or otherwise) to make an Investment in any person that thereby becomes (or that the Parent Guarantor or the Issuer expects in good faith, based upon such commitment, will become) a Subsidiary or otherwise has acquired or committed (unilaterally, conditionally or otherwise) to acquire any entity, business, property or material fixed asset (including the acquisition, opening and/or development of any new site or operation) (any such Investment, acquisition or commitment (including under a letter of intent) thereof, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made under this Indenture or the other Finance Documents, calculate Consolidated EBITDA for such period on the basis that the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) attributable to the assets which are the subject of such Purchase during such Relevant Period shall be included as if the Purchase occurred on the first day of such Relevant Period; and/or (b) include an adjustment in respect of any Purchase and/or any steps taken or committed or expected to be taken (in each case, unilaterally, conditionally or otherwise) in respect of such Purchase up to the amount of the pro forma increase in Consolidated EBITDA projected by the Parent Guarantor or the Issuer (in good faith) after taking into account the full “run rate” effect of: (i) all Synergies which the Parent Guarantor or the Issuer (in good faith) determines have been or will be achieved (in full or in part) at any time during such Relevant Period directly or indirectly as a consequence of the Purchase or any related steps, without prejudice to the Synergies actually realized during the Relevant Period and already included in Consolidated EBITDA, provided that so long as such Synergies have been or will be realized at any time during such Relevant Period, it may be assumed they were realized during the entirety of such Relevant Period; and/or (ii) all Synergies which the Parent Guarantor or the Issuer (in good faith) believes can be achieved following the end of such period directly or indirectly as a consequence of the Purchase or any related steps (the “Forward-Looking Purchase Synergies”), provided that so long as such Forward-Looking Purchase Synergies will be realizable at any time in the future, it may be assumed they will be realizable during the entire such period; in each case, without prejudice to the Synergies actually realized during the Relevant Period and already included in

Consolidated EBITDA; and/or (c) exclude any non-recurring fees, costs and expenses directly or indirectly related to the Purchase.
(b)
For the purpose of calculating any Applicable Metric (including the financial definitions or components thereof) in the Note Documents, including when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to any relevant Sale (as defined below)), the Parent Guarantor or the Issuer may: (a) if during such period any member of the Group has disposed or committed (unilaterally, conditionally or otherwise) to make a disposal of any person, property, business or material fixed asset or any group of assets constituting an operating unit of a business sold, transferred or otherwise disposed of by the Group (any such sale, transfer, disposition or commitment therefor, a “Sale”) or if the transaction giving rise to the need to calculate Consolidated EBITDA relates to such a Sale, calculate Consolidated EBITDA for such period on the basis that Consolidated EBITDA will be reduced by an amount equal to the earnings before interest, tax, depreciation, amortization and impairment (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the earnings before interest, tax, depreciation, amortization and impairment (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) (if negative) attributable thereto for such period as if the Sale occurred on the first day of such Relevant Period; and/or (b) include an adjustment in respect of any Sale and/or any steps taken or committed or expected to be taken (in each case, unilaterally, conditionally or otherwise) in respect of such Sale up to the amount of the pro forma increase in Consolidated EBITDA projected by the Parent Guarantor or the Issuer (in good faith) after taking into account the full “run rate” effect of: (i) all Synergies which the Parent Guarantor or the Issuer (in good faith) determines have been or will be achieved (in full or in part) at any time during such Relevant Period directly or indirectly as a consequence of the Sale or any related steps, without prejudice to the Synergies actually realized during the Relevant Period and already included in Consolidated EBITDA, provided that so long as such Synergies have been realized at any time during such Relevant Period, it may be assumed they were realized during the entirety of such Relevant Period; and/or (ii) all Synergies which the Parent Guarantor or the Issuer (in good faith) believes can be achieved following the end of such period directly or indirectly as a consequence of the Sale or any related steps (the “Forward-Looking Sale Synergies”), provided that so long as such Forward-Looking Sale Synergies will be realizable at any time in the future, it may be assumed they will be realizable during the entire such period; in each case, without prejudice to the Synergies actually realized during the Relevant Period and already included in Consolidated EBITDA; and/or (c) exclude any non-recurring fees, costs and expenses directly or indirectly related to the Sale.
(c)
For the purpose of calculating any Applicable Metric (including the financial definitions or components thereof) in the Note Documents, including when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to implementing or committing to implement such Group Initiative), the Parent Guarantor or the Issuer may: (a) include an adjustment in respect of each Group Initiative and/or any steps taken or committed or expected to be taken (in each case, unilaterally, conditionally or otherwise) in respect of such Group Initiative up to the amount of the pro forma increase in Consolidated EBITDA projected by the Parent Guarantor or the Issuer (in good faith) after taking into account the full “run rate” effect of: (i) all Synergies which the Parent Guarantor or the Issuer (in good faith) determines have been or will be achieved (in full or in part) at any time during such Relevant Period directly or indirectly as a consequence of implementing or committing to implement such Group Initiative or any related steps, without prejudice to the Synergies actually realized during the Relevant Period and already included in Consolidated EBITDA, provided that so long as such Synergies have been realized at any time during such Relevant Period, it may be assumed they were realized during the entirety of such Relevant Period; and/or (ii) all Synergies which the Parent Guarantor or the Issuer (in good faith) believes can be achieved following the end of such period directly or indirectly as a consequence of implementing or committing to implement such Group Initiative or any related steps (the “Forward-Looking Group Initiative Synergies” and together with the Forward-Looking Purchase Synergies and the Forward-Looking Sale Synergies, the “Forward-Looking Synergies”), provided that so long as such Forward-Looking Group Initiative Synergies will be realizable at any time in the future, it may be assumed they will be realizable during the entire such period; in each case, without prejudice to the Synergies actually realized during the Relevant Period and already included in Consolidated EBITDA; and/or (b) exclude any non-recurring fees, costs and expenses directly or indirectly related to the implementation of, or commitment to, implement such Group Initiative.
(d)
In relation to the definitions set out in this Indenture and all other related provisions of the Note Documents (including any Applicable Metric): (i) all calculations will be determined in good faith by an Officer of the Parent Guarantor or a Subsidiary (including in respect of Synergies); and (ii) all calculations in respect of Synergies (in each case actual or anticipated) may be made as though the full run-rate effect of such Synergies were realized on the first day of the Relevant Period.
(e)
Consolidated EBITDA or Consolidated Net Income for any part of a Relevant Period falling prior to the Issue Date shall be calculated on an actual basis over the Relevant Period or, at the Parent Guarantor’s or the Issuer’s option, on the basis of the final management case financial model.
(f)
In the event that (i) any Accounting Reference Date or other Quarter Date is adjusted by the Parent Guarantor or the Issuer to avoid an Accounting Reference Date or other Quarter Date falling on a day which is not a Business Day and/or to ensure that an Accounting Reference Date or other Quarter Date falls on a particular day of the week; or (ii) there is any adjustment to a scheduled payment date to avoid payments becoming due on a day which is not a Business Day, if that adjustment results in any amount being paid in a Relevant Period in which it would otherwise not have been paid, for the purpose of calculating any Applicable Metric under the Finance Documents the Parent Guarantor or the Issuer may (at their option) treat such amount as if it was paid in the Relevant Period in which it would have been paid save for any such adjustment.
(g)
Unless a contrary indication appears, a reference in the Note Documents to Consolidated Net Income, Consolidated EBITDA or LTM EBITDA is to be construed as a reference to Consolidated Net Income, Consolidated EBITDA or LTM EBITDA of the Group on a consolidated basis.
(h)
Notwithstanding anything to the contrary (including anything in the financial definitions set out in this Indenture), when calculating any Applicable Metric, the financial definitions or component thereof, the Parent Guarantor or the Issuer shall be permitted to: (a) exclude all or any part of any expenditure or other negative item (and/or the impact thereof) directly or indirectly relating to or resulting from: (i) the Transaction; (ii) any other acquisition, Investment or other joint venture permitted by the terms of this Indenture or the impact from purchase price accounting; (iii) start-up costs for new businesses and branding or re-branding of existing businesses; (iv) Restructuring Costs; (v) research and development expenditure (and the capitalization thereof); and/or (vi) the implementation of IFRS 15 (Revenue from Contracts with Customers) and/or IFRS 16 (Leases) and, in each case, any successor standard thereto (or any equivalent measure under the accounting principles) or any other changes in the applicable accounting principles; and/or (b) include any addbacks (without further verification or diligence) for adjustments (including anticipated Synergies) or costs or expenses related to the Transaction and/or any base case model or quality of earnings report relating to a Permitted Acquisition prepared by an independent third party and/or taken into account in determining “Adjusted EBITDA” or any financing EBITDA to be used in connection with financing for a Permitted Acquisition and/or any research and development expenditure (which is not otherwise capitalized).
(i)
Any Applicable Metric to be determined in connection with an Applicable Transaction may, at the Parent Guarantor’s or the Issuer’s option, be determined as at the Applicable Test Date; provided that when making such determination the Parent Guarantor or the Issuer shall be required to give pro forma effect to any other Applicable Transactions that have occurred up to (and including) the Applicable Test Date.
(j)
If compliance with an Applicable Metric is established in accordance with Section 4.08(n), such Applicable Metric shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) the Parent Guarantor or the Issuer may elect, in its sole discretion, to recalculate any Applicable Metric on the basis of a more recent Applicable Test Date, in which case, such date of redetermination shall thereafter be deemed to be the relevant Applicable Test Date for purposes of such Applicable Metrics; and (b) save as contemplated in clause (a) above, compliance with any Applicable Metric shall not be determined or tested at any time after the relevant Applicable Test Date for such transaction and any actions or transactions related thereto.
(k)
If any Applicable Metric for which compliance was determined or tested as of an Applicable Test Date would at any time after the Applicable Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in such Applicable Metric (or any other Applicable Metric), such Applicable Metric will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations.
(l)
If any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the Applicable Test Date would at any time after the Applicable Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or an Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing).
(m)
In calculating the availability under any Applicable Metric in connection with any action or transaction unrelated to the Applicable Transaction following the relevant Applicable Test Date and prior to the earlier of the date on which such Applicable Transaction is consummated or the Parent Guarantor or the Issuer determine (in their sole discretion) that such Applicable Transaction will not be consummated, any such Applicable Metric shall be determined or tested giving pro forma effect to such Applicable Transaction.
(n)
If any Applicable Metric is determined by reference to the greater of a fixed amount (the “numerical permission”) and a percentage of LTM EBITDA (the “grower permission”) and the grower permission of the Applicable Metric exceeds the applicable numerical permission at any time as a result of a Permitted Acquisition, the numerical permission shall be deemed to be increased to the highest amount of the grower permission reached from time to time as a result of any such Permitted Acquisition and shall not subsequently be reduced as a result of any decrease in the grower permission.
(o)
In the event that any amount or transaction meets the criteria of more than one Applicable Metric, the Parent Guarantor or the Issuer may (in their sole discretion), classify and reclassify that amount or transaction to a particular Applicable Metric and will only be required to include that amount or transaction in one of those Applicable Metrics (and, for the avoidance of doubt, an amount may at the option of the Issuer be split between different Applicable Metrics).
(p)
References to (i) any matter being “permitted” under this Indenture or any other Note Document shall include references to such matters not being prohibited or otherwise being approved under this Indenture or such other Note Document and (ii) any transaction being in the “ordinary course of business” of a member of the Group shall be construed to include any transaction that is consistent with industry practice in the industries in which the Group operates.
(q)
For purposes of determining compliance with: any Applicable Metric, the euro equivalent of amounts denominated in a foreign currency shall be calculated, at the Parent Guarantor’s or the Issuer’s option, using any of: (i) any applicable weighted average spot conversion rates over the relevant testing period; (ii) any applicable conversion rates used in any relevant financial statements or management accounts; (iii) any applicable conversion rate selected by the Parent Guarantor or the Issuer (acting reasonably and in good faith) on the relevant date of determination (including the Applicable Test Date, if applicable); and (iv) any applicable conversion rate under any foreign exchange hedging arrangement entered into by any member of the Group, and, in each case, no Default, Event of Default or any breach of representation or warranty or undertaking shall arise merely as a result of a subsequent change in the euro equivalent amount of any relevant amount due to fluctuations in exchange rates.
(r)
For the purpose of this Section 4.08 and to the extent any Applicable Metric is used as the basis (in whole or in part) for permitting any transaction or making any determination under this Indenture (including on a pro forma basis) no item shall be included or excluded more than once where to do so would result in double counting.
ARTICLE 5

SUCCESSORS
Section 5.01
Merger and Consolidation
(a)
The Parent Guarantor. Subject to Section 5.01(d), the Parent Guarantor will not consolidate with or merge with or into, or assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any person, unless:
(1)
the resulting, surviving or transferee person (the “Successor Company”) will be a person organized and existing under the laws of the United Kingdom, the Grand Duchy of Luxembourg, Germany, the United States (including, for the avoidance of doubt, any state thereof, the District of Columbia or any territory thereof) or a

Member State of the European Union, the Cayman Islands, the Channel Islands, Japan, Norway or Switzerland and the Successor Company (if not the Parent Guarantor) will expressly assume, by way of supplemental indenture or other documents or instruments, executed and delivered to the Trustee, all the obligations of the Parent Guarantor under this Indenture, the Notes and any other Note Documents, as applicable; and
(2)
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing under this Indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor under the Notes and this Indenture.

(b)
The Issuer. Subject to Section 5.01(d), the Issuer will not consolidate with or merge with or into, or assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any person, unless:
(1)
the resulting, surviving or transferee person (the “Successor Issuer”) will be a person organized and existing under the laws of the United Kingdom, the Grand Duchy of Luxembourg, Germany, the United States (including, for the avoidance of doubt, any state thereof, the District of Columbia or any territory thereof) or a Member State of the European Union, the Cayman Islands, the Channel Islands, Japan, Norway or Switzerland and the Successor Issuer (if not the Issuer) will expressly assume, by way of supplemental indenture or other documents or instruments, executed and delivered to the Trustee, all the obligations of the Issuer under this Indenture, the Notes and any other Note Documents, as applicable; and
(2)
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing under this Indenture.

The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Notes and this Indenture.

(c)
The Subsidiary Guarantors. No Subsidiary Guarantor (other than a Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of this Indenture) may:
(1)
consolidate with or merge with or into any person;
(2)
sell, assign, convey, transfer, lease or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any person; or
(3)
permit any person to merge with or into such Subsidiary Guarantor, unless:
(A)
the other person is the Parent Guarantor, the Issuer or any Subsidiary that is a Subsidiary Guarantor (or becomes a Subsidiary Guarantor substantially concurrently with the transaction); or

(B)
either (x) the Issuer or a Guarantor is the continuing person or (y) the resulting, surviving or transferee person expressly assumes all of the obligations of the Subsidiary Guarantor under this Indenture, and immediately after giving effect to the transaction, no Event of Default is continuing; or
(C)
the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Issuer or a Subsidiary) otherwise permitted by this Indenture.
(d)
This Section 5.01 shall not restrict (and shall not apply to):
(1)
any Subsidiary that is not the Issuer or a Guarantor from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to the Issuer, a Guarantor or any other Subsidiary that is not the Issuer or a Guarantor;
(2)
any Guarantor from merging or liquidating into or transferring all or part of its properties and assets to the Issuer or another Guarantor;
(3)
any consolidation or merger of the Parent Guarantor into the Issuer or any Guarantor; provided that if the Issuer is not the surviving entity of such merger or consolidation the relevant Guarantor will assume the obligations of the Issuer (as applicable) under the Notes, this Indenture and the Note Guarantees, and with respect to the Issuer, Section 5.01(b)(1) and Section 5.01(b)(2) shall apply to such transaction;
(4)
the Issuer or any Guarantor consolidating into or merging or combining with an Affiliate incorporated or organized for the purpose of changing the legal domicile of such entity, reincorporating such entity in another jurisdiction, or changing the legal form of such entity; provided, that in the case of a consolidation, merger or combination of:
(A)
the Issuer into or with an Affiliate that is not a Guarantor, Section 5.01(b)(1) and Section 5.01(b)(2) shall apply to such transaction; and
(B)
any Subsidiary Guarantor into or with an Affiliate, Section 5.01(d)(3) shall apply to such transaction; or
(5)
the Transaction or any Permitted Transaction.
(e)
Notwithstanding any other provision of Section 5.01, Section 5.01 will not prohibit or restrict (i) the creation of a new Subsidiary or (ii) the Transaction or any Permitted Transaction, in each case, which shall be expressly permitted under this Article 5.
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01
Events of Default

(a)
Subject to Section 6.01(b), each of the following is an “Event of Default”:
(1)
default in any payment of interest on any Note when due and payable, continued for 30 days;
(2)
default in the payment of the principal amount of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, continued for five Business Days;
(3)
failure by the Issuer or any Guarantor to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in aggregate principal amount of the outstanding Notes with any agreement or obligation contained in this Indenture; provided that in the case of a failure to comply with Section 4.02, such period of continuance of such default or breach shall be 120 days after written notice described in this subparagraph (3) has been given;
(4)
the occurrence of any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor, the Issuer or any Significant Subsidiary or the payment of which is Guaranteed by the Parent Guarantor, the Issuer or any Significant Subsidiary, in each case, other than indebtedness owed to the Parent Guarantor, the Issuer or a Subsidiary, whether such indebtedness or Guarantee now exists, or is created after the date hereof, which default:
(A)
is caused by a failure to pay principal of such indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (a “payment default”); or
(B)
results in the acceleration of such indebtedness prior to its stated final maturity (the “cross-acceleration provision”),

and, in each case, the aggregate principal amount of all indebtedness subject to such payment defaults or accelerations (after giving effect to any applicable grace periods), is in excess of the greater of (x) €205 million and (y) an amount equal to 30% of LTM EBITDA;

(5)
any of the following occurs:
(A)
a decree or order for relief in respect of the Parent Guarantor, the Issuer or a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law is sanctioned by a court of competent jurisdiction and becomes unconditional;
(B)
a decree or order under any applicable Bankruptcy Law is sanctioned by a court of competent jurisdiction and becomes unconditional:
(i)
adjudging that the Parent, the Issuer or a Significant Subsidiary is bankrupt or insolvent;
(ii)
other than on a solvent basis, seeking reorganization, arrangement, adjustment, proposal or composition of or in respect of the

Parent, the Issuer or that Significant Subsidiary under any Bankruptcy Law;
(iii)
other than on a solvent basis, appointing a custodian, receiver (provisional, interim or permanent) or manager, liquidator, trustee, sequestrator (or other similar official) thereof over part of its assets with a market value in excess of the greater of (x) €205 million and (y) an amount equal to 30% of LTM EBITDA; or
(iv)
other than on a solvent basis, ordering the winding up, dissolution or liquidation of their affairs,

and any such decree, order or appointment continues to be in effect and unstayed for a period of sixty (60) consecutive days; or

(C)
the Parent Guarantor, the Issuer or a Significant Subsidiary:
(b)
consents to the filing of a petition, application, answer, proposal or consent seeking reorganization or relief under any applicable Bankruptcy Law;
(c)
consents to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under any applicable Bankruptcy Law;
(d)
consent to the commencement of any bankruptcy or insolvency in respect thereof under any applicable Bankruptcy Law;
(e)
other than on a solvent basis, consents to the appointment of, or taking possession by, a custodian, receiver (provisional, interim or permanent) or manager, liquidator, administrator, examiner, supervisor, trustee, sequestrator or similar official over part of its assets with a market value in excess of the greater of (x) €205 million and (y) an amount equal to 30% of LTM EBITDA; or
(f)
expressly admits in writing that it is insolvent or unable to pay its debts generally as they become due or commits an “act of bankruptcy” under any applicable Bankruptcy Law,

which, in each case, is (1) sanctioned by a court and becomes unconditional and (2) not with the Trustee;

(6)
except as permitted under this Indenture (including with respect to any limitations), any Note Guarantee of any one or more Guarantors that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any one or more Guarantors that is the Issuer or a Significant Subsidiary denies or disaffirms its obligations under its Note Guarantee (the “guarantee default provisions”) and such Default continues for 30 days after written notice of such Default has been given by the Trustee.

(b)
However, a Default under Section 6.01(a)(3) and Section 6.01(a)(4) will not constitute an Event of Default unless (i) the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes have notified the Issuer of the Default and (ii) the Issuer has not cured such Default within 60 days (or 120 days in the case of a failure to comply with Section 4.02) after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken or event that has occurred and that is reported to the Trustee more than two years after such reporting of such action or event. Any time period providing for the cure of any actual or alleged Default or Event of Default described under Section 6.01(a) may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation.
Section 6.02
Acceleration.
(a)
If an Event of Default (other than an Event of Default described in Section 6.01(a)(5)) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may, and the Trustee (subject to certain conditions) at the request of such Holders shall, subject to the provisions of the next paragraph, declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(4) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.
(b)
Any notice of Default under the first paragraph of this section, notice of acceleration with respect to an Event of Default under the first paragraph of this section or instruction to the Trustee to provide a notice of Default under the first paragraph of this section, notice of acceleration with respect to an Event of Default under the first paragraph of this section or take any other action with respect to an alleged Default or Event of Default under the first paragraph of this section (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuer and the Trustee that such Holder is not, or, in the case such Holder is a Relevant Clearing System or the Relevant Clearing System’s nominee, that such Holder is being instructed solely by beneficial owners that are not, Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request thereof (a “Verification Covenant”). In any case in which the Holder is the Relevant Clearing System or the Relevant Clearing System’s nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Relevant Clearing System or the Relevant Clearing System’s nominee.

(c)
If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and the Issuer provides to the Trustee an Officer’s Certificate (which shall be provided to the Holders) certifying that the Issuer (i) believes in good faith that there is a reasonable basis to believe a Directing Holder was at any relevant time in breach of its Position Representation or its Verification Covenant and (ii) has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If such Officer’s Certificate has been delivered to the Trustee, the Trustee shall refrain from acting in accordance with such Noteholder Direction until such time as the Issuer provides to the Trustee an Officer’s Certificate stating that (i) a Directing Holder has satisfied its Verification Covenant, (ii) a Directing Holder has failed to satisfy its Verification Covenant or (iii) a court of competent jurisdiction rules that such Directing Holder was, at such time, not in breach of its Position Representation or its Verification Covenant, and during such time the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Directing Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Directing Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, and any related acceleration rescinded, and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such alleged Default or Event of Default, shall not be permitted to act thereon and shall be restricted from accepting and acting on any future Noteholder Direction in relation to such Event of Default. If the Directing Holder has satisfied its Verification Covenant, then the Trustee shall be permitted to act in accordance with such Noteholder Direction. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Issuer (as described above). The Trustee shall be entitled to conclusively rely on any Noteholder Direction (provided that the relevant Position Representations are provided in accordance with the provisions of the preceding paragraph) or Officer’s Certificate delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein.
(d)
If an Event of Default described in Section 6.01(a)(5) occurs and is continuing, the principal of and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
(e)
Holders may not enforce this Indenture or the Notes except as provided in this Indenture
Section 6.03
Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any,

and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. Following such Event of Default, the Trustee is entitled to require all Agents to act under its direction.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence to the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04
Waiver of Past Defaults.
(a)
Subject to Section 6.07 and Section 9.02 hereof, the Trustee, upon receipt of written notice from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding under this Indenture may, on behalf of the Holders of all of the Notes, waive all past or existing Defaults or Events of Default (except with respect to non-payment of principal, premium, interest or Additional Amounts, if any, on any Note held by a non-consenting Holder, which may only be waived with the consent of Holders of not less than 90% of the aggregate principal amount of the outstanding Notes) and rescind any such acceleration with respect to such Notes and its consequences (including the payment default that resulted from such acceleration) if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
(b)
(i) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.02 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.
Section 6.05
Control by Majority.

Subject to Section 7.01(e), the Holders of at least 30% in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, and the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability and may take any other action that is not inconsistent with any such direction received from Holders of the Notes.

Section 6.06
Limitation on Suits.

Subject to Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee in its sole discretion against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)
such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)
Holders of at least 30% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy, and such Holder is not in breach of a Position Representation or Verification Covenant;
(3)
such Holders, or Directing Holders that are not in breach of a Position Representation (as applicable) have offered in writing and, if requested, provided to the Trustee security and/or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;
(4)
the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security and/or indemnity; and
(5)
the Holders of at least 30% in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60‑day period.
Section 6.07
Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of any payment of principal, premium on, if any, or interest, if any, on the Notes on or after such respective dates shall not be impaired or affected without the consent of the Holders of not less than 90% in aggregate principal amount of the Notes.

Section 6.08
Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the properly incurred compensation, expenses, disbursements and advances of the Trustee, the Agents, any other agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding in its own name for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

Section 6.09
Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, the Agents, any other agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, any other obligor upon the Notes, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, the Agents, any other agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Agents, any other agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10
Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, the Agents, any other agents and attorneys (including the Agents and the Trustee) for amounts due under Section 7.02 and Section 7.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and any Agents and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, rateably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11
Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then-outstanding Notes, or to any suit initiated by any Holder for the enforcement of the payment of any principal of or interest on any Note, on or after its maturity date.

Section 6.12
Stay, Extension and Usury Laws.

The Parent Guarantor and its Subsidiaries shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Parent Guarantor and its Subsidiaries (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.13
Enforcement by Holders.

Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

ARTICLE 7

THE TRUSTEE AND AGENTS
Section 7.01
Duties of Trustee.
(a)
If an Event of Default has occurred and is continuing, of which a Responsible Officer of the Trustee has received written notice, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines (after consultation with counsel) is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification and/or security satisfactory to the Trustee in its sole discretion against all fees, losses, liabilities and expenses caused by taking or not taking such action.
(b)
Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge:
(1)
the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee; provided that to the extent the duties of the Trustee under this Indenture and the Notes may be qualified, limited or otherwise affected by the provisions of the Note Documents, the Trustee shall be required to perform those duties only as so qualified, limited or affected; and

(2)
in the absence of fraud on its part, the Trustee may conclusively rely upon, as to the truth of the statements and the correctness of the opinions expressed therein, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to the certificates or opinions specifically required to be furnished to it hereunder, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.
(c)
The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or fraud, except that:
(1)
this Section 7.01(c) does not limit the effect of Section 7.01(b);
(2)
the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(3)
the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, Section 6.04 or Section 6.05 hereof; and
(4)
no provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, including in taking any action at the request or direction of Holders, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk, liability, loss, fee or expense is not reasonably assured to it or it does not receive indemnity or security satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws, it being understood that the Trustee shall not be required to advance its own funds in connection with its duties and responsibilities as Trustee. The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(d)
Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), Section 7.01(b), and Section 7.01(c).
(e)
The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders have offered to the Trustee indemnification and/or security satisfactory to it in its sole discretion against any fees, losses, liabilities and expenses (other than those arising as a result of gross negligence, willful misconduct or fraud by the Trustee).

(f)
The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02
Rights of Trustee.
(a)
The Trustee and each Agent may rely conclusively upon and be protected from acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, if it sees fit, make such inquiry without incurring liability.
(b)
The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee in accordance with Section 14.01 of this Indenture and such notice clearly references the Notes, the Issuer or this Indenture.
(c)
The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney, delegate, depositary, or agent appointed with due care.
(d)
The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)
Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(f)
The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at reasonable times during normal business hours at the sole expense of the Issuer and the Trustee shall incur no liability of any kind by reason of such inquiry or investigation.
(g)
The Trustee will have no duty to inquire as to the Parent Guarantor’s performance of the covenants in Article 4 hereof. In addition, the Trustee will not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default (i) occurring pursuant to Section 6.01(a)(1) or Section 6.01(a)(2) (provided it is acting as Paying Agent), and (ii) of which a Responsible Officer of the Trustee has received written notification identifying the Notes or this Indenture or obtained actual knowledge. The Trustee will be under no obligation to monitor financial performance of the Parent Guarantor.

(h)
The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.
(i)
The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.
(j)
In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict, in its reasonable opinion, is resolved.
(k)
The permissive rights of the Trustee to take or refrain from taking any action enumerated in this Indenture will not be construed as an obligation or duty to do so.
(l)
Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or Opinions of Counsel, as applicable).
(m)
The rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and/or secured to its satisfaction, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder and each Agent, custodian and other Person employed to act hereunder. Absent willful misconduct, gross negligence or fraud, each Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.
(n)
The Trustee may request that the Parent Guarantor and the Issuer each deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(o)
Anything in this Indenture to the contrary notwithstanding, under no circumstances will the Trustee be liable to the Parent Guarantor for any indirect, punitive or consequential loss (being loss of business, goodwill, opportunities or profit) even if advised of the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise, even if foreseeable and even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p)
The Trustee will be entitled to assume, without inquiry, that the Parent Guarantor has performed in accordance with all of the provisions of this Indenture, unless notified to the contrary.
(q)
The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of the State of New York.
(r)
Except as set out in Section 9.05 below, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(s)
The Trustee may retain professional advisors to assist it in performing its duties under this Indenture or any Notes Document at the cost of the Parent Guarantor. The Trustee may consult with counsel or other professional advisors and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(t)
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused directly or indirectly by forces beyond its control, including acts of war or terrorism involving the United States, the United Kingdom and any member state of the European Union or any other national or international calamity or emergency (including natural disasters, pandemics or acts of God), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(u)
The Trustee will not be liable to any Person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(v)
No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.
(w)
The Trustee and the Paying Agent shall be entitled to make payments net of any Taxes or other sums required by any applicable law to be withheld or deducted.
(x)
The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or any Note Documents, unless such Holders shall have offered to the Trustee indemnity and/or other security satisfactory to the Trustee in its sole discretion against the losses, costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.
Section 7.03
Individual Rights of Trustee and Agents.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Parent Guarantor, the Issuer or any Affiliate of the Parent Guarantor or the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee has acknowledged that it has acquired any conflicting interest, it must eliminate such conflict within 90 days, or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04
Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

Section 7.05
Notice of Defaults.

If a Default occurs and is continuing and a Responsible Officer of the Trustee is informed in writing of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06
Compensation and Indemnity.
(a)
The Issuer, or upon failure of the Issuer to pay, each Guarantor, jointly and severally, will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder and thereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all disbursements, advances and expenses properly incurred or made by it, including costs of collection, any additional fees the Trustee may incur acting after a Default or Event of Default and any fees the Trustee may incur in connection with exceptional duties in relation to its appointment hereunder, in addition to the compensation for its services. Such expenses will include the properly incurred compensation, disbursements, expenses and advances of the Trustee’s agents and counsel.
(b)
In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee reasonably determines to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuer shall pay to the Trustee such additional remuneration for such duties.

(c)
The Issuer and each Guarantor, jointly and severally, will indemnify the Trustee and the Agents and their respective officers, directors, employees, agents and employers and hold them harmless, against any and all losses incurred by the relevant indemnified entity arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of the relevant indemnified entity enforcing this Indenture against the Issuer (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The relevant indemnified entity will notify the Issuer promptly upon obtaining actual knowledge thereof of any claim for which it may seek indemnity. Failure by the relevant indemnified entity to so notify the Issuer will not relieve the Issuer of its obligations hereunder. Except where the interests of the Issuer and the Guarantors, on the one hand, and the relevant indemnified entity on the other hand, may be adverse, the Issuer or such Guarantor will defend the claim and the relevant indemnified entity will provide reasonable cooperation. The relevant indemnified entity may at its option have separate counsel and the Issuer will pay the properly incurred fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.
(d)
The obligations of the Issuer under this Section 7.06 and any Lien arising hereunder will survive the resignation or removal of the Trustee, the discharge of the Issuer’s obligations pursuant to Article 10 or the termination of this Indenture and shall continue for the benefit of the Trustee or an Agent notwithstanding its resignation or retirement. For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given, to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, by each Agent, and any other Person employed by the Trustee to act hereunder.
(e)
To secure the Issuer’s payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(f)
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.07
Replacement of Trustee.
(a)
Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.07.
(b)
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1)
the Trustee fails to comply with Section 7.09 hereof;
(2)
the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)
a custodian or public officer takes charge of the Trustee or its property;
(4)
the Trustee becomes incapable of acting; or
(5)
the Trustee has or acquires a conflict of interest not eliminated in accordance with Section 7.03.
(c)
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)
If a successor Trustee is not appointed and does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.
(e)
If the Trustee, after written request by any Holder who has been a bone fide Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)
A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee or Agent as the case may be.
Section 7.08
Successor Trustee or Agent by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee or Agent.

In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.09
Eligibility; Disqualification.

This Indenture shall at all times have a Trustee that is an entity organized and doing business under the laws of the United States or any state thereof, or a member state of the

European Union or a political subdivision thereof or the United Kingdom, that is authorized to exercise corporate trust power and that is a Person which is generally recognized as an entity which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature of the Offering of the Notes as described in the Offering Memorandum.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01
Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes, the Note Guarantees and this Indenture upon compliance with the conditions set forth below in this Article 8.

Section 8.02
Legal Defeasance and Discharge.

Upon the Issuer’s election described in Section 8.01 hereof to exercise its rights under this Section 8.02, the Parent Guarantor, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes, the Note Guarantees and this Indenture on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Parent Guarantor, the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in Section 8.02(a) and Section 8.02(b) and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)
the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Additional Amounts) or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(b)
the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust set forth in Article 2 hereof;
(c)
the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Agents hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(d)
this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. If the

Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01.

Section 8.03
Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer, its Subsidiaries and the Parent Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its obligations under Section 4.02, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 5.01 (other than with respect to Section 5.01(b)(1)) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Issuer and its Subsidiaries may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s election described in Section 8.01 hereof to exercise its rights under this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(3), Section 6.01(a)(4) and Section 6.01(a)(5) (other than with respect to the Issuer).

Section 8.04
Conditions to Legal Defeasance or Covenant Defeasance.

In order to elect to exercise its rights under either Section 8.02 or Section 8.03 hereof:

(a)
In order to exercise either defeasance option, the Issuer (i) must irrevocably deposit in trust (the “defeasance trust”) with the Trustee (or another entity designated or appointed (as agent) by the Trustee for this purpose) cash in euro or European Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption, and (ii) must comply with certain other conditions, including delivery to the Trustee of:

(1)
an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Notes);
(2)
an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and
(3)
an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.
Section 8.05
Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
(a)
Subject to Section 8.06 hereof, all money and non-callable European Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, or other entity designated by the Trustee for this purpose) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Amounts, but such money need not be segregated from other funds except to the extent required by law.
(b)
The Issuer will pay and indemnify the Trustee against any Taxes imposed or levied on or assessed against the European Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such Taxes which by law are for the account of the Holders of the outstanding Notes.
(c)
The obligations of the Issuer under this Section 8.05 shall survive the resignation or renewal of the Trustee and/or satisfaction and discharge of this Indenture.
(d)
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or European Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06
Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, interest or Additional Amounts, if any on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be made available to the newswire service of Bloomberg or, if Bloomberg does not operate, any similar agency a notice to the effect that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07
Reinstatement.

If the Trustee or any Paying Agent is unable to apply any euro or non-callable European Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Issuer make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01
Without Consent of Holders.
(a)
Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:
(1)
cure any ambiguity, omission, mistake, defect, error or inconsistency or reduce the minimum denomination of the Notes;
(2)
provide for the assumption by a successor Person or a co-issuer of the obligations of the Issuer or a Guarantor under any Note Document, including, without limitation, in connection with a Permitted Transaction;
(3)
add to the covenants, add an obligor, or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Parent Guarantor or any Subsidiary;
(4)
make any change that would provide any additional rights or benefits to the Trustee or the Holders or make any change (including changing the ISIN, common code or other identifying number on any Notes) that does not adversely affect the rights of the Trustee or any Holder in any material respect;

(5)
make such provisions as necessary (as determined in good faith by the Board of Directors or a member of senior management of the Parent Guarantor or the Issuer) for the issuance of Additional Notes that may be issued in compliance with this Indenture;
(6)
provide for uncertificated Notes in addition to the or in place of certificated Notes;
(7)
provide for any Subsidiary to provide a Guarantee in accordance with Section 4.07 to add Note Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;
(8)
evidence and provide for the acceptance and appointment under any Debt Document of a successor Trustee or security agent pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document;
(9)
release any Guarantor from its Note Guarantee pursuant to this Indenture when permitted or required by this Indenture;
(10)
conform the text of this Indenture or the Notes to any provision of the section “Description of the Notes” in the Offering Memorandum to the extent that such provision in the section “Description of the Notes” in the Offering Memorandum was intended to be a recitation of a provision of this Indenture or the Notes;
(11)
release and discharge any Lien securing the Notes when permitted or required by this Indenture;
(12)
make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect;
(13)
comply with the rules of any applicable securities depositary; and
(14)
facilitate any transaction that complies with Section 5.01, relating to mergers, consolidations and sales of assets; and
(15)
make any amendment of an administrative or ministerial nature to the provisions of this Indenture or any Note Document to facilitate a Permitted Transaction.
(b)
Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer, in the execution of any amended or supplemental indenture or other instrument authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c)
Notwithstanding anything to the contrary in this Indenture, in order to effect an amendment authorized by Section 9.01(a)(3) and Section 9.01(a)(6) to add a Guarantor under this Indenture, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by (i) the Issuer, (ii) such additional Guarantor and (iii) the Trustee. Any other amendments permitted by this Indenture need only be duly authorized and executed by the Issuer and the Trustee.
Section 9.02
With Consent of Holders.

Except as provided in this Section 9.02, this Indenture (including without limitation, Section 4.06 hereof) and the other Note Documents may be amended, supplemented or otherwise modified with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal or premium, Additional Amounts, if any, or interest on any Note (including in connection with an offer to purchase), except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture and the other Note Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). If any amendment, supplement or waiver will only affect one or more series of Notes (but not all series of Notes), only the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of the series so affected (and not the consent of the Holders of at least a majority in aggregate principal amount of all Notes then outstanding), shall be required. Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders in accordance with this Section 9.02, and upon receipt by the Trustee of the documents described in Section 7.02(p) hereof, the Trustee will join with the Issuer and the Guarantors, as applicable, in the execution of such amended or supplemental indenture or other instrument unless such amended or supplemental indenture or other instrument directly affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or other instrument.

The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver of any Notes Document. It is sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a sale or tender of such Holder’s Notes will not be rendered invalid by such sale or tender.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Section 6.07 hereof and the following paragraph, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.

(a)
However, without the consent of Holders holding not less than 90% (or, in the case of Section 9.02(a)(8), 80%) of the then outstanding principal amount of the Notes (provided, however, that if any amendment, supplement, waiver or other modification or consent will only affect one or more series of Notes (but not all series of Notes), only the consent of the holders of at least 90% (or, in the case of Section 9.02(a)(8), 80%) of the aggregate principal amount of the then outstanding Notes of the series so affected will be required), an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:
(1)
reduce the stated rate of or extend the stated time for payment of interest on any such Note (except as provided above with respect to Section 4.06);
(2)
reduce the principal of or extend the Stated Maturity of any such Note (except as provided above with respect to Section 4.06);
(3)
reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described in paragraph 5 of the Global Notes or Section 3.08 of this Indenture;
(4)
make any such Note payable in currency other than that stated in such Note;
(5)
impair the contractual right of any Holder of any outstanding Note to institute suit for the enforcement of any payment of principal of, or interest or Additional Amounts, if any, on such Holder’s Notes on or after the due dates therefor;
(6)
make any change in the provisions of Section 2.13 of this Indenture that adversely affects the right of any Holder of such Notes in any material respect or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the applicable Payor agrees to pay Additional Amounts, if any, in respect thereof;
(7)
waive a Default or Event of Default with respect to the non-payment of principal, premium or interest or Additional Amounts, if any (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);
(8)
release any Guarantor from its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(9)
reduce the principal amount of Notes whose holders must consent to any amendment, waiver or modification or make any other change in the amendment or waiver provisions which require the Holders’ consent described in this Section 9.02.
(b)
For the avoidance of doubt, no amendment to, or deletion of, or actions taken in compliance with, Article 4 or this Article 9 shall be deemed to impair or affect any rights of Holders to receive payment of principal of, or interest or premium, if any, on the Notes.
Section 9.03
Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04
Notation on or Exchange of Notes.

The Trustee may place an appropriate notation (or otherwise in accordance with the procedures of the Relevant Clearing System) about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05
Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture or other instrument authorized pursuant to this Article 9 if the amendment or supplement or other instrument does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture or other instrument, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 14.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other instrument or other instrument is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer (and any Guarantor) enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture. In signing any amendment, supplement or waiver, the Trustee shall be entitled to indemnification or security satisfactory to them. Notwithstanding the foregoing, an Opinion of Counsel will not be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor to the Trustee of a supplemental indenture to this Indenture, the form of which is attached as an exhibit hereto.

ARTICLE 10

SATISFACTION AND DISCHARGE
Section 10.01
Satisfaction and Discharge.
(a)
This Indenture will be discharged and cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes and certain surviving rights of the Trustee, as expressly provided for in Section 10.01(c)) as to all Notes when:

(1)
either:
(A)
all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Trustee for cancellation; or
(B)
all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee or the Paying Agent in the name, and at the expense, of the Issuer;
(2)
the Issuer has deposited or caused to be deposited with the Trustee (or another entity designated or appointed (as agent) by the Trustee for this purpose) money in euro or European Government Obligations, or a combination thereof in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest and Additional Amounts, if any, to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of satisfying and discharging this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption, and any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. The Trustee and Agents shall not be liable to any Person (including, without limitation, any Holder) for acknowledging discharge of this Indenture in accordance with the terms of this Section 10.01, including where the amount deposited by the Issuer with the Trustee is insufficient for purposes of payment to Holders of the entire Indebtedness of the Notes on the applicable redemption date or Stated Maturity, as applicable. The obligation to fund any deficit (as described herein) (if applicable) shall be solely the obligation of the Issuer (which the Issuer hereby acknowledges and undertakes to fund) and not the Trustee or any Agent. Notwithstanding any failure of the Issuer to fund any such deficit in accordance with this Section 10.01, the Trustee shall apply or cause to be applied the deposited money toward the payment of the Notes on the redemption date or Stated Maturity, as applicable, and such payment shall not constitute or be deemed to constitute a waiver of (i) any rights the Trustee or any Holder under this Indenture or (ii) any obligation of the Issuer to fund such deficit;
(3)
the Issuer has paid or caused to be paid all other sums payable under this Indenture;
(4)
the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)
the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Article 10 relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with Section 10.01(a)(1), Section 10.01(a)(2), Section 10.01(a)(3) and Section 10.01(a)(4).
(b)
If requested in writing by the Issuer (which request may be included in the above-mentioned Officer’s Certificate) to the Trustee and the Paying Agent, the Trustee will distribute any amounts deposited to the Holders prior to Stated Maturity or the redemption date, as the case may be; provided, however, that the Holders shall have received at least five Business Days’ notice from the Issuer of such earlier repayment date (which may be included in the notice of redemption). For the avoidance of doubt, the distribution and payment to Holders prior to the maturity or redemption date as set forth above will not include any negative interest, present value adjustment, break costs or any other premium on such amounts.
(c)
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee (or other entity designated by the Trustee for this purpose) pursuant to Section 10.01(a)(1)(B), the provisions of Section 10.02 and Section 8.06 will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 10.02
Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money, European Government Obligations in the case of the Notes in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest and Additional Amounts, if any, on the Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, European Government Obligations in the case of the Notes, held by the Trustee or Paying Agent.

ARTICLE 11

GUARANTEES
Section 11.01
Guarantees.

Subject to this Article 11 and the Agreed Security Principles, each of the Guarantors hereby, jointly and severally and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee (or Authentication Agent) and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, interest and Additional Amounts, if any, on the Notes (to the extent permitted by law), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Without limiting the generality of the foregoing, each Guarantor’s liability under its Note Guarantee shall extend to all obligations under the Notes and this Indenture (including, without limitation, interest, fees, costs and expenses) that would be owed but for the fact that they are unenforceable or not allowable due to any proceeding under Bankruptcy Law involving the Issuer or any Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete payment and performance of the obligations contained in the Notes and this Indenture and the obligations of each Guarantor under this Note Guarantee shall not be subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason other than the complete payment and performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby or any collateral securing any such obligations until payment and performance in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02
Limitation on Liability.
(a)
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance, fraudulent transfer or transaction under value for purposes of any applicable Bankruptcy Law or any similar law of a relevant jurisdiction to the extent applicable to any Note Guarantee or Guarantor and be further limited as required under the Agreed Security Principles. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or transaction under value for purposes of Bankruptcy Law or any similar law of a relevant jurisdiction to the extent applicable to any Note Guarantee.
Section 11.03
Limitations Applicable to Certain Guarantors
(a)
German Guarantee Limitations.
(1)
In this Section 11.03(a):

“AG” means (i) a stock corporation (Aktiengesellschaft, AG) incorporated under German law and/or (ii) a limited liability partnership (Kommanditgesellschaft) with a stock corporation (Aktiengesellschaft, AG) as general partner (Komplementär).

“AG Guarantor” means any Guarantor which is an AG, any SE Guarantor and any KGaA Guarantor.

“AktG” means the German Stock Corporation Act (Aktiengesetz, AktG).

“Auditor’s Determination” means the determination pursuant to Section 11.03(a)(3)(D).

“BGB” means the German Civil Code (Bürgerliches Gesetzbuch, BGB).

“DPLA” means a domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) as defined in § 291 (1) AktG.

“EU Guarantor” means any limited liability company (or limited liability partnership with a limited liability company as its general partner) incorporated in a jurisdiction other than Germany whose centre of main interest (as that term is used in Article 3(1) of Regulation (EU) No. 2015/848 of 20 May 2015 on insolvency proceedings (recast), as amended by Regulation (EU) No. 2025/2073 of 8 October 2025)) is in Germany.

“German Guarantor” means any AG Guarantor, any GmbH Guarantor and any EU Guarantor.

“GmbH” means (i) a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) incorporated under German law and/or (ii) a limited liability partnership (Kommanditgesellschaft) with a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) as general partner (Komplementär) incorporated under German law.

“GmbH Capital Impairment” means the GmbH Net Assets of a GmbH Guarantor falling below the amount (Entstehung einer Unterbilanz) required to maintain that GmbH Guarantor's registered share capital (Stammkapital) or an increase of an existing shortage (Vertiefung einer Unterbilanz) of its registered share capital (Stammkapital) and thereby violating §§ 30, 31 GmbHG (including by way of any decrease of the GmbH Net Assets as a consequence of the existence, discharge or enforcement of any Limited Upstream Obligation against any subsidiary of a GmbH Guarantor).

“GmbH Guarantor” means a Guarantor which is a GmbH.

“GmbH Net Assets” means the net assets (Reinvermögen) of a GmbH Guarantor calculated in accordance with § 42 GmbHG, §§ 242, 264 HGB and the generally accepted accounting principles applicable (Grundsätze ordnungsgemäßer Buchführung) from time to time in Germany as adjusted pursuant to Section 11.03(a)(3)(F).

“GmbHG” means the German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG).

“HGB” means the German Commercial Code (Handelsgesetzbuch, HGB)

“InsO” means the German Insolvency Code (Insolvenzordnung – InsO).

“KGaA” means a Guarantor which is a partnership limited by shares (Kommanditgesellschaft auf Aktien, KGaA).

“KGaA Guarantor” means a Guarantor which is a KGaA.

“Limited Obligation” means any guarantee and any other liability, indemnity or other payment obligation under this Article 11 or any other provision of the Note Documents.

“Limited Upstream Obligation” means any Limited Obligation if and to the extent such Limited Obligation secures or relates to liabilities which are owed by direct or indirect shareholders of the relevant Guarantor (upstream) or Subsidiaries of such shareholders (such Subsidiaries not to include the relevant Guarantor and the Subsidiaries of that relevant Guarantor, except if and to the extent the liabilities (including guarantees) of such Subsidiaries secure liabilities of a member of the Group that is not a direct or indirect Subsidiary of the relevant Guarantor) (cross-stream).

“Liquidity Impairment” means a German Guarantor being deprived of the liquidity necessary to fulfil its liabilities towards its creditors and thereby violating § 15b (5) InsO, § 278 (3) AktG and/or Art. 5 SE Regulation (as applicable to the relevant German Guarantor).

“Management Notification” means the notification pursuant to Section 11.03(a)(3)(iii).

“Subsidiary” means a subsidiary within the meaning of sections 15 to 17 of the AktG.

“SE” means a European company (Europäische Gesellschaft, SE) incorporated under German law.

“SE Guarantor” means a Guarantor which is (i) an SE and/or (ii) a limited liability partnership (Kommanditgesellschaft) with a SE as general partner (Komplementär).

“SE Regulation” means Council Regulation (EC) No 2157/2001 of 8 October 2001 on the Statute for a European company (SE).

(2)
AG Guarantee Limitation Language
(A)
Save as set out otherwise in this Section 11.03(a)(2) the Trustee shall not enforce, and any AG Guarantor shall have a defence (Einrede) against any Limited Upstream Obligation of such AG Guarantor or of any Guarantor that is a subsidiary of such AG Guarantor.
(B)
Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if at the time of enforcement of the Limited Upstream Obligation a DPLA (either directly or indirectly through an unbroken chain of domination and/or profit transfer agreements) exists between the relevant AG Guarantor whose obligations are secured by the relevant Limited Upstream Obligation as dominating company (herrschendes Unternehmen) and the relevant AG Guarantor as a dominated company (beherrschtes Unternehmen), provided that:
(i)
the AG Guarantor is a Subsidiary of the relevant member of the Group whose obligations are secured by the relevant Limited Upstream Obligation; or
(ii)
the AG Guarantor and the relevant member of the Group whose obligations are secured by the relevant Limited Upstream Obligation are both Subsidiaries of a joint (direct or indirect) parent company with such parent company as dominating entity (herrschendes Unternehmen), in each case unless the mere existence of such a DPLA does not lead to the inapplicability of § 57 (1) and § 71a AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation, as applicable) as explicitly confirmed with reasons (and not, for example, as an obiter dictum) by the Federal Court of Justice (Bundesgerichtshof) in a third party case; and the loss compensation claim (Verlustausgleichsanspruch) of the AG Guarantor under such a DPLA would not be, or cannot be expected to be, fully valuable and recoverable (vollwertig) in the balance sheet of the AG Guarantor.

(C)
Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if and to the extent such Limited Upstream Obligation is covered (gedeckt) by a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the AG Guarantor against the affiliate whose obligations are secured by the relevant Limited Upstream Obligation and would therefore not lead to a violation of § 57 (1) AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation, as applicable), in each case unless it would lead to a violation of § 71a AktG.
(D)
Any Limited Upstream Obligation granted by such AG Guarantor or by any Subsidiary of that AG Guarantor shall be enforceable (vollstreckbar) if and to the extent:
(i)
an amount utilised under this Indenture is applied for the repayment, prepayment or other refinancing of any financial indebtedness of such AG Guarantor or Subsidiary of such AG Guarantor; and
(ii)
such exception does not lead to a violation of § 57 (1) or § 71a AktG (in connection with § 278 (3) AktG and/or Art. 5 SE Regulation, as applicable).
(E)
For the avoidance of doubt, the limits set out in this Section 11.03(a)(2) shall no further apply from the date the relevant AG Guarantor is no longer incorporated as an AG, SE or KGaA unless such Guarantor is a Subsidiary of another AG Guarantor in which case this Section 11.03(a)(2) shall apply in a way that the relevant Guarantor shall be treated as a Subsidiary of that other AG Guarantor in accordance with this Section 11.03(a)(2). In such event, the limitations set out in this Section 11.03(a)(2) shall not apply to the Limited Upstream Obligation granted by that Guarantor in respect of any liabilities which are owed by that other AG Guarantor or any of its Subsidiaries.
(3)
GmbH Guarantee Limitation Language
(A)
Save as set out in this Section 11.03(a)(3), the Trustee shall not enforce, and any GmbH Guarantor (and/or relevant subsidiary of a GmbH Guarantor) shall have a defence (Einrede) against, any Limited Upstream Obligation if and to the extent a discharge (Erfüllung) or enforcement (Vollstreckung) in respect of a Limited Upstream Obligation would cause a GmbH Capital Impairment to occur.
(B)
The restrictions in Section 11.03(a)(3)(i) shall not apply:

(i)
if and to the extent the Limited Upstream Obligation of the GmbH Guarantor secures any indebtedness under any Note Document in respect of:
(1)
amounts which are (directly or indirectly) on-lent or otherwise passed on to the relevant GmbH Guarantor or its Subsidiaries; or
(2)
bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the GmbH Guarantor or the GmbH Guarantor's Subsidiaries,

in each case, to the extent that any such on-lending or otherwise passing on or bank guarantees or letters of credit are still outstanding at the time of the enforcement of the relevant Limited Upstream Obligation provided that the Trustee waives with binding effect any restrictions under the Note Documents (as applicable) in respect of the GmbH Guarantor's recourse claim (if any) arising as a result of the enforcement of the Limited Upstream Obligation so that it shall be permitted for the GmbH Guarantor to make use of its rights to (x) set off its recourse claim (if any) against the loan or similar obligation in respect of the amounts on-lent or otherwise passed on to it or (y) otherwise use its recourse claim (if any) to settle or discharge this loan or similar obligation. The Trustee may elect not to waive the restrictions under the Notes Documents (as applicable) in respect of the GmbH Guarantor’s recourse claim (if any) arising as a result of the enforcement of the Limited Upstream Obligation against that GmbH Guarantor, provided that if the Trustee so elects, the enforcement limitations set out in this Section 11.03 apply in relation to any amounts which correspond to funds that have been borrowed and have been on-lent to, or otherwise been passed on to, or made available for the benefit of, the relevant GmbH Guarantor. For the avoidance of doubt, nothing in this Section 11.03(a)(3)(B) shall have the effect that such on-lent amounts may be enforced multiple times (no double dip);

(ii)
if, at the time of enforcement of the Limited Upstream Obligation, a DPLA (either directly or indirectly through an unbroken chain of domination and/or profit transfer agreements) exists between the relevant member of the Group whose obligations are secured by the relevant Limited Upstream Obligation as dominating company (herrschendes Unternehmen) and the relevant GmbH Guarantor as a dominated company (beherrschtes Unternehmen), provided that:
(1)
the GmbH Guarantor is a Subsidiary of the relevant member of the Group whose obligations are secured by the relevant Limited Upstream Obligation; or

(2)
the GmbH Guarantor and the relevant member of the Group whose obligations are secured by the relevant Limited Upstream Obligation are both Subsidiaries of a joint (direct or indirect) parent company with such parent company as dominating entity (beherrschendes Unternehmen), in each case unless the mere existence of such DPLA does not lead to the inapplicability of § 30 (1) sentence 1 GmbHG;

(iii)
if and to the extent any payment under the Limited Upstream Obligation is covered (gedeckt) by a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the GmbH Guarantor against the relevant member of the Group whose obligations are secured by the relevant Limited Upstream Obligation; or
(iv)
if the relevant GmbH Guarantor has not complied with its obligations pursuant to Section 11.03(a)(3)(C) and/or Section 11.03(a)(3)(D) (as applicable) below; however, if and to the extent that the relevant Limited Upstream Obligation has been enforced without regard to the restrictions contained in this Section 11.03(a)(3) because the Management Notification and/or the Auditor’s Determination has not (or not in a timely manner) been delivered pursuant to Section 11.03(a)(3)(C) and/or Section 11.03(a)(3)(D) (as applicable) below, but the Auditor’s Determination has then been delivered within four (4) months from its due date in accordance with Section 11.03(a)(3)(D) below, the Trustee shall upon demand of the GmbH Guarantor to the Trustee repay any amount received from the GmbH Guarantor which pursuant to the Auditor's Determination would not have been available for enforcement, if the Auditor's Determination had been delivered in a timely manner.
(C)
If the relevant GmbH Guarantor does not notify the Trustee within fifteen (15) Business Days after the making of a demand against that GmbH Guarantor under the relevant Limited Upstream Obligation:
(i)
to what extent such Limited Upstream Obligation is an upstream or cross-stream guarantee or indemnity; and
(ii)
to what extent a GmbH Capital Impairment would occur as a result of an enforcement of the Limited Upstream Obligation (setting out in reasonable detail the amount of its GmbH Net Assets, providing an up-to-date pro forma balance sheet), then the restrictions set out in Section 11.03(a)(3)(i) above shall cease to apply until a Management Notification has been provided.

(D)
if the Trustee disagrees with the Management Notification, it may within twenty (20) Business Days of its receipt, request the relevant GmbH

Guarantor to provide to the Trustee within forty-five (45) Business Days of receipt of such request a determination by the Auditors or any other auditors of international standard and reputation appointed by the GmbH Guarantor (at its own cost and expense) setting out in reasonable detail the amount in which the payment and/or enforcement under the Limited Upstream Obligation would cause a GmbH Capital Impairment subject to the terms set out under this Section 11.03(a)(3). Save for manifest errors, the Auditor's Determination shall be binding on all parties.
(E)
If, after it has been provided with an Auditor's Determination which prevented it from demanding any or only partial payment under the Limited Upstream Obligation, the Trustee ascertains in good faith that the financial conditions of the GmbH Guarantor as set out in the Auditor's Determination has substantially improved, the Trustee (acting reasonably) may, at the GmbH Guarantor's cost and expense, arrange for the preparation of an updated balance sheet of the GmbH Guarantor by applying the same principles that were used for the preparation of the Auditor's Determination by the auditors who prepared the Auditor's Determination in order for such Auditors to determine whether (and, if so, to what extent) the GmbH Capital Impairment has been cured as result of the improvement of the financial condition of the GmbH Guarantor. The Trustee may not arrange for the preparation of an Auditor's Determination prior to the expiry of three (3) months from the date of the issuance of the preceding Auditor's Determination. The Trustee may only demand payment under the Limited Upstream Obligation to the extent the Auditors determine that the GmbH Capital Impairment have been cured.
(F)
The GmbH Net Assets shall be adjusted as follows:
(i)
the amount of any increase in the registered share capital of the relevant GmbH Guarantor which was carried out after the relevant GmbH Guarantor became a party to this Indenture and made from retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) shall be deducted from the amount of the registered share capital (Stammkapital) of the relevant GmbH Guarantor if it is expressly prohibited under the Note Documents and has been carried out without the prior written consent of the Trustee;
(ii)
the amount of non-distributable assets according to § 253 (6) HGB shall not be included in the calculation of GmbH Net Assets;
(iii)
the amount of non-distributable assets according to § 268 (8) HGB shall not be included in the calculation of GmbH Net Assets;
(iv)
the amount of non-distributable assets according to § 272 (5) HGB shall not be included in the calculation of GmbH Net Assets; and
(v)
loans or other liabilities incurred by the relevant GmbH Guarantor in willful or grossly negligent violation of the Note Documents shall not be taken into account as liabilities.

(G)
Where a GmbH Guarantor claims in accordance with the provisions of this Section 11.03(a)(3) that the Guarantee can only be enforced in a limited amount, it shall realise, to the extent lawful and within reasonable opinion commercially justifiable, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets and are not necessary for the relevant GmbH Guarantor's business (nicht betriebsnotwendig).
(4)
Liquidity Impairment Limitation Language
(A)
Save as set out in this Section 11.03(a)(4), the Trustee shall not enforce, and any German Guarantor shall have a defence (Einrede) against, any Limited Upstream Obligation if and to the extent a payment and/or enforcement in respect of a Limited Upstream Obligation would cause a Liquidity Impairment for such German Guarantor.
(5)
Sections 11.03(a)(3)(C), 11.03(a)(3)(D), 11.03(a)(3)(E) and 11.03(a)(3)(G) above (including the repayment contemplated in Section 11.03(a)(3)(ii)(D)) shall apply mutatis mutandis to the restriction in Section 11.03(a)(4)(i) above.Where the provisions of this Section 11.03(a) apply to a limited liability partnership (Kommanditgesellschaft), all references to the assets of a German Guarantor shall mutatis mutandis include a reference to the assets of the general partner (Komplementär) of such limited liability partnership (Kommanditgesellschaft).
(6)
In addition to the restrictions set out in Sections 11.03(a)(2) through 11.03(a)(5) above, if a German Guarantor demonstrates that, according to the decisions of the German Federal Court of Justice (Bundesgerichtshof) or a higher regional court of appeals (Oberlandesgericht), the payment under and/or enforcement of any Limited Upstream Obligation against such German Guarantor would result in personal liability of its managing director(s) (Geschäftsführer) or director(s) (Vorstände) for a reimbursement of payments and/or enforcements made under any Limited Upstream Obligation (including, without limitation, pursuant to §§ 30, 31, 43 GmbHG, § 93 AktG, § 15b InsO and/or § 826 BGB), the German Guarantor shall have a defence (Einrede) against the Limited Upstream Obligation to the extent required in order not to incur such liability.
(7)
For the avoidance of doubt, the validity and enforceability of any Limited Upstream Obligation granted by a German Guarantor or of any subsidiary of a German Guarantor in respect of any borrowing liabilities which are owed by that German Guarantor or any of its subsidiaries shall not be limited under this Section 11.03(a).
(8)
Nothing in this Section 11.03(a) shall prevent the Trustee or a German Guarantor from claiming in court that payments under and/or an enforcement of the Limited Upstream Obligations do or do not fall within the scope of §§ 30, 31, 43 GmbHG, §§ 57, 71a, 93, 278 (3) AktG, § 15b (5) InsO, Art. 5 SE Regulation and/or § 826 BGB (as applicable).
(9)
Nothing in this Section 11.03(a) shall constitute a waiver (Verzicht) of any right granted under this Indenture or any other Note Document to the Trustee or any Holder or vice versa.

(10)
Each reference in this Section 11.03(a) to a statutory provision shall be construed to be a reference to the relevant equivalent statutory provision (if any) as amended, re-enacted or replaced from time to time.
(11)
Notwithstanding anything to the contrary in this Indenture, this Section 11.03(a) and any rights and/or obligations arising out of it shall be governed by, and construed in accordance with, German law.
(b)
Luxembourg Guarantee Limitations.
(1)
Notwithstanding any other provision of this Indenture, or any other agreements or arrangements to the contrary the maximum liability of any Luxembourg Guarantor under this Indenture or any other agreements or arrangements for the obligations of any Guarantor which is not a direct or indirect subsidiary of the Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding the higher of:
(i)
ninety five (95) per cent. of such Luxembourg Guarantor’s own funds (capitaux propres), as referred to in article 34 of the Luxembourg law dated December 19, 2002 on the commercial register and annual accounts as amended (the “2002 Law”), and as implemented by the Gran-Ducal regulation dated December 18, 2015 setting out the form and the content of the presentation of the balance sheet and profit and loss account (the “Regulation”), increased by the amount of any Intra-Group Liabilities (defined below) each reflected in that Luxembourg Guarantor’s most recent financial statements and, prior to the delivery of the first financial statements, other relevant documents available to the Trustee and determined as at the date of this Indenture; and
(ii)
ninety five (95) per cent. of such Luxembourg Guarantor’s own funds (capitaux propres), as referred to in article 34 of the 2002 Law as implemented by the Regulation, increased by the amount of any Intra-Group Liabilities each as reflected in the Luxembourg Guarantor’s most recent financial statements and prior to the delivery of the first financial statements, other relevant documents available to the Trustee and determined as at the date on which a demand is made under the guarantee.
(2)
For the purposes of this Section 11.03(b), “Intra-Group Liabilities” means all existing liabilities owed by the Luxembourg Guarantor to any other member of the group of companies to which it belongs and that have not been financed (directly or indirectly) by a borrowing under this Indenture.
(3)
The above limitation shall not apply in respect of any amounts due under this Indenture by a guarantor which is not a direct or indirect subsidiary of that Luxembourg Guarantor and which have been on-lent to or made available by whatever means, directly or indirectly, to that Luxembourg Guarantor or any of its direct or indirect Subsidiaries.
(4)
Notwithstanding anything to the contrary, no Luxembourg Guarantor guarantees any amounts due under this Indenture if and to the extent the granting of a guarantee for such amounts would constitute an unlawful financial assistance violating article 1500-7 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended.
Section 11.04
Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.05
No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.06
Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.07
Execution of Supplemental Indenture for Future Guarantors.
(a)
Each Subsidiary which will become or is required to become a Guarantor pursuant to Section 4.07 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D to this Indenture, pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request. Notwithstanding the foregoing, an Opinion of Counsel will not be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor to the Trustee of a supplemental indenture to this Indenture, the form of which is attached as an exhibit hereto.

(b)
Certain Subsidiaries of the Issuer which will guarantee or be required to guarantee the Senior Term Facilities or certain other Indebtedness permitted under this Indenture, subject to the Agreed Security Principles, shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D to this Indenture, pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations.
Section 11.08
No Notation Required.

The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

Section 11.09
Release of Note Guarantees.

The Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged upon:

(a)
a direct or indirect sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of (i) the Capital Stock of such Guarantor (as a result of which such Guarantor would no longer be a Subsidiary), or (ii) all or substantially all the assets of the Guarantor, to a Person other than the Issuer or a Subsidiary and otherwise in compliance with this Indenture;
(b)
payment in full of principal, interest and all other obligations on the Notes or Legal Defeasance or Covenant Defeasance under Article 8 hereof or satisfaction and discharge of this Indenture under Article 10 hereof;
(c)
upon the release or discharge of the Guarantee and any other obligations of such Guarantor under the Term and Revolving Facilities Agreement; provided that such Guarantor is not providing a Guarantee in respect of any other Credit Facility that replaces the Term and Revolving Facilities Agreement at such time that will not also be released substantially simultaneously with the release of the Note Guarantee and/or a Guarantee under the Term and Revolving Facilities Agreement;
(d)
upon the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with Section 5.01;
(e)
in connection with a Permitted Transaction;
(f)
upon the achievement of Investment Grade Status by the Notes; and
(g)
as described in Article 9 hereof.

Upon any occurrence giving rise to a release of a Note Guarantee, as specified in this Section 11.09, the Trustee shall, subject to receipt of certain documentation requested pursuant to this Indenture, take all necessary actions at the reasonable request and cost of the Issuer, including the granting of releases or waivers, to effectuate any release of a Note Guarantee in accordance with these provisions, subject to customary protections and indemnifications. Each of the releases set forth above shall be effected by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee. None of the Issuer, the Trustee or any Guarantor will be required to make a notation on the Notes to reflect any such release, termination or discharge. The Issuer may in its sole discretion, and without prejudice to any future election in relation thereto, elect to have any Note Guarantee remain in place, as opposed to being released.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.09 will remain liable for the full amount of principal of, premium, if any, interest and Additional Amounts, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

[Reserved]
ARTICLE 13

[Reserved]
ARTICLE 14

MISCELLANEOUS
Section 14.01
Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing in English and by publication on the website or online data system maintained in accordance with Section 4.02 or delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile, electronic mail or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Parent Guarantor, the Issuer or any Guarantor:

Birkenstock Group B.V. & Co KG

Burg Ockenfels
53545 Linz am Rhein
Germany
Attention: Treasury Department, treasury@birkenstock.com

with copies to:
Paul, Weiss Rifkind, Wharton & Garrison LLP
20 Air Street
London W1B 5AN
United Kingdom
Facsimile: +44 20 7681 2558
Attention: Matthew Merkle

If to the Trustee, the Principal Paying Agent and Transfer Agent:

Glas Trust Company LLC

3 Second Street

Suite 206

Jersey City, New Jersey 07311

USA

Attention: The Manager, Debt Capital Markets
Email: dcm@glas.agency

The Parent Guarantor, the Issuer, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices to Holders of Notes will be validly given if electronically delivered or mailed to them at their respective addresses in the register of the Holders, if any, maintained by the registrar. For so long as any Notes are represented by Global Notes, all notices to Holders will be delivered to the Relevant Clearing Systems in accordance with the applicable procedures of the Relevant Clearing Systems, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of book‑entry interests. To the extent the mandatory rules and procedures of the Relevant Clearing Systems conflict with any such requirements, a notice will be deemed to satisfy the requirements of this Indenture if it complies with the mandatory rules and procedures of the Relevant Clearing Systems. In addition, if and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules of the Authority so require, notices of the Issuer with respect to the Notes will be sent to the Authority.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first‑class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to electronically deliver or mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is electronically delivered or mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If a notice or communication is given through a Relevant Clearing System, it is duly given on the day the notice is given to such Relevant Clearing System.

If the Issuer electronically delivers or mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

All notices and communications shall be in the English language or accompanied by a translation into English certified as being a true and accurate translation. In the event of any discrepancies between the English and the other than English versions of such notices or communications, the English version of such notice or communication shall prevail.

Section 14.02
Communications.
(a)
In no event shall any of the Agents, the Trustee or any affiliate of an Agent or the Trustee be liable for any losses arising from any of the Agents, the Trustee or any of their respective affiliates receiving or transmitting any data from the Issuer or the Guarantors, any authorized Person or Officer or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.
(b)
The parties hereto accept that some methods of communication are not secure and neither the Trustee, any Agent nor any of their respective affiliates shall incur no liability for receiving instructions via any such non-secure method. Each of the Agents, the Trustee or any of their respective affiliates is authorized to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an authorized Person or Officer or an appropriate party to the transaction (or authorized representative thereof). The Issuer or an authorized officer of the Issuer shall use all reasonable endeavors to ensure that instructions transmitted to an Agent, the Trustee or any of their respective affiliates pursuant to this Indenture are complete and correct. Any instructions shall be conclusively deemed to be valid instructions from the Issuer or authorized officer of the Issuer to such Agent, Trustee or any of their respective affiliates for the purposes of this Indenture.
Section 14.03
Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)
an Officer’s Certificate in form and substance satisfactory to the Trustee (which must include the statements set forth in Section 14.04 hereof) stating that, in the opinion of the signer, all conditions precedent provided for in this Indenture relating to the proposed action have been complied with; and
(2)
an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with (provided that any such Opinion of Counsel may assume matters of fact, including as a factual matter that one or more conditions precedent have occurred).
Section 14.04
Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition precedent provided for in this Indenture must include:

(1)
a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)
a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)
a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition precedent has been complied with; and
(4)
a statement as to whether or not, in the opinion of such Person, such condition precedent has been complied with.
Section 14.05
Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.06
No Personal Liability of Directors, Managers, Officers, Employees and Stockholders.

No director, manager, officer, employee, incorporator or stockholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 14.07
Governing Law.

THis Indenture and the Notes, INCLUDING ANY NOTE GUARANTEES, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York. For the avoidance of doubt, the governing law of this Indenture and the Notes may be amended with the consent of Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Section 14.08
No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.09
Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.03.

Section 14.10
Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.11
Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.12
Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 14.13
Submission to Jurisdiction; Appointment of Agent.

The Issuer and each Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Notes and the Note Guarantees. The Issuer and each Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, the Issuer and each Guarantor incorporated outside the United States hereby irrevocably designate and appoint Birkenstock US (at its office at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, DE 19808, United States) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect and the Guarantors incorporated outside the United States agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Birkenstock US hereby accepts such appointment and hereby agrees to act as said agent for service of process. Copies of any such process so served shall also be given to the Issuer in accordance with Section 14.01 hereof, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.

Nothing in this Section shall limit the right of the Trustee or any Holder to bring proceedings against the Issuer in the courts of any other jurisdiction or to serve process in any other manner permitted by law.

Section 14.14
Power of Attorney.

If any party to this Indenture is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Indenture or any agreement or document referred to herein or made pursuant hereto, including any Note, and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

Section 14.15
Prescription.

Claims against the Issuer or any Guarantor for the payment of principal, premium, if any, or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed six years after the applicable due date for payment of interest.

Section 14.16
USA Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

[Signatures on following pages]

SIGNATURES

Dated as of June 19, 2026

Birkenstock Group B.V. & Co. KG, represented by its general partner (Komplementär) Birkenstock Administration B.V.

as Issuer

By: /s/ Oliver Christian Joachim Reichert

Name: Oliver Christian Joachim Reichert

Title: Sole Managing Director

(Signature Page to Indenture)|

birkenstock limited partner s.À R.L., as Parent Guarantor

By: /s/ Francis Michel Jean Marie Zéler

Name: Francis Michel Jean Marie Zéler

Title: Sole Manager

(Signature Page to Indenture)|

BIRKENSTOCK PRODUCTIONS RHEINLAND-PFALZ GMBH

as Guarantor,

By: /s/ Deniz Kocak

Name: Deniz Kocak

Title: Managing Director (Geschäftsführer)

(Signature Page to Indenture)|

BIRKENSTOCK GLOBAL SALES GMBH

as Guarantor,

By: /s/ Ivica Krolo

Name: Ivica Krolo

Title: Managing Director (Geschäftsführer)

(Signature Page to Indenture)|

BIRKENSTOCK COMPONENTS GMBH

as Guarantor,

By: /s/ Marco Basilio

Name: Marco Basilio

Title: Managing Director (Geschäftsführer)

(Signature Page to Indenture)|

BIRKENSTOCK PRODUCTIONS HESSEN GMBH

as Guarantor,

By: /s/ Marcus Börger

Name: Marcus Börger

Title: Managing Director (Geschäftsführer)

(Signature Page to Indenture)|

BIRKENSTOCK EUROPE GMBH

as Guarantor,

By: /s/ Nico Bouyakhf

Name: Nico Bouyakhf

Title: Managing Director (Geschäftsführer)

(Signature Page to Indenture)|

BIRKENSTOCK DIGITAL GMBH

as Guarantor,

By: /s/ Oliver Winderoll

Name: Oliver Winderoll

Title: Managing Director (Geschäftsführer)

(Signature Page to Indenture)|

BIRKENSTOCK IP GMBH

as Guarantor,

By:

Name: Christian Heesch

Title: Managing Director (Geschäftsführer)

By: /s/ Steffen Schäffner

Name: Steffen Schäffner

Title: Authorised Signatory (Prokurist)

(Signature Page to Indenture)|

BIRKENSTOCK IP GMBH

as Guarantor,

By: /s/ Christian Heesch

Name: Christian Heesch

Title: Managing Director (Geschäftsführer)

By:

Name: Steffen Schäffner

Title: Authorised Signatory (Prokurist)

(Signature Page to Indenture)|

BIRKENSTOCK PRODUCTIONS SACHSEN GMBH

as Guarantor,

By: /s/ Cenk Ugur

Name: Cenk Ugur

Title: Managing Director (Geschäftsführer)

(Signature Page to Indenture)|

BIRKENSTOCK US BIDCO, INC.

as Guarantor,

By: /s/ David Kahan

Name: David Kahan

Title: President and Managing Director

(Signature Page to Indenture)|

BIRKENSTOCK USA GP, LLC

as Guarantor,

By: /s/ David Kahan

Name: David Kahan

Title: President and Managing Director

(Signature Page to Indenture)|

BIRKENSTOCK USA, LP

as Guarantor,

By: /s/ David Kahan

Name: David Kahan

Title: President and Managing Director

(Signature Page to Indenture)|

BIRKENSTOCK USA Digital Llc,

as Guarantor,

By: /s/ David Kahan

Name: David Kahan

Title: President and Managing Director

(Signature Page to Indenture)|

SIGNED for and on behalf of
GLAS TRUST COMPANY LLC,
as Trustee

By: /s/ Steve Wright

Name: Steve Wright

Title: Senior Transaction Manager

(Signature Page to Indenture)|

SIGNED for and on behalf of
GLAS Trust Company LLC,
as Principal Paying Agent, Transfer Agent and Registrar

By: /s/ Steve Wright

Name: Steve Wright

Title: Senior Transaction Manager

(Signature Page to Indenture)|

Exhibit A

1[FORM OF FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Birkenstock Group B.V. & Co. KG

[●]% Senior Notes due 20[●]

[REGULATION S/RULE 144A]
ISIN:____________
Common Code: _________

No. ___ €[_______]

Birkenstock Group B.V. & Co. KG, a limited liability partnership (Kommanditgesellschaft) organized under the laws of Germany, with business address at Burg Ockenfels, 53545 Linz am Rhein, Germany, and registered with the commercial register of the local court (Amtsgericht) of Montabaur under registration number HRA 22603 (the “Issuer”), for value received promises to pay to the registered holder or its registered assigns, upon surrender hereof, the principal sum of [ ], subject to any adjustments listed on the Schedule of Increases, Decreases or Exchanges of Interests in the Global Note attached hereto, on [●].

Interest Payment Dates: [●] and [●] of each year, commencing on [●].

Record Dates: The [Clearing System Business Day immediately before the Interest Payment Date][for Global Notes][On the Business Day immediately before the Interest Payment Date][for Definitive Registered Notes]

Date: ____________.

Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place. This Global Note is registered in the nominee name of Banque Internationale à Luxembourg, société anonyme, for Euroclear and Clearstream accounts.

1 Bracketed language to be flexed as appropriate for relevant series of Notes once broken out.

| ||

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its duly authorized director, officer or other authorized signatory.

Birkenstock Group B.V. & CO. KG
represented by its general partner (Komplementär) Birkenstock Administration B.V.

By:

Name:

Title:

|

Certificate of Authentication

This is one of the Notes referred to in the within‑mentioned Indenture.

Dated: _____________

Signed for and on behalf of:

GLAS Trust Company LLC
not in its personal capacity, but in its capacity as
Authentication Agent appointed by
GLAS Trust Company LLC,
as Trustee

By:
Authorized Signatory

|

[FORM OF REVERSE OF NOTE]

[●]% Senior Note due 20[●]

Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Indenture.

(1)
Interest. Birkenstock Group B.V. & Co. KG, a limited liability partnership (Kommanditgesellschaft) organized under the laws of Germany, with business address at Burg Ockenfels, 53545 Linz am Rhein, Germany, and registered with the commercial register of the local court (Amtsgericht) of Montabaur under registration number HRA 22603 (the “Issuer”), promises to pay interest on the principal amount of this Note at [●]% per annum from [●] until maturity. The Issuer will pay interest, in cash, semi-annually in arrears on [●] and [●] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on [●]. Each interest period will end on (but not include) the relevant interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer shall pay interest on overdue principal and interest on the Notes will accrue, including Additional Amounts, if any, at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful. The Issuer will pay interest on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If the Issuer delivers Global Notes to the Trustee for cancellation on a date that is on or after the record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of the Relevant Clearing System, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(2)
Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business (in Euroclear or Clearstream, as applicable) on the Clearing System Business Day immediately before the due date for such payment, where “Clearing System Business Day” means a day on which the Relevant Clearing System for which the global note representing the Notes is being held is open for business, or to the extent Definitive Registered Notes have been issued, Holders of record at the close of business on the Business Day immediately preceding the applicable interest payment date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, Additional Amounts, if any, and interest at the office or agency of the Issuer maintained for such purpose as provided in the Indenture or, at the option of the Issuer, payment of interest, Additional Amounts, if any, may be made by bank transfer to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium and Additional Amounts, if any, on all Global Notes and all other Notes, the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in euro.

(3)
Paying Agent and Registrar. The Issuer initially appoints GLAS Trust Company LLC to act as Principal Paying Agent and Transfer Agent with respect to the Notes, and initially appoints GLAS Trust Company LLC to act as the Registrar. The Issuer may change any Paying Agent, Registrar or Transfer Agent without notice to any Holder. The Issuer or any of the Issuer’s Subsidiaries, acting as agent of the Issuer solely for this purpose, may act as Paying Agent or Registrar in respect of the Notes. Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent for the Notes without prior notice to the Holders of such Notes. For so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules of The International Stock Exchange Authority Limited (the “Authority”) so require, the Issuer will notify the Authority of any change of Paying Agent, Registrar or Transfer Agent in accordance with Section 14.01 of the Indenture and, in the case of Definitive Registered Notes, in addition to such notification, mail such notice by first-class mail to each Holder’s registered address, as it appears on the register for the Notes, with a copy to the Trustee.
(4)
Indenture. The Issuer issued the Notes under the Indenture, dated as of June 19, 2026 (the “Indenture”), among, inter alios, the Issuer, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes include all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of the Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
(5)
Optional Redemption.
(a)
At any time and from time to time prior to [●] the Issuer may, at its option, redeem the Notes, in whole or in part, upon giving notice as described under Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium with respect to the Notes as of, and accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date.

For purposes of this Note:

“Applicable Premium” means the greater of:

(1)
1% of the principal amount of such Note; and
(2)
on any redemption date, the excess (to the extent positive) of:
(a)
the present value at such redemption date of (A) the redemption price of such Note at [●] (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in paragraph 5(d) of this Note (excluding accrued and unpaid interest)), plus (B) all required interest payments due on such Note to and excluding [●] (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Bund Rate at such redemption date (or, if greater than such Bund Rate, zero) plus 50 basis points; over
(b)
the outstanding principal amount of such Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate. For the avoidance of doubt, calculation of the Applicable Premium shall not be an obligation or duty of the Trustee or the Paying Agent.

“Bund Rate” as selected by the Issuer, means the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected in good faith by the Issuer) most nearly equal to the period from the redemption date to [●]; provided, however, that if the period from the redemption date to [●] is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to [●] is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used; and provided, further, that in no case shall the Bund Rate be less than zero.

(b)
At any time and from time to time prior to [●], the Issuer may, at its option, redeem an aggregate principal amount of Notes, upon giving notice as described under Section 3.03 of the Indenture, not to exceed the Net Cash Proceeds received by the Issuer from one or more Equity Offerings or a contribution to the Issuer’s common share capital made with the Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to [●]% of the principal amount of such Notes plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date; provided that:
(1)
the aggregate principal amount redeemed shall not exceed 40% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes of the same series);
(2)
at least 50% of the original aggregate principal amount of the Notes originally issued under the Indenture on the Issue Date (excluding Additional Notes of the same series) remains outstanding immediately after the occurrence of each such redemption (unless all Notes are redeemed substantially concurrently); and
(3)
each such redemption occurs not later than 180 days after the closing of the related Equity Offering.
(c)
At any time and from time to time prior to [●], the Issuer may, at its option, during each calendar year redeem up to 10% of the original principal amount of the Notes (including the original principal amount of any Additional Notes), upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 103.000% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date and Additional Amounts, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date); provided that the aggregate principal amount of Notes that the Issuer may redeem in each relevant calendar year pursuant to this paragraph may be increased, at the option of the Issuer, by: (a) an amount equal to 100% of the difference (if positive) between the amount permitted to be redeemed in any preceding calendar year pursuant to this paragraph and the amount thereof actually used or applied during such preceding calendar year; and/or (b) an amount equal to 100% of the amount permitted to be redeemed in any following calendar year pursuant to this paragraph, provided that, in such case, the amount permitted to be redeemed in such following calendar year shall be reduced by such corresponding amount.
(d)
At any time and from time to time on or after [●], the Issuer may, at its option, redeem the Notes in whole or in part, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve‑month period beginning on June 15 of the year indicated below:

Date	Redemption Price
[●]	[●]%
[●]	[●]%
[●], and thereafter	100.000%

(e)
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(f)
Notwithstanding the foregoing, in connection with any tender offer for any series of Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes of such series, in whole or in part, that remain outstanding following such purchase at a price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the date of such redemption. Without prejudice to any provision of the Indenture regarding Notes deemed to be not outstanding for voting purposes if held by the Issuer or its Affiliates, in determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of a series have validly tendered and not validly withdrawn Notes in a tender offer, including a Change of Control Offer, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer and such determination.
(g)
The Issuer and its Subsidiaries may repurchase the Notes at any time and from time to time in the open market or otherwise.
(6)
Redemption for Taxation Reasons.
(a)
The Issuer may redeem the Notes in whole, but not in part, at any time at its discretion upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to but excluding the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined in the Indenture), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuer determines in good faith that, as a result of:
(i)
any change in, or amendment to, the law or treaties (or any regulations, official guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined in the Indenture) affecting taxation; or
(ii)
any amendment to, introduction of, or change in an official application, administration or interpretation of such laws, treaties, regulations, official guidance or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published practice) (each of the foregoing in clause (i) and this clause (ii), a “Change in Tax Law”), a Payor (as defined in the Indenture) is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts (or increased Additional Amounts) with respect to the Notes, and such obligation cannot be avoided by taking reasonable measures available to the Payor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable). Such Change in Tax Law must be formally announced and become effective on or after the Issue Date (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date).

(b)
Notice of redemption for taxation reasons will be published in accordance with the procedures described in Section 3.03 of the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the relevant Payor taking reasonable measures available to it (but in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor who can make such payment without the obligation to pay Additional Amounts) and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld, conditioned or delayed) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without liability or further inquiry, in which event it will be conclusive and binding on the Holders.
(c)
The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. The foregoing provisions will survive any termination, defeasance or discharge of the Indenture.

(7)
Mandatory Redemption or Sinking Fund. The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, the Issuer may be required to make offers to purchase Notes pursuant to Section 4.06 of the Indenture.
(8)
Repurchase at Option of Holder. (a) If a Change of Control Trigger Event occurs, unless (i) a third party makes a Change of Control Offer or (ii) the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes as described in Section 8(b) of this Note, the Issuer will make an offer to purchase all of the Notes provided that Notes of €100,000 or less in principal amount may only be redeemed in whole and not in part) pursuant to the offer described in Section 4.06(b) of the Indenture (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the date of repurchase. Within 60 days following any Change of Control Trigger Event, the Issuer will deliver or cause to be delivered a notice of such Change of Control Offer electronically in accordance with the applicable procedures of the Relevant Clearing System or by first‑class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of the Relevant Clearing System, describing the transaction or transactions that constitute the Change of Control Trigger Event and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice, except in the case of a conditional Change of Control Offer made in advance of a Change of Control Trigger Event as described in Section 4.06 of the Indenture.
(a)
The Issuer will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all outstanding Notes has been given pursuant to the Indenture as described under Section 5 of this Note, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.
(9)
Notice of Redemption. Notice of redemption shall be given in accordance with Section 3.03 of the Indenture and the effect of notice of redemption is set forth in Section 3.04 of the Indenture.
(10)
Denominations, Transfer, Exchange. The Notes are in global registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Registrar may not require a Holder to pay any Taxes and fees, except as otherwise set forth in the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

(11)
Persons Deemed Owners. The Issuer, the Guarantors, the Trustee, the Paying Agent, the Transfer Agent and the Registrar will be entitled to treat the registered Holder of a Note as the owner thereof for all purposes.
(12)
Amendment, Supplement and Waiver. The provisions governing amendment, supplement and waiver are set forth in Article 9 of the Indenture.
(13)
Defaults and Remedies. Events of Default and remedies are set forth in Article 6 of the Indenture.
(14)
Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.
(15)
No Recourse Against Others. No director, manager, officer, employee, incorporator or stockholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(16)
Authentication. This Note will not be valid until authenticated by the manual, electronic or facsimile signature of the Trustee or an authentication agent.
(17)
Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
(18)
ISIN Numbers and Common Codes. The Issuer has caused ISIN numbers and Common Codes to be printed on the Notes and the Trustee may use ISIN numbers and Common Codes in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
(19)
Governing Law. The Indenture and the Notes, including any Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York. For the avoidance of doubt, the governing law of the Indenture and the Notes may be amended with the consent of Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
(20)
Availability of Documents. Copies of the Indenture and the Notes will be made available at the office of the Issuer upon written request to the address of the Issuer on and after the grant of listing of the Notes.

ASSIGNMENT FORM

To assign the Note, fill in the form below:

(I) or (we) assign and transfer the Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, check the appropriate box below:

☐ Section 4.06

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the amount you elect to have purchased:

€

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES, DECREASES OR EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial aggregate principal amount of this Global Note is [ ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made (or otherwise in accordance with the applicable procedures of the Relevant Clearing System):

Date of Increase/Decrease/ Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Principal Paying Agent

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

[Issuer]

[Trustee]

Re: [●]% Senior Notes due 20[●]

[(Common Code_________________; ISIN_________________)]

Reference is hereby made to the indenture, dated as of June 19, 2026 (the “Indenture”), among, inter alios, Birkenstock Group B.V. & Co. KG, a limited liability partnership (Kommanditgesellschaft) organized under the laws of Germany, with business address at Burg Ockenfels, 53545 Linz am Rhein, Germany, and registered with the commercial register of the local court (Amtsgericht) of Montabaur under registration number HRA 22603 (the “Issuer”), GLAS Trust Company LLC, as trustee (the “Trustee”) and GLAS Trust Company LLC, as Principal Paying Agent, Transfer Agent and Registrar in respect of the Issuer’s [●]% Senior Notes due 20[●]. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €___________ (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.
☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Registered Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and under the Securities Act.
2.
☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the

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buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and the transferred beneficial interest will be held immediately after such Transfer through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and under the Securities Act.
3.
☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Registered Note.
(a)
☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Registered Notes and in the Indenture.
(b)
☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Registered Notes and in the Indenture.
(c)
☐ Check if Transfer is Pursuant to an Effective Registration Statement. The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
(d)
☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities

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laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Registered Notes and in the Indenture.
4.
☐ Check if Transfer is to the Issuer or any of its Subsidiaries. The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

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ANNEX A TO CERTIFICATE OF TRANSFER

1.
The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)
☐ a beneficial interest in the:
(i)
☐ 144A Global Note (ISIN: [●]; Common Code: [●]), or
(ii)
☐ Regulation S Global Note (ISIN: [●]; Common Code: [●]), or
(b)
☐ a Restricted Definitive Registered Note.
2.
After the Transfer the Transferee will hold:

[CHECK ONE]

(a)
☐ a beneficial interest in the:
(i)
☐ 144A Global Note (ISIN: [●]; Common Code: [●]), or
(ii)
☐ Regulation S Global Note (ISIN: [●]; Common Code: [●]), or
(iii)
☐ Unrestricted Global Note (ISIN: [●]; Common Code: [●]), or
(b)
☐ a Restricted Definitive Registered Note, or
(c)
☐ an Unrestricted Definitive Registered Note,

in accordance with the terms of the Indenture.

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Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

[Issuer]

[Trustee]

Re: [●]% Senior Notes due 20[●]

[(Common Code_________________; ISIN_________________)]

Reference is hereby made to the indenture, dated as of June 19, 2026 (the “Indenture”), among, inter alios, Birkenstock Group B.V. & Co. KG, a limited liability partnership (Kommanditgesellschaft) organized under the laws of Germany, with business address at Burg Ockenfels, 53545 Linz am Rhein, Germany, and registered with the commercial register of the local court (Amtsgericht) of Montabaur under registration number HRA 22603 (the “Issuer”), GLAS Trust Company LLC, as trustee (the “Trustee”) and GLAS Trust Company LLC, as Principal Paying Agent, Transfer Agent and Registrar in respect of the Issuer’s [●]% Senior Notes due 20[●]. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €___________ (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.
Exchange of Restricted Definitive Registered Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Registered Notes or Beneficial Interests in an Unrestricted Global Note.
(a)
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Registered Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Registered Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Registered Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted

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Definitive Registered Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)
☐ Check if Exchange is from Restricted Definitive Registered Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Registered Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)
☐ Check if Exchange is from Restricted Definitive Registered Note to Unrestricted Definitive Registered Note. In connection with the Owner’s Exchange of a Restricted Definitive Registered Note for an Unrestricted Definitive Registered Note in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive Registered Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Registered Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.
Exchange of Restricted Definitive Registered Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Registered Notes or Beneficial Interests in Restricted Global Notes.
(a)
☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Registered Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Registered Note in an equal principal amount, the Owner hereby certifies that the Restricted Definitive Registered Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Registered Note and in the Indenture and under the Securities Act.
(b)
☐ Check if Exchange is from Restricted Definitive Registered Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Registered Note for a beneficial interest in the [CHECK ONE]  144A Global Note,  Regulation S Global Note, in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the

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terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

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Exhibit D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [●], among [name of New Guarantor[s]]1 (the “New Guarantor”), Birkenstock Group B.V. & Co. KG, a limited liability partnership (Kommanditgesellschaft) organized under the laws of Germany, with business address at Burg Ockenfels, 53545 Linz am Rhein, Germany, and registered with the commercial register of the local court (Amtsgericht) of Montabaur under registration number HRA 22603 (the “Issuer”) and GLAS Trust Company LLC, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture, under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuer and the Trustee, inter alios, have entered into an indenture, dated as of June 19, 2026 (as amended, supplemented, waived or otherwise modified) (the “Indenture”), providing for the issuance of the Issuer’s [●]% Senior Notes due 20[●];

WHEREAS, pursuant to Section 4.07 of the Indenture, [each of] the undersigned New Guarantor[s] is required to execute a supplemental indenture substantially in the form hereof or other appropriate agreement providing for such New Guarantor’s Note Guarantee on the same terms and conditions as those set forth in the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, [each of] the New Guarantor[s], the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.
Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.
2.
Agreement to Guarantee. Pursuant to, and subject to the provisions of and the limitations described under, Article 11 of the Indenture and the Agreed Security Principles, [each of][the] New Guarantor[s] (which term includes each other New Guarantor that hereinafter guarantees the Notes pursuant to the terms of the Indenture) hereby unconditionally and irrevocably guarantees, jointly and severally with each other New Guarantor and all Guarantors, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, interest and Additional Amounts, if any, on the Notes (to the extent permitted by law), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed,

1 Insert as appropriate.

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all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each New Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guaranteed Obligations of [each of][the] New Guarantor[s] to the Holders and to the Trustee pursuant to the Indenture as supplemented hereby, are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

[Relevant limitations imposed by local law analogous to Section 11.02 of the Indenture to be inserted, if and as applicable].

3.
Ratification of Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder, by accepting the Notes whether heretofore or hereafter authenticated and delivered (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that [each of] the New Guarantor[s] and each Guarantor shall be released from all its obligations with respect to this Note Guarantee in accordance with the terms of the Indenture, including Section 11.09 and upon any defeasance of the Notes in accordance with Article 8.
4.
Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING ANY NOTE GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE GOVERNING LAW OF THE INDENTURE AND THE NOTES MAY BE AMENDED WITH THE CONSENT OF HOLDERS OF AT LEAST A MAJORITY IN PRINCIPAL AMOUNT OF THE NOTES THEN OUTSTANDING (INCLUDING CONSENTS OBTAINED IN CONNECTION WITH A PURCHASE OF, OR TENDER OFFER OR EXCHANGE OFFER FOR, NOTES).
5.
Submission to Jurisdiction. Each of the parties hereto irrevocably submit to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to the Indenture, the Notes and the Note Guarantees. [Each of][The] New Guarantor[s] irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or

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proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, [each of][the] New Guarantor[s] incorporated outside the United States hereby irrevocably designate and appoint Birkenstock US (at its office at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, DE 19808, United States) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect and [each of][the] New Guarantor[s] incorporated outside the United States agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Copies of any such process so served shall also be given to the Issuer in accordance with Section 14.01 of the Indenture, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.
6.
Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.
7.
Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.
Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF NEW GUARANTOR[S]],
as New Guarantor

By:
Name:
Title:

[●], as Issuer

By:
Name:
Title:

SIGNED for and on behalf of
[●],
as Trustee
acting by its two authorized signatories

By:
Name:
Title:

By:
Name:
Title:

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